UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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AON PLC
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2016 Aon Proxy Statement

Risk. Reinsurance. Human Resources.

Aon
Empower Results®

Notice of Annual General Meeting of Shareholders

Friday, June 24, 2016	Latham & Watkins LLP
at 8:00 a.m., British Summer Time.	99 Bishopsgate
Registration begins at 7:00 a.m.	London EC2M 3XF
United Kingdom

We are pleased to invite you to join our Board of Directors, senior leadership and other associates at the Aon plc Annual General Meeting of Shareholders.

Items of Business:

1.
Re-election of 11 directors.

2.
Advisory resolution on the compensation of our named executive officers.

3.
Advisory resolution on the directors' remuneration report included in our U.K. annual report and accounts for the year ended December 31, 2015.

4.
Receipt of our annual report and accounts for the year ended December 31, 2015 (the "Annual Report").

5.
Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm.

6.
Re-appoint Ernst & Young LLP ("Ernst & Young UK") as our U.K. statutory auditor.

7.
Authorize the directors to determine the remuneration of Ernst & Young UK, in its capacity as our U.K. statutory auditor.

8.
Approval of form of share repurchase contract and repurchase counterparties.

9.
Authorize our directors, in accordance with section 551 of the U.K. Companies Act 2006 (the "Act"), to exercise all powers of the Company to allot shares in the Company and to grant rights to subscribe for or convert any security into, shares in the Company.

10.
Authorize our directors, in accordance with section 570 of the Act, to allot equity securities (as defined in section 560 of the Act) for cash without the rights of preemption provided by section 561 of the Act.
11.
Authorize the Company and its subsidiaries, in accordance with sections 366 and 367 of the Act, to make political donations and expenditures.

Who Can Vote:

Holders of Class A Ordinary Shares as of the close of business on April 26, 2016 can vote at the annual meeting. Your vote is important. Please vote your shares by mail, over the Internet, or by telephone as soon as possible, or in person at the annual meeting.

How to Vote:

Holders of Class A Ordinary Shares may vote by mail, over the Internet, by telephone, or in person at the annual meeting. See "Questions and Answers About the 2016 Annual General Meeting and Voting—How do I vote?" on page 83 of the proxy statement.

Attending the Meeting:

Shareholders who wish to attend the meeting in person should review page 86.

Date of Mailing:

This notice and proxy statement is being mailed or made available to shareholders on or about May 6, 2016.

We urge you to read the attached proxy statement for additional information concerning the matters to be considered at this meeting.

By Order of the Board of Directors,

Peter Lieb
Company Secretary
April 29, 2016

2016 Aon Proxy Statement	1

Proxy Summary

      The following summary highlights information
      contained elsewhere in the proxy statement.
      This summary does not contain all of the
      information that you should consider, and
      you should read the entire proxy statement
      before voting. For more complete information
      regarding the Company's 2015 performance,
      please review the Company's Annual Report on
      Form 10-K for the year ended December 31, 2015.

2	2016 Aon Proxy Statement

Voting Matters

Shareholders are being asked to vote on the following matters at the Annual General Meeting of Shareholders (the "Annual Meeting").

Our Board's Recommendation
Proposal 1. Re-election of Directors (page 10)	FOR each nominee
The Board of Directors (the "Board") and the Governance/Nominating Committee believe that the 11 nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company's management.
Proposal 2. Advisory Resolution on Executive Compensation (page 28)	FOR
The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its named executive officers as described in this proxy statement. The Board values shareholders' opinions, and the Organization and Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation.
Proposal 3. Advisory Resolution on Directors' Remuneration Report (page 66)	FOR
The Company seeks a non-binding advisory vote from its shareholders to approve the directors' remuneration report as set forth in Appendix A to this proxy statement. The Board and the Organization and Compensation Committee value shareholders' opinions and will take into account the outcome of the advisory vote when considering future executive director and non-executive director compensation programs.
Proposal 4. Resolution to Receive the Company's Annual Report and Accounts (page 67)	FOR
The Board is required to present at the meeting the Company's U.K. audited annual accounts and related directors' and auditor's reports for the year ended December 31, 2015 (the "Annual Report").
Proposal 5. Resolution Regarding the Ratification of Appointment of Independent Registered Public Accounting Firm (page 67)	FOR
The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP ("Ernst & Young US") to serve as the independent registered accounting firm for the fiscal year ending December 31, 2016 is in the best interests of the Company and its shareholders. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee's selection of Ernst & Young US as the Company's independent registered accounting firm.
Proposal 6. Resolution Re-Appointing Ernst & Young UK as the Company's U.K. Statutory Auditor Under the Act (page 68)	FOR
The Audit Committee and the Board believe that the continued retention of Ernst & Young UK to serve as our U.K. statutory auditor for the fiscal year ending December 31, 2016 and until the conclusion of the next annual general meeting of the Company at which accounts are laid, is in the best interests of the Company and its shareholders. If this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.
Proposal 7. Resolution to Authorize the Board of Directors to Determine the Company's U.K. Statutory Auditor's Remuneration (page 68)	FOR
The remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize the Board to determine Ernst & Young UK's remuneration as our U.K. statutory auditor. It is proposed that the Board would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board's procedures and applicable law.

2016 Aon Proxy Statement	3

Voting Matters (continued)

Proposal 8. Resolution to Approve Forms of Share Repurchase Contracts and Repurchase Counterparties (page 69)	FOR
Under the Act, we may only repurchase our Class A Ordinary Shares in accordance with specific procedures for "off market purchases" of such shares. This is because, and solely for the purposes of the Act, any repurchase of our Class A Ordinary Shares through the NYSE constitutes an "off market" transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract which has been approved by our shareholders. In addition, we must only conduct share repurchases through counterparties approved by our shareholders. The Company seeks the approval for two forms of share repurchase contract as set forth in Appendix B and Appendix C.
Proposal 9. Resolution to Authorize the Board to Allot Equity Securities (page 71)	FOR
The ordinary resolution proposed in Proposal 9 is required periodically under the Act and is customary for public limited companies incorporated under the laws of England and Wales. The Company proposes that our shareholders authorize our directors to generally and unconditionally, subject to the provisions of our Articles of Association (the "Articles") and the Act, to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company (1) up to an aggregate nominal amount of US$875,000; and (2) up to a further aggregate nominal amount of US$875,000 of equity securities by way of a rights issue, provided that our directors shall be authorized to make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares in the Company to be granted, after expiry of this authority and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.
Proposal 10. Special Resolution to Authorize the Board to Allot Equity Securities Without Preemptive Rights (page 73)	FOR
The special resolution proposed in Proposal 10 is required periodically under the Act and is customary for public limited companies incorporated under the laws of England and Wales. The Company proposes that, subject to the passing of the resolution included in Proposal 9, our directors be generally empowered to allot equity securities pursuant to the authority conferred by Proposal 9 for cash free of the restrictions in section 561 of the Act. This resolution would give the directors the ability to raise additional capital by selling Class A Ordinary Shares for cash or conduct a rights issue without first offering them to existing shareholders in proportion to their existing shareholdings.
Proposal 11. Resolution to Authorize the Company and Its Subsidiaries to Make Political Donations and Expenditures (page 75)	FOR
The resolution proposed in Proposal 11 is customary for public limited companies incorporated under the laws of England and Wales. The Company proposes that the Company and all its subsidiaries be generally and unconditionally authorized for the purposes of sections 366 and 367 of the Act, in accordance with section 366 of the Act, to (1) make political donations to political parties or independent election candidates not exceeding $150,000 in aggregate; (2) make political donations to political organizations other than political parties not exceeding $150,000 in aggregate; and (3) incur political expenditures not exceeding $150,000 in aggregate; during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of the Company. The Company maintains a policy prohibiting donations to political organizations or from incurring other political expenditures and our directors have no intention of changing that policy.

4	2016 Aon Proxy Statement

Certain Proposals Mandated by English Law

Certain proposals on which you are being asked to vote are customary or required for public limited companies incorporated in England and Wales to present to shareholders at each annual general meeting. These proposals may be unfamiliar to shareholders accustomed to proxy statements for companies organized in other jurisdictions. Specifically, proposals 3 and 4, as well as proposals 6 through 11, are customary proposals, and may be mandated by English law. Similar proposals were presented to shareholders and approved at prior annual general meetings.

Corporate Governance Highlights

Aon's commitment to good corporate governance is integral to our business. Highlights of our strong corporate governance practices include:

Annual election of directors	Separation of Board Chairman and CEO functions	Strong Board oversight of risk management programs	Robust share ownership guidelines for directors and senior executives
10 of 11 directors are independent	Directors elected by a majority of votes cast in an uncontested election	Incentive-based compensation programs linked to performance	Prohibition on hedging and pledging transactions by directors and senior executives
Regular executive sessions of the Board and its committees	Shareholder ability to call a special meeting	Adoption of an incentive repayment policy

2016 Aon Proxy Statement	5

Director Nominees

		Director	Committee Membership(1)						Other
Name	Age	Since	A	OC	GN	E	F	C	Boards(2)
Lester B. Knight *	57	1999			C	C			0
Gregory C. Case	53	2005				X			1
Fulvio Conti *	68	2008			X	X	C		0
Cheryl A. Francis *	62	2010		X			X		2
James W. Leng *	70	2014	X					X	1
J. Michael Losh *	69	2003	C		X	X	X		3
Robert S. Morrison *	74	2000	X	X					1
Richard B. Myers *	74	2006	X	X				X	2
Richard C. Notebaert *	68	1998		C	X	X	X		1
Gloria Santona *	65	2004	X		X			C	0
Carolyn Y. Woo *	62	1998	X	X				X	1

*Independent Director C = Chair X = Member

1. A = Audit Committee; OC = Organization and Compensation Committee; GN = Governance/Nominating Committee; E = Executive Committee; F = Finance Committee; C = Compliance Sub-Committee

2. Number of other public company boards on which the director sits.

2015 Company Performance Highlights

In 2015, we again delivered strong performance despite both macro-economic and industry specific headwinds. Results reflect solid earnings per share growth and record free cash flow generation, while delivering solid organic revenue growth and continuing to increase adjusted operating margins in both segments to record levels. We continue to execute on our goals of strategically investing in client-serving capabilities and long-term growth opportunities across our portfolio, managing expenses and effectively allocating capital to the highest return.

Further, we returned $1.9 billion of capital to shareholders in 2015 through share repurchase and dividends, highlighting our strong cash flow generation and effective allocation of capital.

We believe we are strongly positioned for continued long-term value creation through further improvements in operating performance and strong free cash flow generation coupled with significant financial flexibility.

In assessing our performance, we focus on four key non-GAAP metrics that we communicate to shareholders: organic growth, expansion of adjusted operating margins, increase in adjusted diluted earnings per share, and increased free cash flow. A reconciliation of these metrics are set forth on pages 28 through 31 and 41 to 42 of our Annual Report on Form 10-K for the year ended December 31, 2015. The following is our measure of performance against these four metrics for 2015:

6	2016 Aon Proxy Statement

2015 Executive Compensation Highlights

Leadership Performance Program. In early 2016, we settled performance share units granted to our NEOs in 2013 under our eighth LPP cycle. The settlement of those units in Class A Ordinary Shares was contingent upon achieving adjusted earnings per share of at least $13.01 (threshold performance) over the performance period from January 1, 2013 to December 31, 2015, and reflects achievement of adjusted earnings per share of $16.51, which exceeded the target earnings per share of $13.80 as well as the stretch target earnings per share of $14.51. Also in 2015, we granted performance share units under LPP 10 to each of our NEOs, which will be settled in 2018 contingent upon the Company's adjusted earnings per share performance over the January 1, 2015 to December 31, 2017 performance period.

Annual Incentive Compensation. Annual incentive bonuses for 2015 were paid to our NEOs in early 2016 following the Company's achievement of adjusted operating income of $2,338 million. Actual incentive bonuses paid to our NEOs reflected our application of the incentive pool funding guidelines adopted by the Compensation Committee (which are based on a comparison of current year adjusted operating income results against the prior year), as well as the Committee's evaluation of each NEO's contributions to our business and financial results, delivery of key strategic initiatives, and personal leadership qualities. Once determined, annual incentives to our NEOs were paid 35% in the form of cash and 65% in the form of time-vested restricted stock units, in order to provide value to our executives that is tied to the long-term performance of the Company.

2016 Aon Proxy Statement	7

2015 Executive Compensation Highlights (continued)

No NEO Base Salary or Target Annual Incentive Adjustments. In 2015, we made no adjustments to the base salary rates or target annual incentives for our NEOs.

Termination of NEO Change in Control Agreements and Adoption of New Severance and Change in Control Plan for Senior Executives. In December 2015, we provided notice to each NEO other than Mr. Case that his or her individual change in control severance agreement would be terminated, effective 120 days following the date of the notice. In connection with that termination, the Company adopted the Executive Committee Severance and Change in Control Plan (the "Combined Severance Plan"), which provides severance benefits and change in control severance benefits upon certain qualifying terminations to members of the Company's management executive committee, including each of our NEOs (but only to the extent that such individuals are not party to an individual agreement offering such benefits). While each NEO is currently party to an employment agreement providing severance benefits, the NEOs will be eligible for change in control severance benefits under the Combined Severance Plan upon the effective date of the termination of their individual change in control agreements. Going forward, we intend to move away from the practice of entering into individual employment agreements with our management executive committee members, including our NEOs (other than Mr. Case). While our NEOs currently have fixed-term employment agreements in place, the Committee anticipates that these agreements (other than Mr. Case's) will not be renewed upon expiration. Instead, these individuals will then be eligible for both severance and change in control severance benefits under the new Combined Severance Plan, which we believe will further enhance the consistency and transparency of our overall executive compensation program.

Amended and Restated Employment Agreements for Mr. Case, Ms. Davies, Ms. Savacool, and Mr. McGill. We entered into amended and restated employment agreements with Mr. Case in January 2015, with Ms. Davies and Ms. Savacool in February 2015, and with Mr. McGill in July 2015. These agreements extended the term of each executive's employment agreement for an additional five years. As noted above, each executive's base salary rate and target annual incentive was not adjusted; however, in connection with the extensions and in recognition of the executives' substantial commitment to Aon, the Company awarded the following additional grants under our Leadership Performance Program: for Mr. Case, Ms. Davies, and Ms. Savacool, awards with a target value of $15,000,000, $6,000,000, and $2,500,000, respectively, under LPP 10; and for Mr. McGill, an award with a target value of $6,000,000 under LPP 11. As a result of our decision taken in December 2015 to move away from fixed-term individual employment agreements with our executive committee members (other than Mr. Case), the Committee anticipates that these amended and restated employment agreements (other than with respect to Mr. Case) will not be renewed following their expirations.

Changes to our 2016 Peer Group. In 2015, we made key changes to our 2016 peer group used for executive compensation purposes, to better reflect our strategic direction and the competitive market for talent. These changes are discussed in more detail below under "Analysis of Key 2015 Compensation Decisions—Peer Group".

8	2016 Aon Proxy Statement

Compensation-Related Corporate Governance Best Practices

Our compensation philosophy and related governance features are complemented by several policies and practices designed to align our executive compensation program with the long-term interests of our shareholders, including the following:

Robust share ownership guidelines for executive officers and non-management Directors	Clawback policy in the event of financial restatements and/or fraud	Annual say-on-pay vote for shareholders
Robust annual risk assessment of executive compensation programs, policies and practices	Independent compensation consultant advises Organization and Compensation Committee	Prohibition on hedging and pledging transactions by executive officers and directors
Performance-based pay designed for maximum tax deductibility	No dividends or dividend equivalents on unvested performance share awards	Effective balance between differentiated short-term and long-term performance factors and incentives

2016 Aon Proxy Statement	9

Proposal 1—Resolutions Regarding the
Re-election of Directors

The Board of Directors unanimously recommends that shareholders vote
"FOR" each nominee to serve as director.

Each of the eleven current members of our Board is standing for re-election at the Annual Meeting for a one-year term. The Governance/Nominating Committee has recommended to the Board that each director be nominated. With respect to Mr. Case, his employment agreement provides that he will be nominated for election as a director at each annual meeting of shareholders during the period of his employment. All nominees for director have consented to be named and have agreed to serve as directors, if re-elected. We have no reason to believe that any of the nominees will not be available to serve as a director. However, if any nominee should become unavailable to serve for any reason, the proxies will be voted for such substitute nominees as may be designated by the Board.

The term of each director expires at the next annual general meeting of shareholders, and each director will continue in office until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation. Consistent with the terms of the Articles, the Board currently is authorized to have up to twenty-one members and the number of directors was most recently set by the Board at eleven. Proxies cannot be voted for a greater number of directors than the eleven nominees as identified in this Proxy Statement.

Each of the eleven nominees for director will be elected by the vote of a majority of the votes cast with respect to such nominee. A shareholder may: (i) vote for the election of a nominee; (ii) vote against the election of a nominee; or (iii) abstain from voting for a nominee. Unless a proxy contains instructions to the contrary, it is assumed that the proxies will be voted "FOR" the re-election of each nominee named on the following pages. The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 87 of this proxy statement.

Aon values a number of attributes and criteria when identifying nominees to serve as a director, including professional background, expertise, reputation for integrity, business, financial and management experience, leadership capabilities and diversity. In addition to the specific experience and qualifications set forth below, we believe all of the nominees are individuals with a reputation for integrity, demonstrate strong leadership capabilities and are able to work collaboratively to make contributions to the Board and management.

Set forth on the following pages is biographical and other background information concerning each nominee for director. This information includes each nominee's principal occupation as well as a discussion of the specific experience, qualifications, attributes, and skills of each nominee that led to the Board's conclusion that each nominee should serve as a director. Ages shown for all directors are as of April 29, 2016. In addition, set forth below is the period during which each nominee has served as a director of Aon, including service as a director of Aon plc's predecessor, Aon Corporation. The information presented below has been confirmed by each nominee for purposes of its inclusion in this proxy statement.

10	2016 Aon Proxy Statement

Bios

Lester B. Knight Director since 1999 Age: 57 Committees: • Executive Committee (Chair) • Governance/ Nominating Committee (Chair)
Mr. Knight is a Founding Partner of RoundTable Healthcare Partners and the former Vice Chairman and a director of Cardinal Health, Inc., a diversified healthcare service company. Mr. Knight was Chairman of the Board and Chief Executive Officer of Allegiance Corporation from 1996 until February 1999, and had been with Baxter International, Inc. from 1981 until 1996 where he served as Corporate Vice President from 1990, Executive Vice President from 1992, and as a director from 1995. Mr. Knight became Chairman of the Board of Directors of Aon in August 2008. He is a director of NorthShore University HealthSystem and Junior Achievement of Chicago, a Trustee of Northwestern University and a member of the Civic Committee of The Commercial Club of Chicago.

The Board concluded that Mr. Knight should continue to serve as a director of Aon due to his experience as the founder of a private equity firm focused on investing in the healthcare industry, his executive background at several leading healthcare companies and his financial and investment experience. Mr. Knight's career in positions of executive and management leadership provides the Board and the Company with management expertise and experience in oversight.

Gregory C. Case Director since 2005 Age: 53 Committees: • Executive Committee
Mr. Case was elected President, Chief Executive Officer and director of Aon on April 4, 2005. Prior to joining Aon, Mr. Case was with McKinsey & Company, the international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. He previously was responsible for McKinsey's Global Insurance Practice, and was a member of McKinsey's governing Shareholders' Committee. Prior to joining McKinsey, Mr. Case was with the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank of Kansas City. Mr. Case is a director of Discover Financial Services.

The Board concluded that Mr. Case should continue to serve as a director of Aon due to his role as President and Chief Executive Officer of Aon, including his day-to-day leadership and intimate knowledge of Aon's business and operations, and his background as a management consultant, including in the global insurance and financial services areas.

2016 Aon Proxy Statement	11

Fulvio Conti Director since 2008 Age: 68 Committees: • Finance Committee (Chair) • Executive Committee • Governance/ Nominating Committee
Mr. Conti most recently served as Chief Executive Officer and General Manager of Enel SpA, Italy's largest power company, a position he had held from May 2005 to May 2014. From 1999 until his appointment as Chief Executive Officer and General Manager, he served as Chief Financial Officer of Enel. Mr. Conti previously served as a non-executive director of Barclays PLC/Barclays Bank PLC and RCS Mediagroup.

Mr. Conti has a financial career spanning over 40 years, and has held the role of Chief Financial Officer for various private and government-owned entities in Italy and other countries. Mr. Conti served as a director of the National Academy of Santa Cecilia for many years and stepped down from his position in March 2014. In May 2009, he was appointed "Cavaliere del Lavoro" of the Italian Republic and in December of that year he became "Officier de la Légion d'Honneur" of the French Republic. In October 2011, Mr. Conti was appointed as a director of the Italian Institute of Technology. In April 2012, Mr. Conti was appointed Vice President of Confindustria and remained in that role until May 2014 when he stepped down.

The Board concluded that Mr. Conti should continue to serve as a director of Aon due to his background as a chief executive officer and chief financial officer of a large international energy company, his familiarity with international business and finance activities, particularly in the European Union, and his global financial and management experience. In addition, Mr. Conti's background as a chief financial officer of a multinational utility provides a knowledgeable resource on matters relating to financial reporting and treasury.

Cheryl A. Francis Director since 2010 Age: 62 Committees: • Finance Committee • Organization and Compensation Committee
Ms. Francis served as Executive Vice President and Chief Financial Officer of R.R. Donnelley & Sons Co., a publicly-traded print media company, from 1995 until 2000. Since 2000, Ms. Francis has served as a business consultant and, since August 2008, as Co-Chairman of the Corporate Leadership Center. From 2002 until August 2008, she served as Vice Chairman of the Corporate Leadership Center. Prior to her role at R.R. Donnelley, Ms. Francis served on the management team of FMC Corporation and its subsidiary, FMC Gold, including serving as Chief Financial Officer of FMC Gold from 1987 through 1991, and Treasurer of FMC Corporation from 1993 through 1995. She was also an adjunct professor for the University of Chicago Graduate School of Business from 1991 through 1993. Ms. Francis currently serves as a director of HNI Corporation and Morningstar, Inc., and previously served as a director of Hewitt from 2002 until our acquisition of Hewitt on October 1, 2010.

The Board concluded that Ms. Francis should continue to serve as a director of Aon due to her background as a chief financial officer of a large publicly-traded company, which provides the Board with an increased level of financial literacy. In addition, her role as a Board member of other public companies provides valuable perspective on matters of risk oversight and executive management. Finally, her knowledge of the business conducted by Hewitt is particularly useful in matters affecting Aon Hewitt.

12	2016 Aon Proxy Statement

James W. Leng Director since 2014 Age: 70 Committees: • Audit Committee • Compliance Sub-Committee
Mr. Leng serves as non-executive Chairman and Director of Nomura International Holdings plc and its two regulated subsidiaries, Nomura International plc and Nomura Bank International plc. From 2012 to 2013, he served as Chairman, and as a director from 2010 to 2013, of HSBC Bank plc. From 2003 to 2008 he was Chairman of Corus Group plc, a global steel company sold to Tata Steel of India where he was also Deputy Chairman until July 2009. From 1995 to 2001, Mr. Leng served as Chief Executive of Laporte plc, a London-listed international specialty chemicals business. From 1984 to 1995, Mr. Leng served in a variety of roles with Low & Bonar plc, a packaging and performance materials company, most recently serving as Group Chief Executive from 1992 to 1995. Mr. Leng currently serves as Senior Independent Director of Genel Energy plc, an oil exploration and production company and as European Chairman of AEA Investors LP, a private equity firm. Mr. Leng has previously served as a non-executive director of a number of public and private companies, including Alstom SA (power generation and transmission and rail infrastructure); TNK-BP (oil & gas); Pilkington plc (glass); Hanson plc (aggregates & building products); IMI plc (engineering) and JO Hambro Investment Management Ltd, and he has served as Lead Non-Executive Director at the United Kingdom Ministry of Justice. In his U.K. charity work, Mr. Leng also serves as Chairman of the Trustees of the Guyll-Leng Charitable Trust and of The Clocktower Foundation and as a Trustee of Campden Home Nursing and The Garcia Family Foundation.

The Board concluded that Mr. Leng should continue to serve as a director of Aon due to his experience as a senior executive officer and as a director of companies in a variety of industries throughout the world, which provides the Board with significant expertise in developing its global business. In addition, his experience as chairman and director of several multinational companies provides the Board with corporate governance, global management, financial and risk oversight expertise.

J. Michael Losh Director since 2003 Age: 69 Committees: • Audit Committee (Chair) • Executive Committee • Finance Committee • Governance/ Nominating Committee
From July 2004 to May 2005, Mr. Losh served as Interim Chief Financial Officer of Cardinal Health, Inc., a diversified healthcare service company. From 1994 until 2000, Mr. Losh served as Chief Financial Officer and Executive Vice President of General Motors Corporation. Mr. Losh spent 36 years in various capacities with General Motors, where he served as Chairman of GMAC, its financial services group, Group Vice President of North American Sales, Service and Marketing, and Vice President and General Manager of both its Oldsmobile Division and Pontiac Division. Mr. Losh currently serves as a director of Prologis, Inc., H.B. Fuller Corporation and Masco Corp., where he serves as non-executive chairman. He previously served as a director of Cardinal Health, Inc., CareFusion Corporation and TRW Automotive Corporation.

The Board concluded that Mr. Losh should continue to serve as a director of Aon due to his background as a chief financial officer of a large international automobile manufacturing company, which provides the Board with an increased level of financial literacy. In addition, his role as a board member of a variety of companies provides valuable perspective on matters of risk oversight and executive management. Mr. Losh's experience has also led the Board to determine that Mr. Losh is an "audit committee financial expert" as defined by the SEC.

2016 Aon Proxy Statement	13

Robert S. Morrison Director since 2000 Age: 74 Committees: • Audit Committee • Organization and Compensation Committee
Mr. Morrison retired as Vice Chairman of PepsiCo, Inc. in February 2003 after serving in that role since August 2001. From 1997 until the 2001 merger with PepsiCo, he led The Quaker Oats Company as Chairman, President and Chief Executive Officer. Previously, he served as Chairman and Chief Executive Officer of Kraft Foods, Inc., a division of Philip Morris Companies Inc., from 1994 until 1997. Mr. Morrison also served as Interim Chairman and Chief Executive Officer of 3M from June to December 2005 and served as a director until 2014. He serves as a director of Illinois Tool Works Inc., where he is the lead director.

The Board concluded that Mr. Morrison should continue to serve as a director of Aon due to his role as a chairman, president and chief executive officer of a large international food and beverage company and his additional executive background at large consumer product companies, which provide the Board with global management, financial and risk oversight experience. This experience has also led the Board to determine that Mr. Morrison is an "audit committee financial expert" as defined by the SEC.

Richard B. Myers Director since 2006 Age: 74 Committees: • Audit Committee • Compliance Sub-Committee • Organization and Compensation Committee
General Myers is the Interim President of Kansas State University. He previously served as the fifteenth Chairman of the Joint Chiefs of Staff from October 1, 2001 until his retirement on September 30, 2005. In this capacity, he was the highest ranking officer in the United States military, and served as the principal military advisor to the President, the Secretary of Defense and the National Security Council. Prior to becoming Chairman, General Myers served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. From August 1998 to February 2000, General Myers was Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; and Department of Defense manager, space transportation system contingency support at Peterson Air Force Base, Colorado. Prior to assuming that position, he was Commander, Pacific Air Forces, Hickam Air Force Base, Hawaii, from July 1997 to July 1998. General Myers is a director of Northrop Grumman Corporation and United Technologies Corporation, and previously served as a director of Deere & Company. General Myers also serves as the Colin L. Powell Chair of National Security, Leadership, Character and Ethics at the National Defense University, the Foundation Professor of Military History and Leadership at Kansas State University and a member of the Kansas State University Foundation Board.

The Board concluded that General Myers should continue to serve as a director of Aon due to his background as the former Chairman of the Joint Chiefs of Staff, his strong leadership qualities and consensus building skills and his related management experience. In addition, General Myers' extensive experience and knowledge of global affairs provides the Board with an invaluable resource regarding conducting business in diverse geo-political environments.

14	2016 Aon Proxy Statement

Richard C. Notebaert Director since 1998 Age: 68 Committees: • Organization and Compensation Committee (Chair) • Executive Committee • Finance Committee • Governance/ Nominating Committee
From June 2002 until August 2007, Mr. Notebaert served as Chairman and Chief Executive Officer of Qwest Communications International Inc., a leading provider of broadband Internet based data, voice and image communications. He previously served as President and Chief Executive Officer of Tellabs, Inc., which designs and markets equipment to providers of telecommunications services worldwide, from August 2000 to June 2002 and as a director of Tellabs from April 2000 to June 2002. He served as Chairman of the Board and Chief Executive Officer of Ameritech Corporation, a full service communications company, from April 1994 until December 1999. Mr. Notebaert first joined Ameritech Communications in 1983 and served in significant positions within the Ameritech organization before his election as Vice Chairman of Ameritech in January 1993, President and Chief Operating Officer in June 1993 and President and Chief Executive Officer in January 1994. Mr. Notebaert is a director of American Electric Power and serves as Chairman of the Board of Trustees of the University of Notre Dame. Mr. Notebaert previously served as a director of Cardinal Health, Inc.

The Board concluded that Mr. Notebaert should continue to serve as a director of Aon due to his background as a chairman and chief executive officer of several large international communications companies, which provides the Board with substantial global management, financial and risk oversight experience. In addition, Mr. Notebaert's experience as a director of a variety of companies provides valuable perspective on matters of risk oversight and executive management.

Gloria Santona Director since 2004 Age: 65 Committees: • Compliance Sub-Committee (Chair) • Audit Committee • Governance/ Nominating Committee
Ms. Santona is Executive Vice President, General Counsel and Secretary of McDonald's Corporation. Since joining McDonald's in 1977, Ms. Santona has held positions of increasing responsibility in the legal department, serving as U.S. General Counsel from December 1999 to June 2001 and corporate General Counsel since June 2001. She is a member of the American and Chicago Bar Associations. She is a former member of the Board of Directors of the American Society of Corporate Secretaries, the American Corporate Counsel Association and the Minority Corporate Counsel Association. She is also a member of the Board of Trustees of Rush University Medical Center. She is a former member of the Board of Trustees of the Chicago Zoological Society and the Chicago Symphony Orchestra and the Board of Directors of The Chicago Network.

The Board concluded that Ms. Santona should continue to serve as a director of Aon due to her background as an executive vice president, general counsel and secretary of a large international corporation and her related legal experience, which is particularly relevant to Aon in light of Aon's worldwide operations. Her experience also provides the Board with expertise in the area of regulatory compliance and risk management globally.

2016 Aon Proxy Statement	15

Carolyn Y. Woo Director since 1998 Age: 62 Committees: • Audit Committee • Compliance Sub-Committee • Organization and Compensation Committee
Dr. Woo is the President and Chief Executive Officer of Catholic Relief Services. From July 1997 to December 2011, Dr. Woo served as the dean of the Mendoza College of Business at the University of Notre Dame. Dr. Woo currently serves as a director of NiSource Industries, Inc.

The Board concluded that Dr. Woo should continue to serve as a director of Aon due to her background as leader of a global relief organization which provides the Board with an invaluable resource regarding conducting business in diverse geo-political environments. In addition, her previous position as former dean of the business school of a large university provides leadership expertise and consensus building skills as well as relevant management and business experience.

16	2016 Aon Proxy Statement

Corporate Governance

We are committed to continually enhancing our strong corporate governance practices, which we believe helps us sustain our success and build long-term value for our shareholders. Our Governance Guidelines provide the framework for our system of corporate governance, which together with our Committee charters and our Code of Business Conduct, sets forth standards of conduct for employees, officers and directors. The Board provides oversight of Aon's overall performance, strategic direction, and executive management team performance. The Board also approves major initiatives and transactions and advises on key financial and business matters. The Board is kept apprised of the Company's progress on a regular basis through Board and committee meetings, discussions with management, operating and financial reports provided by our Chief Executive Officer and Chief Financial Officer, and other materials distributed to the Board throughout the year. The charter of each committee, the Governance Guidelines and the Code of Business Conduct are available on the corporate governance section of our website at http://www.aon.com/about-aon/corporate-governance/corporate-governance.jsp.

Good Corporate Governance Practices

Highlights of our corporate governance practices include:

Board Independence. All of our directors are independent, with the exception of our Chief Executive Officer.
Independent Chairman. Since 2008, Lester B. Knight has served as the independent, non-executive chairman of the Board.
Annual Elections with Majority Voting. Directors are elected annually by a majority of votes cast in an uncontested election.

Incentive Repayment Policy. Our Board has adopted an incentive repayment policy whereby the Board may cancel or require reimbursement of any incentive payments or equity-based awards received if the incentive payment or equity-based award was based on the achievement of financial results that are subsequently restated.

Robust Share Ownership Guidelines. Our Board has established share ownership guidelines for senior management, requiring that our Chief Executive Officer hold at least six times his base salary in Class A Ordinary Shares, and each other member of senior management hold at least three times his or her base salary in Class A Ordinary Shares. In connection with the renewal of his employment agreement in 2015, our Chief Executive Officer agreed to hold shares in excess of the guidelines, committing to hold at least twenty times his base salary in Class A Ordinary Shares. Our Board has also established share ownership guidelines for non-management directors, requiring that each such director hold five times the annual Board retainer in Class A Ordinary Shares.

Restrictions on Hedging and Pledging Company Shares. Our Board has adopted a policy prohibiting all executive officers and directors from engaging in short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, and derivative transactions relating to our securities. The Board also has adopted a policy prohibiting our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.
Compensation Programs. The Organization and Compensation Committee oversees our incentive compensation programs, which are designed to link pay to performance and not encourage excessive risk-taking.

Board Leadership Structure

Since 2005, the positions of Chief Executive Officer and Chairman of the Board have been held by separate individuals. Lester B. Knight has served as the Non-Executive Chairman of the Board since 2008. The position of Non-Executive Chairman is independent from management. As Non-Executive Chairman, Mr. Knight sets the agendas for, and presides over, the Board meetings and also chairs executive sessions of the non-management directors. The Chief Executive Officer is also a member of the Board and participates in its meetings. The Board believes the separation of the positions of Chief Executive Officer and Chairman is the appropriate structure at this time, as it allows the Chief Executive Officer to focus on

2016 Aon Proxy Statement	17

the management of the Company and the Chairman to ensure that the Board is focused on its oversight responsibilities, including independent oversight of management.

Board Role in Risk Oversight

Risk is inherent in every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks, cyber security risks and others, such as the impact of competition. Management is responsible for the day to day management of risks that we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The Board believes that establishing the right "tone at the top" and full and open communication between management and the Board are essential for effective risk management and oversight. The Board receives presentations from senior management on strategic matters involving our operations. The Board regularly dedicates a portion of its meeting agenda to a review and discussion of enterprise risk management. In addition, senior management attends Board meetings and is available to address any questions or concerns raised by the Board related to risk management and any other matters.

While the Board is ultimately responsible for our risk oversight, the committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The role of each committee in connection with risk oversight is provided in this proxy statement in the section captioned "Board of Directors and Committees."

The Board believes that its oversight of risks, primarily through delegation of primary responsibility to the Audit Committee as discussed below but also through delegation of primary responsibility to other committees to oversee specific risks within their areas of responsibility and expertise, and the sharing of information with the full Board, is appropriate for a company like Aon that serves clients through its risk solutions business, acting as an advisor and insurance and reinsurance broker, and human resources solutions business, partnering with organizations to solve their most complex benefits, talent and related financial challenges. The chair of each committee that oversees risk provides a summary of the matters discussed with the committee to the full Board following each committee meeting. The minutes of each committee meeting are also provided to all Board members.

Director Independence

The Governance Guidelines require that Aon has a majority of directors who meet the categorical independence standards adopted by the Board, which must meet or exceed the independence requirements of the New York Stock Exchange ("NYSE") corporate governance standards. The standards either meet or exceed the independence requirements set forth by the NYSE and provide assistance in the determination of director independence. The categorical standards provide that a director will not qualify as independent if:

  (i)
  The director is, or has been within the last three years, an employee of Aon, or an immediate family member of the director is, or has been within the last three years, an executive officer, of Aon;

  (ii)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Aon, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  (iii)
  (A) The director is a current partner or employee of a firm that is Aon's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Aon's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Aon's audit within that time;

  (iv)
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Aon's present executive officers at the same time serves or served on that company's compensation committee;

  (v)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Aon for property or services in an amount which, in any

18	2016 Aon Proxy Statement

    of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  (vi)
  The director, or the spouse of a director, serves as an executive officer of a charitable organization to which Aon's charitable contributions in the last fiscal year, excluding those made under Aon's matching gift program, exceeded the greater of $1 million or 2% of such organization's consolidated gross revenues.

For purposes of the categorical standards, "immediate family member" is defined to include a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director's home.

In connection with the determination of director independence, the Governance/Nominating Committee reviewed these categorical standards together with other applicable legal requirements and the rules of the NYSE. The committee also reviewed information compiled from the responses to questionnaires completed by each nominee for director, information derived from our corporate and financial records, information available from public records, and information received from other relevant parties. Following this review, the Governance/Nominating Committee delivered a report to the full Board, and the Board made its determination of director independence.

As a result of this review, the Board affirmatively determined that each nominee for director, other than Mr. Case, is independent under the categorical standards adopted by the Board and applicable legal requirements and the rules of the NYSE. Mr. Case is considered a management director because of his position as our President and Chief Executive Officer.

In determining that each of the non-management directors is independent, the Board also considered the following relationships that it deemed were immaterial to such director's independence.

•
With respect to Mr. Knight, Ms. Francis, Ms. Santona and Dr. Woo, the Board considered that, in the ordinary course of business, Aon has sold services to a company or other entity at which the director is an executive officer, and in each case, the amount that we received from the entity in any of the previous three fiscal years was below the greater of $1 million or one percent (1%) of that entity's annual revenue. In addition, the amount received from the entity in any of the previous three fiscal years was below one percent (1%) of Aon's annual revenue.

•
With respect to Mr. Knight, Ms. Francis, Mr. Leng, Mr. Morrison, General Myers, Mr. Notebaert, Ms. Santona and Dr. Woo, the Board considered that Aon made charitable contributions in 2015 to organizations in which the director or the director's spouse was an officer, director or trustee. In each case, the amount that we contributed was below the greater of $1 million or 1% of that organization's consolidated gross revenue.

•
With respect to Ms. Francis, the Board considered the relationship between Aon and a non-profit entity of which Ms. Francis serves as co-chair related to Aon-funded participants in a program designed to promote the development and advance the careers of high-potential executives.

The Governance Guidelines further provide that each of the Audit Committee, Governance/Nominating Committee and Organization and Compensation Committee will be composed entirely of independent directors. The principal responsibilities of each committee are described in this proxy statement in the section captioned "Board of Directors and Committees."

Board of Directors and Committees

The Board met seven times in 2015. All nominees for director who served as a director in 2015 attended at least seventy five (75%) of the aggregate of the total meetings of the Board and all committees of the Board on which they served.

In accordance with NYSE rules and the Governance Guidelines, non-management directors meet regularly in executive session without management. Lester B. Knight, Aon's Non-Executive Chairman, chairs these executive sessions.

The Board has established five standing committees: the Executive Committee, the Audit Committee, the Finance Committee, the Governance/Nominating Committee and the Organization and Compensation Committee. The Board has also established the Compliance Sub-Committee as a standing sub-committee of the Audit Committee.

2016 Aon Proxy Statement	19

Membership on each committee since the last annual general meeting has been as follows:

Director	Executive Committee	Audit Committee	Compliance Sub- Committee	Finance Committee	Organization and Compensation Committee	Governance/ Nominating Committee
Lester B. Knight	C					C
Gregory C. Case
Fulvio Conti				C
Cheryl A. Francis
James W. Leng
J. Michael Losh		C
Robert S. Morrison
Richard B. Myers
Richard C. Notebaert					C
Gloria Santona			C
Carolyn Y. Woo
C - Chair

Executive Committee

When the Board is not in session, the Executive Committee is empowered to exercise the power and authority in the management of the business and affairs of Aon as would be exercised by the Board, subject to certain exceptions. The Executive Committee acted by unanimous written consent on four occasions in 2015.

Audit Committee

The primary purposes of the Audit Committee are to assist the Board with the oversight of: (i) the integrity of Aon's financial statements and financial reporting process; (ii) Aon's compliance with legal and regulatory requirements and ethics programs established by management and the Board; (iii) the engagement of Aon's independent auditor, and its qualifications, independence and performance; (iv) subject to the provisions of the Act, the appointment and performance of Aon's U.K. statutory auditor as required under the Act; and (v) the performance of Aon's internal audit function. In discharging this role, the Audit Committee is authorized to retain outside counsel or other experts as it deems appropriate to carry out its duties and responsibilities.

The Board has also delegated to the Audit Committee through its charter the primary responsibility for the oversight of risks facing Aon. The charter provides that the Audit Committee will discuss guidelines and policies with respect to risk assessment and risk management and will discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee also has general oversight responsibility for our compliance with legal, regulatory and ethics requirements, which represent many of the most significant risks that we face. The Audit Committee annually reviews legal, regulatory and ethics policies and programs, including Aon's Code of Business Conduct. In addition, the Audit Committee periodically reviews with management any material correspondence with, or other action by, regulators or governmental agencies, and also periodically reviews with our General Counsel legal matters that may have a material impact on our financial statements or compliance policies. Aon's senior management periodically reviews with the Audit Committee the major risks facing the Company and the steps management has taken to monitor and mitigate those risks.

In 2015, the Audit Committee met nine times. The Board has determined that each of the members of the Audit Committee is independent as defined by the rules of the NYSE and under the Company's categorical independence standards, as well as Rule 10A-3 under the Exchange Act. In addition, as required by the rules of the NYSE, the Board has determined that all of the Audit Committee members are financially literate, and that each of J. Michael Losh, the Chairman of the Audit Committee, and Robert S. Morrison is an "audit committee financial expert" within the meaning of rules promulgated by the SEC.

Additional information regarding the Audit Committee's responsibilities may be found in this proxy statement in the section captioned "Report of the Audit Committee."

20	2016 Aon Proxy Statement

Compliance Sub-Committee

In light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to our compliance programs and policies, the Board formed the Compliance Sub-Committee, a standing subcommittee of the Audit Committee. The primary purposes of the Compliance Sub-Committee are to: (i) oversee Aon's implementation of compliance programs, policies and procedures that are designed to be responsive to the various compliance and regulatory risks facing Aon; and (ii) assist the Audit Committee in fulfilling its oversight responsibilities for our compliance and ethics programs, policies and procedures. In discharging these responsibilities, the Compliance Sub-Committee has general oversight responsibility for Aon's legal, regulatory and ethics policies and programs. The Compliance Sub-Committee reports regularly to the Audit Committee and the Board regarding its activities.

Each member of the Compliance Sub-Committee is independent as defined in the independence standards of the NYSE. The Compliance Sub-Committee met four times during 2015.

Finance Committee

The Finance Committee is responsible for assisting the Board with monitoring and overseeing Aon's balance sheet, including Aon's capital management strategy, capital structure, investments, returns and related policies. The Finance Committee also reviews certain proposed mergers, acquisitions and divestitures in accordance with policies established by the Board. In addition, the Finance Committee oversees the financial, investment and actuarial policies and objectives of Aon's ERISA-qualified benefit plans; reviews the investment performance of non-U.S. benefit and retirement plans; and reviews Aon's major insurance programs.

Each member of the Finance Committee is independent as defined in the independence standards of the NYSE. The Finance Committee met four times during 2015.

Governance/Nominating Committee

The Governance/Nominating Committee oversees the risks associated with Aon's overall governance and identifies and recommends to the Board candidates for service on the Board, reviews and recommends the re-nomination of incumbent directors, reviews and recommends Board committee appointments and leads the annual performance evaluation of the Board and its committees. In addition, the Governance/Nominating Committee develops and recommends the Governance Guidelines to the Board, reviews related party transactions and periodically reviews compliance with share ownership guidelines.

Each member of the Governance/Nominating Committee is independent as defined in the independence standards of the NYSE. The Governance/Nominating Committee met five times during 2015.

Organization and Compensation Committee

The Organization and Compensation Committee (the "Compensation Committee") assists the Board in carrying out its overall responsibilities with regard to executive compensation, including oversight of the determination and administration of our compensation philosophy, policies, programs and plans for executive officers and non-management directors. The Compensation Committee annually reviews and determines the compensation of Aon's executive officers, including the Chief Executive Officer, subject to the input of the independent members of the Board. The Compensation Committee consults with the Chief Executive Officer on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements.

The Compensation Committee administers the Amended and Restated Aon plc 2011 Incentive Plan (and its predecessor plans) (the "2011 Incentive Plan"), including granting equity (other than awards to the Chief Executive Officer, which awards are approved by the independent members of the Board) and interpreting the 2011 Incentive Plan, and has certain administrative responsibilities with respect to our other U.S. employee benefit programs. In addition, the Compensation Committee reviews and makes recommendations to the Board concerning non-management directors' compensation and certain amendments to U.S. employee benefit plans or equity plans. The Compensation Committee also reviews and discusses the compensation disclosures contained in Aon's Annual Report on Form 10-K and proxy statement and the U.K. directors' remuneration report, including the directors' remuneration policy. As part of these duties, the Compensation Committee reviews the risks associated with Aon's compensation practices, including an annual review of Aon's risk assessment of its compensation policies and practices for its employees.

2016 Aon Proxy Statement	21

Each member of the Compensation Committee is independent as defined in the independence standards of the NYSE. The Compensation Committee met seven times during 2015 and acted by written consent twice. Additional information regarding the Compensation Committee's responsibilities may be found in this proxy statement in the section captioned "Compensation Committee Report" and "Compensation Discussion and Analysis."

Other Corporate Governance Practices

Director Selection and Shareholder Recommendations

The Governance/Nominating Committee considers recommendations for director candidates from Aon's directors and executive officers. In addition, the Governance/Nominating Committee will consider shareholders' recommendations. Recommendations, together with the name and address of the shareholder making the recommendation, relevant biographical information regarding the proposed candidate, and a description of any arrangement or understanding between the shareholder and the proposed nominee, should be sent to Aon's Company Secretary. Consistent with the Governance Guidelines, the Governance/Nominating Committee considers a number of criteria in evaluating director candidates, including professional background, expertise, reputation for integrity, business, finance and management experience, leadership capabilities and potential contributions to the Board and Aon's management. The Governance/Nominating Committee also considers whether a potential nominee would satisfy the categorical independence standards adopted by the Board consistent with the NYSE corporate governance standards.

The Board values diversity as a factor in selecting nominees to serve on the Board, and believes that the diversity that exists in its composition provides significant benefits to the Board and Aon. Although there is no specific policy on diversity, the Governance/Nominating Committee considers the criteria noted above in selecting nominees for director, including members from diverse backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Such considerations may include gender, race, national origin, functional background, executive or professional experience and international experience. The effectiveness of the nomination process, including the criteria used for selecting nominees for director, is evaluated by the Board each year as part of its annual self-evaluation process and by the Governance/Nominating Committee as it evaluates and identifies director candidates.

When a vacancy exists on the Board due to the expansion of the size of the Board or the resignation or retirement of an existing director, the Governance/Nominating Committee identifies and evaluates potential director nominees. The Governance/Nominating Committee has sole authority to retain and terminate any search firm to be used to identify director candidates and sole authority to approve such search firm's fees and other retention terms.

Candidates for director are evaluated using the criteria discussed above and the existing composition of the Board, including its size, structure, backgrounds and areas of expertise of existing directors and the number of independent and management directors. The Governance/Nominating Committee also considers the specific needs of the various Board committees. The Governance/Nominating Committee recommends potential director candidates to the full Board, which is responsible for final approval of any director candidate. This process is the same for director candidates who are recommended by our shareholders.

Recommendations for director candidates to stand for election at the 2017 annual general meeting must be submitted in writing to the Company Secretary, Aon plc, The Aon Centre, The Leadenhall Building, 122 Leadenhall Street, London EC3V 4AN, United Kingdom. Recommendations will be forwarded to the Chairman of the Governance/Nominating Committee for review and consideration. For further information, see "Shareholder Proposals for 2017 Annual General Meeting" on page 79 of this proxy statement.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with the Board by contacting the non-management directors of Aon plc, c/o Office of the Company Secretary, The Aon Centre, The Leadenhall Building, 122 Leadenhall Street, London EC3V 4AN, United Kingdom. Alternatively, shareholders and other interested parties may communicate with Aon's non-management directors via electronic mail to the following address: corporate.governance@aon.com.

The non-management directors have established procedures for handling communications from shareholders and other interested parties. Communications are distributed to the Chairman of the Governance/Nominating Committee, the full Board, the non-management directors or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. Solicitations, spam, junk mail and mass mailings, resumes and other forms of

22	2016 Aon Proxy Statement

job inquiries, business solicitations or advertisements and frivolous or inappropriate communications will not be forwarded, but will be made available to any non-management director upon request.

Majority Voting

The Articles require that directors be elected by majority vote in uncontested elections. In a contested election, directors will be elected by plurality vote. In addition, the Governance Guidelines provide that any incumbent director who fails to receive a majority of the votes cast in an uncontested election (and who is not otherwise removed by ordinary resolution of the shareholders) must immediately offer to tender his or her resignation to the Board. The Board will then determine, through a process overseen by the Governance/Nominating Committee, whether to accept the resignation, reject the resignation, or take other action. The Board will act on the recommendation of the Governance/Nominating Committee, and promptly disclose its decision and the rationale behind such decision in a Current Report on Form 8-K filed with the SEC.

Share Ownership Guidelines

The Board has adopted Share Ownership Guidelines for Non-Management Directors and Share Ownership Guidelines for Aon's senior executives. The Share Ownership Guidelines for Non-Management Directors require each non-management director to hold an investment position in Class A Ordinary Shares equal to five times the annual director retainer and provide a transition period of five years for non-management directors to achieve the requisite ownership level; provided, however, that each new non-management director is expected to hold 1,000 Class A Ordinary Shares within the first year of joining the Board or transitioning from a management director to a non-management director. The guidelines serve to increase our non-management directors' equity stakes in Aon and align Aon's non-management directors' interests more closely with those of Aon's shareholders. Further information on the Share Ownership Guidelines for Aon's senior executives can be found in the section captioned "Compensation Discussion and Analysis."

Hedging and Pledging Shares

The Board has adopted a policy prohibiting all executive officers and directors from engaging in short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, and derivative transactions relating to our securities. The Board also has adopted a policy prohibiting our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.

Incentive Repayment Policy

The Board has adopted an Incentive Repayment Policy applicable to Aon's executive officers. Pursuant to the Incentive Repayment Policy, the Board may cancel or require reimbursement of any incentive payments or equity based awards received if the incentive payment or equity award was based on the achievement of financial results that are subsequently restated. If the Board determines that the executive officer engaged in fraud that caused or partially caused the need for the financial restatement, the incentive payment or equity based award is required to be forfeited or reimbursed in full. If the restatement was not the result of fraud by the executive officer, the Board may, to the extent allowed under applicable law, require forfeiture or reimbursement of the amount the incentive payment or equity based award exceeded the lower amount that would have been made based on the restated financial results.

Attendance at Annual Meeting

The Governance Guidelines provide that directors are expected to attend the annual general meeting. All of our Board members attended the annual general meeting of Aon plc held on June 17, 2015.

2016 Aon Proxy Statement	23

Security Ownership of Directors and
Executive Officers

The following table sets forth the number of Class A Ordinary Shares beneficially owned as of April 26, 2016 by each of the nominees for director, by each of Aon's NEOs as set forth in the Summary Compensation Table for Fiscal Years 2015, 2014 and 2013 in this proxy statement, and by Aon's directors, nominees and executive officers as a group. As used in this proxy statement, beneficially owned means a person has, or may have within 60 days, the sole or shared power to vote or direct the voting of a security and/or the sole or shared investment power with respect to a security (i.e., the power to dispose or direct the disposition of a security). No shares held by Aon's directors or executive officers are pledged as security.

Name	Aggregate Number of Class A Ordinary Shares Beneficially Owned(1)	Percent of Class(2)
Directors
Lester B. Knight(3)	336,946	*
Gregory C. Case**(4)(5)	1,216,266	*
Fulvio Conti	23,532	*
Cheryl A. Francis	19,769	*
James W. Leng	3,651	*
J. Michael Losh(6)	34,664	*
Robert S. Morrison	53,361	*
Richard B. Myers	20,973	*
Richard C. Notebaert(7)	53,382	*
Gloria Santona	30,673	*
Carolyn Y. Woo	21,382	*
Other NEOs
Christa Davies**(4)	328,247	*
Stephen P. McGill**(4)(8)	448,769	*
Kristi A. Savacool**(4)	152,464	*
Peter Lieb**(4)	26,094	*
All directors, nominees and executive officers as a group (16 persons)(4)	2,770,175	1.0%
(1)
The directors, nominees and NEOs, and all directors, nominees and executive officers of Aon combined, have sole voting power and sole investment power over the Class A Ordinary Shares listed, except as indicated in notes (3), (5), (6), (7) and (8).

(2)
As of April 26, 2016, we had 264,921,775 Class A Ordinary Shares outstanding.

(3)
Includes 261,946 Class A Ordinary Shares that are beneficially owned by trusts and 75,000 Class A Ordinary Shares that are beneficially owned by the Knight Family Partnership.

(4)
Includes the following number of Class A Ordinary Shares that the respective NEOs and the other executive officers who are not NEOs have or will have the right to acquire pursuant to presently exercisable employee share options, or share options that will become exercisable or share awards that will become vested within 60 days following April 26, 2016: Gregory C. Case, no shares; Christa Davies, 100,000 shares; Stephen P. McGill, no shares; Kristi A. Savacool, 45,826 shares and Peter Lieb, no shares; and all executive officers as a group, 145,826.

(5)
Includes 676,000 Class A Ordinary Shares that are beneficially owned in trust.

(6)
The Class A Ordinary Shares are beneficially owned in trust.

(7)
Includes 33,662 Class A Ordinary Shares that are beneficially owned in trust.

(8)
Includes 150,000 Class A Ordinary Shares that are beneficially owned by Mr. McGill's spouse.

*
An asterisk indicates that the percentage of Class A Ordinary Shares beneficially owned by the named individual does not exceed one percent (1%) of our outstanding Class A Ordinary Shares.

**
NEOs are indicated in the table by a double asterisk.

24	2016 Aon Proxy Statement

Report of the Audit Committee

The Audit Committee oversees Aon's financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the reporting process. Ernst & Young US, Aon's independent registered public accounting firm for 2015, is responsible for expressing opinions on the conformity of Aon's audited financial statements with generally accepted accounting principles and the effectiveness of Aon's internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young US the audited financial statements for the year ended December 31, 2015, as well as management's assessment of the effectiveness of Aon's internal control over financial reporting and Ernst & Young US's evaluation of Aon's internal control over financial reporting. The Audit Committee has discussed with Ernst & Young US the matters that are required to be discussed by Auditing Standards and the SEC.

In addition, the Audit Committee has discussed with Ernst & Young US the independence of that firm from Aon and its management, including the matters in the written disclosures required by Rule 3526 of the Public Company Accounting Oversight Board (Communication with Audit Committees Concerning Independence). The Audit Committee has also considered whether Ernst & Young US's provision of non-audit services to Aon is compatible with maintaining Ernst & Young US's independence. The Audit Committee has concluded that Ernst & Young US is independent from Aon and its management.

Ernst & Young UK, Aon's U.K. statutory auditor for 2015, is responsible for expressing opinions on the conformity of Aon's audited financial statements with the requirements of the Act. The Audit Committee has discussed with Ernst & Young UK the matters that are required to be discussed under the requirements of the Act. The Audit Committee has discussed with Ernst & Young UK the independence of that firm from Aon and its management and the Audit Committee has concluded that Ernst & Young UK is independent.

The Audit Committee discussed with Aon's internal auditors, Ernst & Young US and Ernst & Young UK the overall scope and plans for their audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Aon's internal controls, and the overall quality of Aon's financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee has approved, and the Board has requested that shareholders ratify, the selection of Ernst & Young US as Aon's independent registered public accounting firm for the year ending December 31, 2016 and Ernst & Young UK as our U.K. statutory auditor (as is also required under the Act) until the next annual general meeting where accounts are laid before the Company.

J. Michael Losh, Chairman James W. Leng Robert S. Morrison	Richard B. Myers Gloria Santona Carolyn Y. Woo

2016 Aon Proxy Statement	25

Auditor Fees

Audit Fees. Fees for audit services totaled approximately $14.8 million in 2015 and $13.4 million in 2014. For both years, audit fees included services associated with the annual audit, including fees related to Sarbanes Oxley Section 404, the reviews of Aon's documents filed with the SEC, and substantially all statutory audits required domestically and internationally.

Audit-Related Fees. Fees for audit-related services totaled approximately $1.3 million in 2015 and $1.1 million in 2014. Audit-related fees include services such as employee benefit plan audits, other attestation services, due diligence in connection with acquisitions and accounting consultations not included in audit fees.

Tax Fees. Fees for tax services, including tax compliance, tax advice and tax planning totaled approximately $3.3 million in 2015 and $2.2 million in 2014.

All Other Fees. Fees for all other services not included above totaled $0 in each of 2015 and 2014.

Audit Committee's Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Each pre-approval provides details regarding the particular service or category of service to be provided and is subject to a specific engagement authorization. The Audit Committee requires that the independent registered public accounting firm and management report on the actual fees charged by the independent registered public accounting firm for each category of service at Audit Committee meetings held during the year.

The Audit Committee acknowledges that circumstances may arise throughout the year that require the engagement of the independent registered public accounting firm to provide additional services not contemplated in the Audit Committee's initial pre-approval process that occurs on an annual basis. In those circumstances, the Audit Committee requires that specific pre-approval be obtained before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. Such pre-approvals are reported to the Audit Committee at the next scheduled Audit Committee meeting.

26	2016 Aon Proxy Statement

Principal Holders of Voting Securities

As of April 26, 2016, the beneficial owners of 5% or more of Aon's Class A Ordinary Shares entitled to vote at the Annual Meeting and known to the Company were:

Name and Address of Beneficial Owner	Number of Class A Ordinary Shares	Percent of Class(1)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	15,937,229(2)	6.0%
BlackRock, Inc 55 East 52nd Street New York, NY 10022	15,608,333(3)	5.9%
State Street Corporation One Lincoln Street Boston, MA 02111	14,282,693(4)	5.4%
Eagle Capital Management, LLC 499 Park Avenue 17th Floor New York, NY 10022 United States	13,885,391(5)	5.2%
(1)
As of April 26, 2016, we had 264,921,775 Class A Ordinary Shares outstanding.

(2)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2016 pursuant to Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Vanguard Group is a registered investment advisor and has (a) sole voting power as to 513,463 Class A Ordinary Shares; (b) shared voting power as to 27,700 Class A Ordinary Shares; (c) sole dispositive power as to 15,392,452 Class A Ordinary Shares; (d) shared dispositive power as to 544,777 Class A Ordinary Shares.

(3)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2016 pursuant to Rule 13d-1(b) of the Exchange Act. BlackRock, Inc. is a parent holding company and has: (a) sole voting power as to 13,344,288 Class A Ordinary Shares; (b) shared voting power as to no Class A Ordinary Shares; (c) sole dispositive power as to 15,608,333 Class A Ordinary Shares; (d) shared dispositive power as to no Class A Ordinary Shares.

(4)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 12, 2016 pursuant to Rule 13d-1(b) of the Exchange Act. State Street Corporation is a parent holding company and has: (a) sole voting power as to no Class A Ordinary Shares; (b) shared voting power as to 12,006,661 Class A Ordinary Shares; (c) sole dispositive power as to no Class A Ordinary Shares; (d) shared dispositive power as to 14,282,693 Class A Ordinary Shares.

(5)
Based upon information contained in a Schedule 13G/A filed with the SEC on February 16, 2016 pursuant to Rule 13d-1(b) of the Exchange Act. Eagle Capital Management LLC is a registered investment adviser and has: (a) sole voting power as to 11,502,929 Class A Ordinary Shares; (b) shared voting power as to no Class A Ordinary Shares; (c) sole dispositive power as to 13,885,391 Class A Ordinary Shares; and (d) shared dispositive power as to no Class A Ordinary Shares.

2016 Aon Proxy Statement	27

Proposal 2—Advisory Resolution on
Executive Compensation

The Board of Directors unanimously recommends that shareholders vote "FOR" advisory approval of the compensation of Aon's named executive officers.

What am I voting on?

In accordance with applicable law and Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as "say on pay," approving Aon's executive compensation as reported in this proxy statement.

At the 2011 annual meeting of shareholders of Aon Corporation, we asked shareholders to indicate if we should hold an advisory vote on the compensation of NEOs every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2011 annual meeting of Aon Corporation a large majority of the votes cast were in favor of an annual advisory vote, we are again asking shareholders to approve the compensation of our NEOs as disclosed in this proxy statement.

At the 2015 annual general meeting of Aon plc, we provided shareholders with the opportunity to vote on an advisory resolution regarding the executive compensation of our NEOs as disclosed in the proxy statement for the 2015 annual general meeting, and shareholders approved the proposal by a large majority, with more than 97% of the votes cast at the meeting in favor of our executive compensation.

We encourage shareholders to read the Compensation Discussion and Analysis beginning on page 30 of this proxy statement, which describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives of directly linking the compensation of our NEOs to our performance and fundamentally aligning the financial interests of our NEOs with those of our shareholders, as well as the Summary Compensation Table for Fiscal Years 2015, 2014 and 2013 and other related tabular and narrative disclosures beginning on page 45 of this proxy statement, which provide detailed information on the compensation of our NEOs.

The Board and the Compensation Committee believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our compensation objectives, and the design of our compensation program and the compensation awarded to our NEOs, fulfills these objectives.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 87 of this proxy statement.

Is this vote binding on the Board?

Because this vote is advisory, it will not be binding upon the Board or the Compensation Committee, and neither the Board nor the Compensation Committee will be required to take any action (or refrain from taking any action) as a result of the outcome of the vote on this proposal. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of our executive compensation programs.

28	2016 Aon Proxy Statement

Compensation Committee Report

The Organization and Compensation Committee of the Board of Aon has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and set forth in this proxy statement.

Based on its review and discussions with management, the Organization and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into Aon's Annual Report on Form 10-K.

This Report is provided by the Organization and Compensation Committee, which is composed entirely of the following independent directors:

Richard C. Notebaert, Chairman	Richard B. Myers
Cheryl A. Francis	Carolyn Y. Woo
Robert S. Morrison

2016 Aon Proxy Statement	29

Compensation Discussion and Analysis

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program for our named executive officers for 2015, who are listed below. We recommend that you read this section in conjunction with the executive compensation tables and corresponding footnotes that follow, as it provides context for the amounts shown in the tables and the footnote disclosures.

Named Executive Officer	Role
Gregory C. Case	President and Chief Executive Officer
Christa Davies	Executive Vice President and Chief Financial Officer
Stephen P. McGill	Group President—Aon plc, Chairman and Chief Executive Officer—Risk Solutions
Kristi Savacool	Chief Executive Officer—Aon Hewitt
Peter Lieb	Executive Vice President, General Counsel, and Company Secretary

Executive Summary

Who We Are

We are a global professional services firm focused exclusively on risk and people. We are an industry-leading provider of risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions. We have approximately 69,000 employees with a presence in over 120 countries and sovereignties.

2015 Business Highlights

In 2015, we continued to deliver against the four key metrics that we report to shareholders: organic revenue growth, adjusted operating margins, adjusted diluted earnings per share, and free cash flow. Organic revenue growth was 3% in 2015, driven by growth across our business in both Risk Solutions and HR Solutions. Adjusted operating margin was 20% for Aon overall, which reflects our solid organic revenue growth and return on investments in data and analytics. Our adjusted diluted earnings per share for 2015 was $6.18, representing an increase of $0.47 per share (or 8%) over 2014 results and demonstrating solid operational performance and effective capital management. Free cash flow was a record $1.7 billion, an increase of $163 million (or 10%) from $1.6 billion reported in 2014. Performing to these metrics allows us to continue to execute on our goals of strategically investing in long-term growth, managing expenses, and effectively allocating capital.

During 2015, we returned approximately $1.9 billion in excess capital to our shareholders, including $1.6 billion in share repurchases and $323 million in dividends, which highlights our strong cash flow generation and effective allocation of capital. Over the past ten years, and exclusively during Mr. Case's leadership which began in April 2005, our average annual total shareholder return was 11%, compared to the return of the benchmark S&P 500 of 5% and 8% for our direct peers (Arthur J. Gallagher & Co., Brown & Brown, Inc., Jardine Lloyd Thompson Group plc, Marsh & McLennan Companies, Inc. and Willis Towers Watson Public Limited Company). We believe we are well positioned to create long-term value by improving our operating performance and generating strong free cash flow.

We compensate our senior executives through incentive programs that measure both long-term and short-term performance. Our long-term incentive program (described in detail under "Leadership Performance Program Under Our 2011 Incentive Plan") is based on adjusted cumulative earnings per share (a measure driven by operational performance and capital management) across overlapping three-year performance periods. Our short-term incentive program (described in detail under "Annual Incentive Awards Under Our 2011 Incentive Plan") is based on adjusted operating income, a measure driven by operating margin and organic revenue growth. We achieved strong results against these two metrics, which were the key performance measures under our 2015 annual and 2013-2015 long-term incentive compensation programs:

30	2016 Aon Proxy Statement

Because our short-range or long-range corporate planning may dictate a change to the metrics we use over time, we expect to continue reassessing the metrics annually.

Features of Our Executive Compensation Program

The following table provides an overview of our compensation program elements for our NEOs. The guiding philosophy underlying our executive compensation program is to provide a fair, flexible, and market-based total compensation package that is heavily tied to the Company's short and long-term performance and aligned with the interests of our shareholders.

	Element	Description	Objectives

Fixed	Base Salary	Fixed amount of compensation for services provided during the year	Provides our executives with a predictable level of income, determined in view of job responsibilities, experience, contractual commitments, individual performance, and market pay data

Performance-Contingent	Annual Incentive Compensation	Performance-based annual incentive determined and paid based on achievement of specified annual corporate performance objectives and individual qualitative review of executives' contributions to business and financial results, delivery of key strategic initiatives, and personal leadership qualities. Annual incentives, if paid, are made under our 2011 Incentive Plan in a combination of 65% cash and 35% in restricted share units that vest over a three-year period.	Serves as a key pay vehicle for recognizing annual results and performance, while the portion payable in time-vested restricted share units promotes retention and provides value tied to long-term Company performance.
	Long-Term Incentive Compensation	Performance-based long-term incentive determined and paid under our Leadership Performance Program ("LPP"). LPP awards are issued under our 2011 Incentive Plan in the form of performance share units that vest only upon achievement of specific corporate performance objectives over a three-year performance period.	Encourages and rewards long-term performance by giving executives a significant stake in the Company's long-term financial success, and promotes retention.

2016 Aon Proxy Statement	31

	Element	Description	Objectives

Benefit Plans	Retirement and Health and Welfare Benefits	Standard 401(k) plan and health and welfare benefits as provided to non-executive full-time employees. We also offer a nonqualified supplemental savings plan to eligible employees who exceed statutory IRS limits for participation in our 401(k) plan, as well as a non-qualified plan through which eligible employees may defer receipt of their salary and/or annual incentive payments.	Provides competitive benefits to attract and retain talented employees.

Severance	Severance and Change in Control Benefits	Severance benefits payable upon certain qualifying terminations of employment for cause or with specified good reason, including in connection with a change in control.	Provides temporary income stream following termination of employment without cause or with specified good reason and, in the case of change in control protection, ensures continuity and objectivity of management during that event.

Other	Certain Other Benefits	Housing, tax equalization, and various cost of living payments made to certain NEOs in connection with their relocation to London for the Company's redomestication; limited use of Company-paid airplane; certain NEOs also participate in annual health screenings and supplemental insurance program.	Recognizes and fairly makes NEOs whole for expenses incurred to successfully implement the Company's UK redomestication; serves to attract and retain committed employees and allow them to focus on job duties.

Our Pay For Performance Orientation and Executive Compensation Philosophy

The core principle of our executive compensation program continues to be pay for performance, as we continue towards our goal of being the leading global provider of risk and human resource solutions. That core principle dictates that performance-based pay elements (which constitute the bulk of our NEOs' total direct compensation) will not be earned or paid unless our shareholders benefit first. In respect of 2015, performance-based compensation comprised approximately 95% of the total direct compensation for Mr. Case and approximately 86% of the total direct compensation on average for our other NEOs:

2015 Total Direct Compensation—CEO	2015 Total Direct Compensation—All Other NEOs

32	2016 Aon Proxy Statement

  The "performance-based" pay component of the above graphs is the sum of (1) the cash portion of the NEO's bonus paid for 2015 performance plus (2) the target value of all performance-based equity awards granted to the NEO for 2015 performance or during 2015. The "fixed" pay component is the NEO's 2015 base salary. For our NEOs other than Mr. Case, the actual performance-based amount of total direct compensation ranged from 77% to 93%. Please refer to the Summary Compensation Table below for complete disclosure of the total compensation paid to our NEOs during the prior three years.

In addition to our heavy focus on pay for performance, our compensation program is complemented by several practices designed to align our executive compensation program with the long-term interests of our shareholders:

Share Ownership Guidelines	Our share ownership guidelines are designed to increase executives' equity stakes in Aon and to align executives' interests more closely with those of our shareholders. The guidelines provide that the Chief Executive Officer should attain an investment position in Class A Ordinary Shares equal to six times annual base salary and each other executive officer, including the remainder of our NEOs, should attain an investment position in Class A Ordinary Shares equal to three times annual base salary. The guidelines also establish equity retention rules generally requiring that net shares received upon the exercise of options to purchase Class A Ordinary Shares, the vesting of restricted share units and the vesting of performance share units are retained until the required investment position is achieved. Class A Ordinary Shares counted toward these guidelines include any shares owned outright, shares owned through an Aon-sponsored savings or retirement plan, shares purchased through an Aon-sponsored employee share purchase plan, shares obtained through the exercise of share options, and shares issued upon the vesting of restricted share units or performance share units. Each of our NEOs held the requisite number of shares under the guidelines as of December 31, 2015.

Mr. Case has agreed to maintain an investment position in Class A Ordinary Shares in excess of those required under our share ownership guidelines. In his extended employment agreement, he agreed to maintain an investment position equal to twenty times his annual base salary.

Hedging and Pledging Policies	We have a policy prohibiting all executive officers and directors from engaging in short sales, publicly traded options, puts and calls, forward sale contracts, and other swap, hedging, and derivative transactions relating to our securities. We also maintain a policy prohibiting our executive officers and directors from holding our securities in margin accounts or pledging our securities as collateral for a loan.

Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant to provide advice and market data to bolster the Compensation Committee's compensation decision-making.

Maximized Tax Deductibility for Performance-Based Pay	Compensation paid under our long-term and annual incentive programs is intended to qualify as performance-based compensation under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), with respect to covered employees, to maximize the tax-deductibility of such payments. However, we have retained the discretion to pay non-deductible variable compensation.

Clawback Policy	We have adopted an Incentive Repayment Policy applicable to our executive officers. Pursuant to the Incentive Repayment Policy, the Board may cancel or require reimbursement of any incentive payments or equity-based awards received if the incentive payment or equity-based award was based on the achievement of financial results that are subsequently restated. If the Board determines that the executive officer engaged in fraud that caused or partially caused the need for the financial restatement, the incentive payment or equity-based award is required to be forfeited or reimbursed in full. If the restatement was not the result of fraud by the executive officer, the Board may, to the extent allowed under applicable law, require forfeiture or reimbursement of the amount by which the incentive payment or equity-based award exceeded the lower amount that would have been paid based on the restated financial results.

2016 Aon Proxy Statement	33

2015 Executive Compensation Highlights

Leadership Performance Program. In early 2016, we settled performance share units granted to our NEOs in 2013 under our eighth LPP cycle ("LPP 8"). The settlement of those units in Class A Ordinary Shares was contingent upon achieving adjusted earnings per share of at least $13.01 (threshold performance) over the performance period from January 1, 2013 to December 31, 2015, and reflects achievement of adjusted earnings per share of $16.51, which exceeded the target earnings per share of $13.80 as well as the stretch target earnings per share of $14.51. Also in 2015, we granted performance share units under our tenth LPP cycle ("LPP 10") to each of our NEOs, which will be settled in 2018 contingent upon the Company's adjusted earnings per share performance over the January 1, 2015 to December 31, 2017 performance period.

Annual Incentive Compensation. Annual incentive bonuses for 2015 were paid to our NEOs in early 2016 following the Company's achievement of adjusted operating income of $2,338 million, compared to a pre-determined minimum achievement threshold of $1,647 million. Actual incentive bonuses paid to our NEOs reflected our application of the incentive pool funding guidelines adopted by the Compensation Committee (which are based on a comparison of current year adjusted operating income results against the prior year), as well as the Committee's evaluation of each NEO's contributions to our business and financial results, delivery of key strategic initiatives, and personal leadership qualities. Once determined, annual incentives to our NEOs were paid 65% in the form of cash and 35% in the form of time-vested restricted share units, in order to provide value to our executives that is tied to the long-term performance of the Company.

No NEO Base Salary or Target Annual Incentive Adjustments. In 2015, we made no adjustments to the base salary rates or target annual incentives for our NEOs.

Termination of NEO Change in Control Agreements and Adoption of New Severance and Change in Control Plan for Senior Executives. In December 2015, we provided notice to each NEO, other than Mr. Case, that his or her individual change in control severance agreement would be terminated, effective 120 days following the date of the notice. In connection with that termination, the Company adopted the Combined Severance Plan, which provides severance benefits and change in control severance benefits upon certain qualifying terminations to members of the Company's management executive committee, including each of our NEOs (but only to the extent that such individuals are not party to an individual agreement offering such benefits). The NEOs will be eligible for change in control severance benefits under the Combined Severance Plan upon the effective date of the termination of their individual change in control agreements. Going forward, we intend to move away from the practice of entering into individual employment agreements with our management executive committee members, including our NEOs (other than Mr. Case). While our NEOs currently have fixed-term employment agreements in place, the Committee anticipates that these agreements (other than Mr. Case's) will not be renewed upon expiration. Instead, these individuals will then be eligible for both severance and change in control severance benefits under the new Combined Severance Plan, which we believe will further enhance the consistency and transparency of our overall executive compensation program.

Amended and Restated Employment Agreements for Mr. Case, Ms. Davies, Ms. Savacool, and Mr. McGill. We entered into amended and restated employment agreements with Mr. Case in January 2015, with Ms. Davies and Ms. Savacool in February 2015, and with Mr. McGill in July 2015. These agreements extended the term of each executive's employment agreement for an additional five years. As noted above, each executive's base salary rate and target annual incentive was not adjusted; however, in connection with the extensions and in recognition of the executives' substantial commitment to Aon, the Company awarded the following additional grants under our Leadership Performance Program: for Mr. Case, Ms. Davies, and Ms. Savacool, awards with a target value of $15,000,000, $6,000,000, and $2,500,000, respectively, under LPP 10; and for Mr. McGill, an award with a target value of $6,000,000 under LPP 11. As a result of our decision taken in December 2015 to move away from fixed-term individual employment agreements with our executive committee members (other than Mr. Case), the Committee anticipates that these amended and restated employment agreements (other than with respect to Mr. Case) will not be renewed following their expiration.

Changes to our 2016 Peer Group. In 2015, we made key changes to our 2016 peer group used for executive compensation purposes, to better reflect our strategic direction and the competitive market for talent. These changes are discussed in more detail below under "Analysis of Key 2015 Compensation Decisions—Peer Group".

34	2016 Aon Proxy Statement

The Executive Compensation Process

Process of Determining Executive Compensation

Management assists the Compensation Committee in managing our executive and director compensation programs. Direct responsibilities of management include, but are not limited to:

•
Recommending executive compensation adjustments and short- and long-term incentive awards and other benefits, where applicable, for executive officers other than the Chief Executive Officer;

•
Providing ongoing review of the effectiveness of our executive compensation programs and alignment of the programs with our objectives;

•
Designing and recommending appropriate amendments to our long-term and short-term cash and equity-based incentive plans for executives; and

•
Designing and recommending appropriate amendments to our employee benefit plans.

In the first quarter of 2015, our independent directors evaluated our Chief Executive Officer's performance and compensation. At that time, the Compensation Committee also evaluated the performance and reviewed the compensation of selected other senior executives. During this review, the Compensation Committee approved for each executive officer a target annual incentive for 2015 performance and the specific corporate performance metric that our performance would be measured against for 2015.

In early 2016, and in connection with the Compensation Committee's annual compensation review, management presented the Compensation Committee with compensation tally sheets reporting compensation paid for the prior five years and competitive pay data, where available, as a market check. The Compensation Committee also reviewed and considered Aon's overall performance against targets that were established for 2015. This review culminated in certain compensation decisions made by the Compensation Committee with respect to our executive officers during the first quarter of 2016, which are described in more detail below.

Relationship With Executive Compensation Consultant

Since 2005, the Compensation Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent executive compensation consultant. FW Cook provides expertise on various matters coming before the Compensation Committee. FW Cook is engaged by, and reports directly to, the Compensation Committee, and does not advise management or receive other compensation from us. George Paulin, the Chairman of FW Cook, typically participates in all meetings of the Compensation Committee during which executive compensation matters are discussed and communicates between meetings with the Chairman of the Compensation Committee. During 2015, FW Cook assisted the Compensation Committee by providing insights and advice regarding our compensation philosophy, objectives and strategy; developing criteria for identification of our peer group for executive and Board compensation and Company performance review purposes; reviewing management's design proposals for short-term cash and long-term equity incentive compensation programs; providing insights and advice regarding our analysis of risks arising from our compensation policies and practices; providing change in control severance calculations for our NEOs in the 2015 annual proxy disclosure; providing compensation data from our peer group proxy and other disclosures; advising on the terms and conditions of the renewal of employment agreements with our senior executive officers; and advising on and providing comments on management's recommendations regarding executive officers' annual incentives for 2015 and equity-based awards granted in 2015. Management periodically retains other consulting firms to provide pay survey data and other non-executive compensation services, that may be presented to or reviewed by the Compensation Committee.

The Compensation Committee has assessed the independence of FW Cook pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

How We Determine Total Compensation

The Compensation Committee generally targets a competitive level and mix of total direct compensation elements using market data as a reference point. However, for 2015, the Compensation Committee did not use a specific formula or any specific benchmark or target to determine total compensation, individual components of compensation, or the relative mix of pay components. For the Compensation Committee, setting compensation levels in 2015 was not a mechanical process. Rather, the Compensation Committee used its judgment and business experience. The Compensation Committee's overall intent was to manage the various elements of total compensation together so that the emphasis of the Company's compensation program was on its variable components of pay, including long-term equity awards and annual bonus awards that fluctuate based on Aon's performance.

2016 Aon Proxy Statement	35

Use of Tally Sheets

The Compensation Committee regularly reviews compensation tally sheets. The tally sheets assign dollar amounts to each component of the executive's compensation, including base salary, annual incentives (target and actual), long-term incentives granted and outstanding, and employee benefits (including health care and qualified and non-qualified retirement plans), relocation benefits including income tax equalization, perquisites and potential change in control severance payments. The tally sheets are presented to the Compensation Committee to ensure it is aware of all rewards components and the value of such elements when making compensation decisions.

Involvement of Mr. Case in the Compensation Process

Each year, the Compensation Committee approves all elements of compensation for our NEOs and other executive officers. These decisions are typically made during the annual compensation review process conducted in the first calendar quarter. The Compensation Committee solicits certain recommendations from each of Mr. Case and our Chief Human Resources Officer.

Mr. Case recommends to the Compensation Committee the equity award, annual incentive payment and base salary adjustments, if any, for the executive officers who report directly to him. He has direct knowledge of the contributions made to Aon by those executive officers and he shares this knowledge with the Compensation Committee. Mr. Case supports his recommendations by providing performance evaluations for his direct reports.

During the annual review process, our Chief Human Resources Officer and the Chairman of the Compensation Committee work together on Mr. Case's annual evaluation report, which summarizes Mr. Case's qualitative and quantitative performance. The report is considered, along with other factors (including the Compensation Committee's own assessment of Mr. Case's performance, relevant market data and Aon's overall performance), in determining Mr. Case's compensation.

Similar reports were considered by the Compensation Committee in connection with the extensions of the employment agreements with Mr. Case, Ms. Davies, and Ms. Savacool in the first quarter of 2015 and Mr. McGill in the third quarter of 2015.

The Compensation Committee has the ultimate authority to make compensation decisions. The Compensation Committee discusses its preliminary compensation decisions with the independent members of the Board who do not serve on the Compensation Committee. This process garners valuable input from those directors regarding the executives' performance. The sharing of performance review information also aids the directors in carrying out their succession planning responsibilities. After considering input from those directors, the Compensation Committee makes its final determination.

Mr. Case, together with our Chief Human Resources Officer and our CFO, makes recommendations to the Compensation Committee relating to the corporate performance targets to be established under Aon's annual incentive and long-term equity incentive programs. The Compensation Committee reviews such recommendations with its independent executive compensation consultant and reserves the ultimate authority to set such targets and to determine whether such goals were achieved.

Result of Advisory Vote by Shareholders on Our "Say on Pay" Proposal

The Compensation Committee considered the results of the advisory vote by shareholders on the "say on pay" proposal presented to our shareholders at the 2015 Annual General Meeting of Shareholders. As reported in Aon's Form 8-K, filed with the SEC on June 19, 2015, there was significant support by shareholders for the compensation program offered to our NEOs, with over 97% of the votes cast at the meeting being voted in favor of the Company's compensation programs. Accordingly, the Compensation Committee made no changes to our executive compensation programs as a result of such vote.

Review of Compensation Policies and Practices

We believe that we maintain an appropriate level of prudence associated with our compensation programs and will continue to do so. We engage in a process to evaluate whether our executive and broad-based compensation programs contribute to unnecessary risk-taking, which includes an assessment by the Compensation Committee's independent consultant of whether these programs create material risk. We have concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company. In the first quarter of 2016, the independent compensation consultant for the Compensation Committee assessed our executive compensation policies and practices and also concluded that they do not motivate imprudent risk taking.

36	2016 Aon Proxy Statement

Internal Pay Relationships

In determining an executive officer's target annual incentive or long-term performance award value, the Compensation Committee will, from time to time, consider internal pay relationships. However, the Compensation Committee has not adopted a broad internal pay equity policy pursuant to which each executive officer's compensation, or one or more components thereof, is related to or benchmarked against the compensation of other executive officers.

Compensation Committee Interlocks and Insider Participation

During 2015, the Compensation Committee was composed of Mr. Notebaert (Chairman), Ms. Francis, Mr. Morrison, General Myers, and Dr. Woo. No member of the Compensation Committee was, during 2015 or previously, an officer or employee of Aon or any of its subsidiaries. In addition, during 2015, there were no Compensation Committee interlocks required to be disclosed.

Analysis of Key 2015 Compensation Decisions

Peer Group

Our peer group is reviewed on an annual basis. We set executive compensation at levels that we believe are appropriate and competitive for global professional services firms within our market sector and the general industry marketplace. We review annual financial reports filed by our peer group. For purposes of evaluating the competitive market (but not for purposes of doing benchmarking to specific percentiles), we look at peer group compensation data. We compare the total direct compensation (defined as base salary plus actual bonus plus equity-based awards) for our NEOs to the total direct compensation for executives at selected peer companies where job descriptions are sufficiently similar to those of our executives to permit comparison.

In November 2014, we reviewed our peer group composition with the Compensation Committee's independent compensation consultant and determined that one addition to the peer group for 2015 was necessary and advisable. Namely, A.J. Gallagher & Co., which was not in our peer group for 2014, fell within the GICS sub-sectors and market capitalization guidelines utilized at that time for our peer group and was therefore added for 2015. The Compensation Committee referred to the peer group when determining the actual annual incentive award paid in 2015 related to 2014 performance and the 2015 long-term incentive grant.

Our 2015 peer group members were selected based upon three criteria. First, they are global financial services industry companies or major consulting firms with which we compete for executive talent or financial capital. Second, the peer group is composed of companies that are between one-fourth and four times our size in average market capitalization (as calculated over the most recent eight quarters to reduce volatility), revenues and number of employees. Finally, each company also provides public disclosure regarding its executive compensation.

Our 2015 peer group members represented four financial GICS sub-sectors (insurance, IT services, professional services, and health care providers & services) and are listed below:

2015 Peer Group
Accenture plc	CIGNA Corporation	Principal Financial Group, Inc.
ACE Limited	Chubb Corp.	The Progressive Corporation
A.J. Gallagher & Co.	Cognizant Technology Solutions Corporation	Sun Life Financial Inc.
Automatic Data Processing, Inc.	Computer Sciences Corporation	Towers Watson & Co.
AFLAC Inc.	Fiserv, Inc.	The Travelers Companies, Inc.
Aetna Inc.	Humana Inc.	Willis Group Holdings plc
The Allstate Corporation	Marsh & McLennan Companies, Inc.	Xerox Corporation

In November 2015, we again reviewed our peer group composition with the Compensation Committee's independent compensation consultant. As a result of that review, the criteria used to select our peer group members were adjusted to ensure that the 2016 peer group continues to provide an appropriate frame of reference relative to the Company's current size, strategic direction, management complexity, and competition for top executive talent. Specifically, to better reflect the Company's strategic direction and market for talent, we removed nine companies that fell within the health care providers and services GICS classification (ACE Limited, AFLAC Inc., Chubb Corp., CIGNA Corporation, Humana Inc., Principal Financial Group, Inc., The Progressive Corporation, Sun Life Financial Inc., and The Travelers Companies, Inc.), and added

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five companies that represent the diversified financial GICS classification (Bank of New York Mellon Corporation, McGraw Hill Financial, Inc., Moody's Corporation, Northern Trust Corporation, and State Street Corporation). These new peer group members, as well as those that continue in the group from 2015, were selected based on a refinement of our company size criteria to incorporate a requirement that the company also have at least 35,000 employees or revenues per employee that are between one-fourth and two times our revenues per employee.

The Compensation Committee referred to the 2016 peer group when determining the actual annual incentive award paid in 2016 related to 2015 performance. Our 2016 peer group members are listed below:

2016 Peer Group
Accenture plc	Cognizant Technology Solutions Corporation	Northern Trust Corporation
A.J. Gallagher & Co.	Computer Sciences Corporation	State Street Corporation
Automatic Data Processing, Inc.	Fiserv, Inc.	Towers Watson & Co.
Aetna Inc.	Marsh & McLennan Companies, Inc.	Willis Group Holdings plc
The Allstate Corporation	McGraw Hill Financial, Inc.	Xerox Corporation
Bank of New York Mellon Corporation	Moody's Corporation

Leadership Performance Program Under Our 2011 Incentive Plan

During the first quarter of 2015, we granted performance share units to our executive officers, including each NEO, pursuant to LPP 10. Also, during the first quarter of 2016, we determined our actual levels of achievement under LPP 8.

LPP 10. This is our tenth layer of consecutive three-year performance cycles for long-term incentive awards granted to our most senior leaders. It is intended to further strengthen the relationship between capital accumulation for our executives and long-term financial performance of the Company and increasing shareholder value. Awards under each Leadership Performance Program are intended to qualify as tax-deductible performance-based compensation under Section 162(m) of the Code, with respect to executives covered by Section 162(m).

The performance share units awarded under LPP 10 are payable (to the extent earned) in the form of Class A Ordinary Shares. The nominal value of the awards was determined and approved by the Compensation Committee. The number of target performance share units was calculated on the date of grant based on that day's closing price for Class A Ordinary Shares on the NYSE. The performance share units under LPP 10 will be earned and settled in a range of 0% (if the threshold level is not achieved) to 200% of the target number of shares based on the Company's cumulative adjusted earnings per share ("EPS") over the three-year performance period.

As was the case for LPP 9, the performance results for LPP 10 will be measured against three-year publicly-reported adjusted cumulative EPS growth rate, subject to limited adjustments set forth in the program documentation at the beginning of the three-year period. The adjustments are intended to exclude the impact of unusual or infrequently occurring items, so as to provide a target that, while challenging, eliminates the impact of certain events and circumstances outside of the control of the relevant executive officers. The Compensation Committee's selection under LPP 10 of the three-year performance period and cumulative adjusted EPS financial performance metric provides the award recipients a reasonable period of time within which to achieve and sustain challenging long-term growth objectives. The Compensation Committee believes adjusted EPS is a more effective measure of Company performance for purposes of motivating executive performance than against EPS calculated in accordance with U.S. GAAP, as the adjusted measure provides a target that is within the executives' control and area of accountability. Further, the Company believes that adjusted EPS provides a perspective on the Company's ongoing core operating performance that is more consistent with how shareholders measure our success and that creates transparency and clarity for participants.

In determining the individual awards under LPP 10, the Compensation Committee considered internal pay relationships, the award recipient's compensation mix, and total direct compensation. With respect to the additional awards issued to Mr. Case, Ms. Davies, and Ms. Savacool, the Committee also considered their commitments to extend their terms of employment with the Company in early 2015.

LPP 8. In early 2016, we determined the actual achievement under LPP 8. The performance period for LPP 8 ended on December 31, 2015.

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LPP 8—Performance Share Units (Performance Period 1/1/2013—12/31/2015)

Metric	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Cumulative Adjusted EPS	$13.01	$13.80	$14.51
		Actual	$16.51

For LPP 8, the cumulative adjusted EPS goals from continuing operations ranged from a threshold level of $13.01, below which no payout would occur, to $14.51 or higher, which would have yielded shares equal to 200% of the target number. A result of $13.80 in cumulative adjusted EPS from continuing operations would have yielded shares equal to 100% of the target number. This target represented a 6% increase over the EPS target for the seventh cycle of our Leadership Performance Program established for the performance period from 2012 through 2014 ("LPP 7"). Our actual cumulative adjusted EPS from continuing operations for the three-year period was $16.51, resulting in a payout at 200% of target.

The adjusted EPS from continuing operations results for LPP 8 include adjustments detailed by the plan governing LPP 8 and approved by the Compensation Committee. For each year of the performance period associated with LPP 8, adjustments to EPS from continuing operations were approved by the Compensation Committee to address the impact of extraordinary legal settlements and an error in deferred tax purchase accounting related to the Hewitt acquisition. Each NEO participated in LPP 8.

We do not pay dividends or dividend equivalents on performance share units.

Annual Incentive Awards Under Our 2011 Incentive Plan

Shareholder-Approved Plan. For purposes of satisfying the "performance-based" compensation condition for tax-deductibility of compensation paid to certain NEOs under Section 162(m) of the Code, our shareholders approved an omnibus equity-based and cash incentive plan called the Amended and Restated Aon plc 2011 Incentive Plan (the "Shareholder-Approved Plan"), pursuant to which we award bonuses to our senior executives. Under our Shareholder-Approved Plan, the Compensation Committee annually approves the framework for our annual incentive compensation program, including the applicable Aon-wide performance metric and minimum achievement threshold against that performance metric. If the metric is not achieved, no bonuses are payable under the Shareholder-Approved Plan.

If the minimum achievement threshold is met, the Shareholder-Approved Plan allows for the payment of current-year tax deductible annual incentives to our executive officers up to a cap of the lesser of $10 million or the maximum annual incentive otherwise established by the Compensation Committee for each executive officer. For 2015, the Compensation Committee established a cap of 300% of each NEO's target annual incentive.

In the first quarter of 2015, the Compensation Committee set annual incentive eligibility for our NEOs. For each NEO other than Mr. Case, annual incentive eligibility was set as a target percentage of the sum of the executive's base salary at year-end plus any annual foreign service allowance the executive received in connection with his or her relocation to London. The Compensation Committee and Mr. Case determined prior to beginning his international assignment that his foreign service allowance would not factor into his annual incentive eligibility. The target annual incentives for each of our NEOs are shown in the table below:

NEO	2015 Target Annual Incentive
Case	$3,000,000
Davies	$1,380,000
McGill	$1,925,000
Savacool	$800,000
Lieb	$805,000*

*
As previously noted, we made no changes to base salary rates or target annual incentives for 2015. However, the 2015 target annual incentive provided for Mr. Lieb differs from the target annual incentive reported in 2014 by an amount of $5,625. This is due to the fact that Mr. Lieb's foreign service allowance (generally determined as a percentage of base salary) was not increased until July 2014, even though his 2014 salary increase took effect in January 2014.

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The Shareholder-Approved Plan does not provide guidelines or formulas for determining the actual annual incentives payable to our executive officers once the metric is achieved. If the metric is achieved, the Shareholder-Approved Plan allows the Compensation Committee to award an annual incentive up to the previously established cap. As explained below, for 2015 the Compensation Committee adopted the Executive Committee Incentive Compensation Plan as a framework for determining actual annual incentives to be paid if the metric under the Shareholder-Approved Plan was achieved.

2015 Metric Under Shareholder-Approved Plan. In the first quarter of 2015, the Compensation Committee determined that 2015 Aon-wide performance would be measured by growth in adjusted operating income ("OI") for 2015 as compared to adjusted OI of $2,353 million in 2014. The Compensation Committee set the minimum achievement threshold at 70% of adjusted OI for 2014, or $1,647 million. The Compensation Committee retained the discretion to further adjust OI under the plan for extraordinary, unusual or infrequently occurring items. The Compensation Committee selected OI as the measure to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence.

The Compensation Committee set the minimum threshold at 70% because we believed performance below that level would not create sufficient value for the Company's shareholders and, therefore, should not result in annual incentive payments. If the minimum achievement threshold is satisfied, an annual incentive pool is funded as described below under "Determining 2015 Annual Incentives."

2015 Actual Performance. During the first quarter of 2016, the Compensation Committee determined that Aon's 2015 adjusted OI was $2,338 million, or 99.4% of the OI for 2014. The Compensation Committee did not make any adjustments to adjusted OI as reported to Aon's shareholders for purposes of the Shareholder-Approved Plan. This exceeded the minimum threshold established under the Shareholder-Approved Plan.

Determining 2015 Annual Incentives. In the first quarter of 2015, the Compensation Committee approved a framework (the Executive Committee Incentive Compensation Plan) for funding the total annual incentive pool under the Shareholder-Approved Plan for the 21 executives and members of senior management that at such time comprised Aon's management executive committee. That group included each of our NEOs. The rationale for establishing this funding framework was to provide executives with a clearer connection between the expected reward and the required performance, as well as a basis for annual incentive accruals. Under those guidelines, the size of the incentive pool generally equals the budgeted accruals for aggregate target annual incentive payments for members of the Company's executive committee, multiplied by the percentage increase in OI from 2014 to 2015 (reduced by 200 basis points), although the Compensation Committee retains the discretion to approve increases (up to 10%) and decreases (up to 20%) in the size of the incentive pool. In other words, the incentive pool is only funded at target if there is a 2% increase in adjusted operating income over the previous year. In accordance with Section 162(m) of the Code, however, no individual could receive an award in excess of the maximum amount established by the Committee (the lesser of $10 million or three times their target annual incentive).

In accordance with the Shareholder-Approved Plan, the Executive Committee Incentive Compensation Plan would not be funded unless Aon achieved the minimum threshold of 70% of actual OI for 2014. After determining that OI in 2015, without permitted adjustments for extraordinary or unusual items, was $2,338 million, the Compensation Committee then met in February 2016 to determine the funding status of the incentive pool. After application of the formula guidelines described above, the total incentive pool reserved for members of the Company's executive committee (including our NEOs), was determined to be 97.4% of the target incentive pool, resulting in funding under the Executive Committee Incentive Compensation Plan of $24.3 million.

None of the NEOs received their maximum annual incentive of the lesser of $10 million or three times their target annual incentive. Each NEO received in the range of 99% to 116% of their target annual incentive; on average, the 21 members of the Company's executive committee who participate in the Executive Committee Incentive Compensation Plan received

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annual incentives at 95% of target. The following table sets forth the actual annual incentive paid to each of our NEOs under the Executive Committee Incentive Compensation Plan for the year:

NEO	2015 Actual Annual Incentive
Case	$3,000,000
Davies	$1,600,000
McGill	$1,900,000
Savacool	$900,000
Lieb	$850,000

In determining annual incentives for our NEOs, the Compensation Committee (or, with respect to Mr. Case, the independent members of the board) take into account several factors, including business and financial results, individual delivery of key strategic initiatives, and personal leadership qualities.

•
With regard to Mr. Case, the independent members of the board determined that, under his leadership, the Company achieved strong business and financial results across the four key metrics that we report to shareholders: organic revenue growth, adjusted operating margins, adjusted diluted earnings per share, and free cash flow. Organic growth in commissions and fees was 3%, including an increase in operating margin on an adjusted basis of 50 basis points to 20%. Adjusted earnings per share was $6.18, representing an increase of $0.47 (or 8%) over last year's results and in the face of significant unfavorable foreign currency impact. Cash flow from operations increased 11% to a record $2.0 billion. During 2015, the Company also achieved a record share price of $104.52 and returned $1.9 billion of capital to shareholders through share repurchases and dividends. Over the last ten years, and exclusively during Mr. Case's leadership which began in April 2005, our average annual total shareholder return was 11%, compared to the return of the benchmark S&P 500 of 5% and 8% for our direct peers. Under Mr. Case's leadership, we also made key progress on strategic initiatives including divestiture of non-core businesses to optimize our portfolio, embedding a focus on return on capital in our firm-wide decision-making processes. The independent members of the board also determined that Mr. Case demonstrated leadership behavior that aligned with Aon's leadership model for colleague, market, and client interactions.

•
With regard to Ms. Davies, the Compensation Committee determined that her individual efforts contributed substantially to the Company's strong business and financial results in 2015, including the four key metrics that we report to shareholders: organic revenue growth, adjusted operating margins, adjusted diluted earnings per share, and free cash flow. In particular, Ms. Davies was instrumental in delivering our strong adjusted earnings per share results, which exceeded our growth target for the year, and record level cash flow from operations. Ms. Davies also led the Company's long term capital investment strategy, substantially strengthened our capabilities in the mergers and acquisitions area, and worked with other key leaders to successfully embed a return on capital focus in our firm-wide decision-making processes. The Compensation Committee also determined that Ms. Davies demonstrated leadership behavior that aligned with Aon's leadership model for colleague, market, and client interactions.

•
With regard to Mr. McGill, the Compensation Committee determined that, under his leadership, our Risk Solutions business achieved strong business and financial results across a number of key metrics, including organic growth in commissions and fees of 3%, an increase in operating margin on an adjusted basis of 70 basis points to a record 23.6%, and positive working capital improvements. While operating income for Risk Solutions declined 2%, the decline occurred in the face of significant unfavorable foreign currency impact. In strategic initiatives, Mr. McGill delivered meaningful improvements in best practice discipline for the business, implemented growth initiatives and innovation strategies, and effectively collaborated with Risk and Reinsurance leadership to drive towards a united governance and leadership approach for Risk Solutions. The Compensation Committee also determined that Mr. McGill demonstrated leadership behavior that aligned with Aon's leadership model for colleague, market, and client interactions.

•
With regard to Ms. Savacool, the Compensation Committee determined that, under her leadership, our HR Solutions business achieved strong business and financial results across a number of key metrics, including organic growth in commissions and fees of 4%, an increase in operating margin on an adjusted basis of 100 basis points to a record 18.1%, an increase of $52 million (or 7%) in operating income, and positive working capital improvements. Ms. Savacool also made significant progress positioning the business for future growth by developing and implementing the next generation business model and platform, adding new talent to the HR Solutions leadership team, strategically divesting

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  non-core businesses, and driving key innovations in our global health strategy. The Compensation Committee also determined that Ms. Savacool demonstrated leadership behavior that aligned with Aon's leadership model for colleague, market, and client interactions.

•
With regard to Mr. Lieb, the Compensation Committee determined that Mr. Lieb successfully managed the Company's E&O exposure, including successful resolutions of a number of key legal and compliance matters. Mr. Lieb also delivered key improvements to the Company's legal and compliance capacities through proactive partnership with the Company's business units and appropriate management of our global compliance and reputation risk. The Compensation Committee also determined that Mr. Lieb demonstrated leadership behavior that aligned with Aon's leadership model for colleague, market, and client interactions.

For 2015, as was true in earlier years, all annual incentive awards for executive officers are payable 65% in cash and 35% in restricted share units, with such restricted share units vesting ratably over a three-year period (subject to certain forfeiture provisions). These restricted share units are intended to further focus employees' attention on Aon's long-term performance and to further promote retention and increased share ownership. These awards will be settled (to the extent vested) in Class A Ordinary Shares; we also provide dividend equivalents on unvested restricted share units in cash at the same time that actual dividends are paid. The Compensation Committee believes that paying a substantial portion of the executive's annual incentive award in the form of restricted share units strikes a fair balance between reward for past performance and incentive for future improvements. The restricted share units and the cash portion of the bonus were paid to executives during the first quarter of 2016 for 2015 performance.

Executive and Relocation Benefits

Executive Benefits. In addition to our broad-based employee benefit programs that are available to our employees generally (such as health coverage, 401(k) salary deferrals, etc.), each of our NEOs is eligible to participate in a deferred compensation program and a supplemental savings plan. We also provide an executive health screening program available to all members of our management executive committee, including our NEOs. None of our NEOs participates in our defined benefit pension plan or the supplemental pension program because each was hired after eligibility in the qualified plan was frozen in 2004. Additional information regarding certain of our executive benefits is set forth under the heading "Nonqualified Deferred Compensation in Fiscal 2015" contained in this proxy statement.

Our Supplemental Savings Plan is a non-qualified deferred compensation plan that provides approximately 2,000 eligible employees, including executives, with the opportunity to receive contributions that could not be credited under the Aon Savings Plan because of tax limitations and the specific provisions of such plan.

Our Deferred Compensation Plan is a non-qualified deferred compensation plan that allows certain employees to defer receipt of their salary and/or annual incentive payments into an account that mirrors several different investment options. We do not credit above-market interest on deferred compensation, as that term is defined in the Code. Both the Supplemental Savings Plan and the Deferred Compensation Plan are unfunded, and participants have an unsecured contractual commitment from us to pay the amounts due. When such amounts are due, payments will be made from our general assets.

Relocation Benefits. In 2015, we continued to provide relocation benefits resulting from our relocation of our headquarters to London, United Kingdom to certain of our NEOs. Relocation benefits are customary for expatriate assignments for us and other employers in our industry. The Compensation Committee approved certain relocation benefits for the relocating executives after consulting with its independent compensation consultant, and each relocating executive has signed an international assignment letter with Aon that sets forth the relocation benefits available to him or her. The relocation packages for our NEOs are intended to keep them "whole" on a total rewards basis; be transparent and equitable; and reflect competitive practices and benchmarks of industry counterparts. The Compensation Committee periodically reviews the relocation packages of our executives.

In the first quarter of 2015, the Compensation Committee approved a further change to our general relocation benefits policy that impacts all relocated employees globally, including certain of our senior executives on extended assignments to London who are deemed to be U.K. residents for taxation purposes, including Ms. Davies, Mr. McGill, and Mr. Lieb. The change was the extension of tax equalization benefits for the tax impact of capital gains income related to awards received under the Shareholder-Approved Plan or Aon's global employee share purchase plan. The additional benefit is available only to employees on international assignment beyond two years; the annual tax equalization is capped at $500,000 of capital gains income annually; and the equalization amounts are grossed up for capital gain differential taxes.

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These changes are described herein under the heading "International Assignment Letters". The compensation received in the form of such benefits is reflected in the Summary Compensation Table for Fiscal Years 2015, 2014 and 2013.

Post-Termination Compensation

We believe that providing severance and change in control severance benefits is critical to recruit talented employees and to secure the continued employment and dedication of our existing employees. All or nearly all of the companies with which we compete for talent have similar arrangements in place for their senior executives. While we consider these benefits to be necessary, the terms of these benefits are not considered as part of the compensation strategy when the Compensation Committee annually determines the compensation for the NEOs. Additional information about post-termination compensation is set forth in the section captioned "Potential Payments on Termination or Change-in-Control" contained in this proxy statement.

Severance Benefits Upon Change in Control. Beginning in 2005, we entered into change in control severance agreements with certain of our key executive officers, including each of our NEOs. The agreements were intended to secure the continued service and to ensure the dedication and objectivity of these executives in the event of an actual or threatened change in control of Aon. The agreements provided that covered executives would receive certain severance benefits upon qualifying terminations of employment in connection with or within two years following a change in control of Aon. Thus, the agreements required a "double trigger"—a qualifying change in control of Aon and a qualifying termination of the executive's employment—for severance benefits to become payable.

None of the agreements for our NEOs provided for excise tax gross-up protection in the event the executive becomes subject to tax under Section 280G of the Code in connection with such double trigger.

Additional information regarding the change in control agreements for our NEOs is set forth in the section captioned "Potential Payments on Termination or Change in Control" contained in this proxy statement.

On December 7, 2015, we notified certain key executive officers, including each NEO other than Mr. Case, that their individual change in control severance agreements would be terminated effective 120 days from the date of such notice. Upon the effective date of the termination of the individual's agreements, these NEOs became eligible for change in control benefits under our Combined Severance Plan. The Combined Severance Plan provides for benefits on a qualifying termination after a qualifying change in control that are substantially the same as those provided under the individual change in control severance agreements.

Severance Benefits Pursuant to Employment Agreements. We have entered into agreements with certain executive officers that provide for post-employment severance benefits and transitional compensation if the officer's employment terminates for a qualifying event or circumstance unrelated to a change in control of Aon, such as being terminated without "cause" as such term is defined in the operative agreement. To the extent that members of our executive committee (including our NEOs) are not party to an individual agreement providing for severance benefits, those individuals are eligible to receive severance benefits under the Combined Severance Plan. Each of our NEOs currently has an employment agreement providing for severance benefits. Additional information regarding such post-employment severance or transitional compensation for Mr. Case and the other NEOs is set forth in the section captioned "Potential Payments on Termination or Change in Control" contained in this proxy statement.

Extension of Certain NEO Employment Agreements

On January 16, 2015, we entered into an amended and restated employment agreement with Mr. Case. Prior to approving such agreement, the Compensation Committee consulted with its independent compensation consultant, FW Cook. Among other factors, the Compensation Committee and FW Cook reviewed Mr. Case's total pay, including as it compares to the chief executive officers of our peer group, and his performance over the nearly ten years he has been leading the Company, including the significant shareholder return over such period as compared to the S&P 500 and our peers. The agreement extended the term of Mr. Case's employment for five years, through April 1, 2020, unless terminated earlier. Prior to such extension, Mr. Case's employment was due to expire on April 5, 2015. The agreement continued Mr. Case's current base salary (which remains unchanged since his hire in 2005) of $1,500,000 and his annual incentive target at 200% of annual base salary. Under the agreement, Mr. Case agreed to maintain an investment position in Aon Class A Ordinary Shares equal to no less than twenty times his annual base salary.

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In February 2015, we similarly entered into extensions of the employment agreements with Ms. Davies and Ms. Savacool. Prior to approving such extensions, the Compensation Committee consulted with FW Cook. With regard to both Ms. Davies and Ms. Savacool, the agreements extended the term of employment for five years, through April 1, 2020, unless terminated earlier. With regard to both executives, the agreement continued their current base salaries at $800,000 and annual incentive targets at 150% and 100%, respectively.

In July 2015, we also entered into an extension of the employment agreement with Mr. McGill. Prior to approving such extension, the Compensation Committee consulted with FW Cook. The agreement extended the term of employment for Mr. McGill for five years, through December 1, 2020, unless terminated earlier. The agreement continued his current base salary at $1,100,000 and annual incentive target at 175% of his base salary.

The agreements for Mr. Case, Ms. Davies, Ms. Savacool and Mr. McGill contain other key terms and conditions that are generally consistent with those applicable to Aon's senior executives, and are described in greater detail under "Employment Agreements and Other Compensation Arrangements" herein.

In connection with the renewals of the employment agreements for Mr. Case, Ms. Davies and Ms. Savacool, Aon awarded each of them an additional award under LPP 10 with a target value of $15,000,000, $6,000,000 and $2,500,000, respectively. In connection with the renewal of the employment agreements for Mr. McGill, Aon agreed to award him an additional award under the Leadership Performance Program for the performance period from January 1, 2016 through December 31, 2018 with a target value of $6,000,000. The additional awards will be earned and settled in a range of 0% to 200% of the target number of shares on the same performance criteria and weightings as their regular awards and the awards for other participants in the program for the applicable performance period. The additional awards were intended to recognize their commitment to Aon in entering into five-year renewals of their employment agreements. With regard to Mr. Case, the additional award was also considered by the Compensation Committee as appropriate to bring Mr. Case in line with the pay for performance objectives established by the committee. The contractual commitment to Mr. McGill to grant the additional LPP award was subject to the approval of the Compensation Committee on March 30, 2016, which approval was granted.

Directors' Remuneration Policy

In accordance with UK law, our shareholders approved our directors' remuneration policy at our 2014 annual general meeting. The directors' remuneration policy is consistent with the compensation programs and policies set forth in this Compensation Discussion and Analysis and provides a binding framework within which the Compensation Committee oversees the Company's compensation programs applicable to management and non-management directors.

The directors' remuneration policy provides the Compensation Committee with discretion to administer the Company's compensation programs. Pursuant to a statement issued on June 6, 2014, the Compensation Committee committed to certain limitations on the Company's compensation programs, namely limiting the circumstances in which the Compensation Committee would approve a change in base salary, noting that cash incentive awards and equity awards are subject to the limitations of the Shareholder-Approved Plan, limiting annual equity grants to a value of $20 million and grants in connection with the renewal of employment agreements to $30 million, at least 50% of which will be subject to performance conditions and limiting awards made in the event that the Company appoints a new executive director.

As reported in our Form 8-K filed with the SEC on June 30, 2014, there was significant support by shareholders for the directors' remuneration policy, with over 96% of the votes cast at the 2014 annual general meeting being cast in favor of the Company's directors' remuneration policy.

All compensation reported in this proxy statement was in compliance with the approved directors' remuneration policy.

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Executive Compensation

The executive compensation disclosure contained in this section reflects compensation information for the years ended December 31, 2015, December 31, 2014 and December 31, 2013. The following Summary Compensation Table contains compensation information for: (1) Mr. Case, who served as our Chief Executive Officer during 2015, (2) Ms. Davies, who served as our Chief Financial Officer during 2015, and (3) Mr. McGill, Ms. Savacool, and Mr. Lieb, who were our three other most highly compensated executive officers serving as of December 31, 2015. We refer to these five individuals in this proxy statement as our "named executive officers" or "NEOs". No compensation information is provided for Mr. Lieb for 2013, as he was not a NEO during that year.

Summary Compensation Table for Fiscal Years 2015, 2014, and 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Gregory C. Case	2015	1,500,000	—	25,552,082	—	1,950,000	—	733,138	29,735,220
President and Chief	2014	1,500,000	—	9,880,303	—	1,950,000	—	661,337	13,991,640
Executive Officer(1)	2013	1,500,000	—	9,388,238	—	2,047,500	—	599,735	13,535,473
Christa Davies	2015	800,000	—	9,215,337	—	1,040,000	—	3,657,637	14,712,974
Executive Vice President	2014	800,000	—	3,486,028	—	991,250	—	778,113	6,055,391
and Chief Financial	2013	800,000	—	3,143,796	—	1,040,000	—	1,248,535	6,232,331
Officer
Stephen P. McGill	2015	1,100,000	—	5,005,730	—	1,235,000	—	1,935,020	9,275,750
Group President—	2014	1,100,000	—	5,088,644	—	1,235,000	—	174,503	7,598,147
Aon plc, Chairman and Chief Executive Officer—Risk Solutions	2013	1,100,000	—	4,435,368	—	1,300,000	—	817,251	7,652,619
Kristi Savacool	2015	800,000	—	4,624,265	—	585,000	—	33,678	6,042,943
Chief Executive Officer—	2014	800,000	—	2,247,924	—	526,500	—	31,973	3,606,397
Aon Hewitt	2013	800,000	—	2,226,451	—	552,500	—	31,128	3,610,079
Peter Lieb	2015	700,000	—	1,712,935	—	552,500	8,612	1,005,218	3,979,265
Executive Vice President, General Counsel and Company Secretary	2014	700,000	—	2,474,296	—	494,000	8,125	735,006	4,411,427
(1)
None of our NEOs received any payments in the years reported that would be characterized as "bonus" payments under the rules of the SEC. Annual cash incentive awards earned in the years reported are shown in the column titled "Non-Equity Incentive Plan Compensation."

(2)
The amounts shown reflect the aggregate grant date fair value (determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718")) of restricted share unit awards (paid in satisfaction of 35% of each NEO's annual incentive award for the previous performance year) and performance share unit awards granted to our NEOs pursuant to the Shareholder-Approved Plan, in 2015, 2014, and 2013. These amounts disregard adjustments for forfeiture assumptions and do not reflect amounts actually paid to, or realized by, the NEOs in the years shown, or any prior years.

In 2015, each of our NEOs received awards under the LPP with a grant date fair value as set forth in the table below. For each of Mr. Case, Ms. Davies, and Ms. Savacool, the amounts shown include grant date target values of supplemental awards of $15 million, $6 million and $2.5 million, respectively, in consideration of their commitments to extend their terms of employment with the Company in early 2015.

2016 Aon Proxy Statement	45

Name	Year	Grant Date Fair Value of Performance Share Unit Awards Assuming Probable Outcomes Under LPP ($)	Grant Date Fair Value of Performance Share Unit Awards Assuming Achievement of Maximum Performance Levels Under LPP ($)
Gregory C. Case	2015	24,502,124	49,004,248
	2014	8,777,768	17,555,535
	2013	8,355,740	16,711,479
Christa Davies	2015	8,681,547	17,363,093
	2014	2,926,059	5,852,119
	2013	2,664,310	5,328,619
Stephen P. McGill	2015	4,340,773	8,681,547
	2014	4,388,619	8,777,238
	2013	3,875,375	7,750,751
Kristi Savacool	2015	4,340,773	8,681,547
	2014	1,950,443	3,900,887
	2013	1,937,717	3,875,433
Peter Lieb	2015	1,446,983	2,893,785
	2014	2,194,269	4,388,538

For awards granted under the LPP, the grant date fair value of performance share units are calculated in accordance with ASC Topic 718 based on the probable outcome of the performance conditions at the time of grant. Set forth above are the grant date fair values of the performance share unit awards granted under the LPP in 2015, calculated assuming (i) the probable outcome of the performance conditions for each program, which amount is included in the "Stock Awards" column of this Summary Compensation Table and (ii) achievement of the maximum levels of performance (which is the dollar value attributed to the original award multiplied by 200% for each year shown for the LPP). The amounts shown in the table above reflect the aggregate grant date fair value for these awards computed in accordance with ASC Topic 718, and do not correspond to the actual value that will be recognized by our NEOs.

  In February 2016, the following awards of restricted share units were issued to the NEOs in recognition of 2015 performance and represent 35% of each NEO's annual incentive award for that year: Mr. Case, 11,220; Ms. Davies, 5,922; Mr. McGill, 7,032; Ms. Savacool, 3,331; and Mr. Lieb, 3,146. To the extent these individuals are designated as NEOs in future years, the grant date fair value of these restricted share units will be reflected as compensation for Fiscal Year 2016 in the "Stock Awards" column of the Summary Compensation Table in future proxy statements. For further information on the awards granted in 2015, see the "Grants of Plan-Based Awards in Fiscal Year 2015" table below.

(3)
The amounts shown in the "Non-Equity Incentive Plan Awards" column for each of 2015, 2014 and 2013 reflect the cash portion of the annual incentive awards earned by the NEOs for performance in those years (under the terms of those awards, 35% is paid in the form of restricted share units and 65% is paid in the form of cash). These amounts were actually paid to the NEOs in the first quarter of the year following the relevant performance year.

(4)
Mr. Lieb is the only NEO who has participated in the Deferred Compensation Plan. For the amounts deferred prior to January 1, 2014, the investment options under the Deferred Compensation Plan include a fixed annual rate of 6%. The amount included in this column represents the difference between the interest rate used to calculate earnings under this fixed return and 120% of the applicable federal long-term rate.

(5)
For 2015, the amounts reported as "All Other Compensation" consist of the following components:

Name	Company Contributions ($)(a)	Perquisites ($)(b)	Other ($)(c)	Tax Reimbursements ($)(d)	Total ($)
Gregory C. Case	27,650	90,975	614,513	—	733,138
Christa Davies	25,300	78,081	527,506	3,026,750	3,657,637
Stephen P. McGill	27,650	45,321	121,000	1,741,049	1,935,020
Kristi Savacool	27,650	6,028	—	—	33,678
Peter Lieb	25,300	60,793	552,510	366,615	1,005,219
  (a)
  The amounts shown in the "Company Contributions" column represent, for each of our NEOs, (i) a contribution by Aon of $15,900 to the Aon Savings Plan, our qualified defined contribution plan; and (ii) a contribution by Aon to the Aon Supplemental Savings Plan, a non-qualified defined contribution plan, of $11,750 for each of Mr. Case, Mr. McGill, and Ms. Savacool, and $9,400 for each of Ms. Davies and Mr. Lieb.

46	2016 Aon Proxy Statement

  (b)
  In connection with the redomestication, certain of our NEOs agreed to relocate to London, United Kingdom. Relocation benefits are customary for expatriate assignments for the Company and other employers in its industry. The relocation packages are intended to keep the transferred executives "whole" on a total rewards basis, be transparent and equitable, and reflect competitive practices and benchmarks of industry counterparts.

  The amounts included as compensation are the amounts actually paid by Aon to third parties in connection with the NEO's eligible dependents' schooling, assistance in moving his or her household goods, assistance in preparing his or her tax returns, or assistance in connection with securing housing for the NEO and his or her family in London.

    In 2015, the Company provided perquisites related to the relocation as follows:

Name	Schooling Assistance ($)	Household Goods Move ($)	Tax Preparation Services ($)	Housing- Related Costs ($)
Gregory C. Case	—	—	25,340	—
Christa Davies		—	50,699	—
Stephen P. McGill	—	—	45,321	—
Peter Lieb	—		41,241

  A check mark in the table above indicates that the NEO received the perquisite, but the amount is not required to be separately quantified pursuant to SEC rules. For a description of cash allowances and cash bonuses paid to our NEOs in connection with the relocation, see footnote (c) below.

    During 2015, the Company paid $45,000 on Mr. Case's behalf in connection with a regulatory compliance filing under the Hart-Scott-Rodino Act resulting from Mr. Case's acquisition of Company shares under our executive compensation programs in excess of certain limits under such act.

    We maintain an arrangement with NetJets for use of chartered aircraft. Infrequently, an NEO will use a NetJets flight for personal purposes, or the spouse and guests of an NEO may accompany the executive when a NetJets flight is already going to a specific destination for a business purpose. In the case of a personal flight, the incremental cost to the Company of such flight is reimbursed to the Company by the NEO. In the case of a spouse or other guest on a business flight, this has a minimal cost to the Company and, where applicable, the direct variable costs associated with the additional passenger are included in determining the aggregate incremental cost to the Company. For Mr. Case and Mr. McGill, the perquisite column includes any amounts related to such accompanied travel.

    Ms. Davies, Ms. Savacool, and Mr. Lieb participated in Aon's executive health screening program in 2015, and Mr. Case participated in our executive paid life insurance program in 2015. The amount included in "All Other Compensation" is the actual cost to Aon of the NEO's use of these programs.

  (c)
  In connection with their relocation to London, certain NEOs are entitled to additional cash compensation in accordance with the terms of their relocation letters and our relocation programs. Allowances became payable to the NEOs beginning on the date the NEO's foreign assignment began, and terminate at the end of the foreign assignment. Pursuant to the amended relocation letters, effective July 1, 2014, the housing allowance and cost of living allowance for Ms. Davies, Mr. McGill, and Mr. Lieb are subject to quarterly adjustment based upon foreign exchange rate fluctuations. The following table sets forth the additional compensation received by the NEOs with respect to 2015 service:

Name	Housing Allowance ($)	Cost of Living Allowance ($)	Foreign Service Allowance ($)	Home Leave Allowance ($)	Transportation Allowance ($)
Gregory C. Case	382,013	97,500	135,000	—	—
Christa Davies	286,510	97,500	120,000	—	23,496
Stephen P. McGill	—	97,500	—	—	23,500
Peter Lieb	286,510	97,500	105,000	40,000	23,500
  (d)
  In connection with their relocation to London, United Kingdom, Ms. Davies, Mr. McGill, and Mr. Lieb are entitled to receive a tax equalization benefit designed to equalize the income tax paid by the executive so that his or her total income and social tax costs related to any earnings from the Company while on the international assignment (including earnings related to granting or vesting of equity-based awards) will be no more than an amount the executive would have paid had all of the earnings been taxable solely pursuant to U.S. income and social tax laws.

  The tax equalization benefit caps the executive's total income and social tax exposure to what he or she would be taxed on earnings from the Company under the U.S. tax laws (as compared to the U.K. tax laws as in existence from time to time). This policy is designed and intended to yield neither an economic benefit nor detriment to an executive as a result of his or her international assignment. The amounts shown for Ms. Davies and Mr. McGill in particular largely reflect the impact of the vesting in 2015 of performance shares granted to those

2016 Aon Proxy Statement	47

  NEOs for the 2012 through 2014 performance period, during which time we achieved adjusted earnings per share of $14.52 (compared to a target of $13.01) resulting in a payout at 200% of target and an 89% increase in the market price of our shares from the grant date for the award.

  In connection with the extension of their international assignment letters on July 1, 2014, for Ms. Davies, Mr. McGill, and Mr. Lieb, schooling assistance and allowances for housing, cost of living, home leave, and transportation are grossed up for applicable U.S. taxes.

  The amounts shown in the "All Other Compensation" table represent Aon's calculation of the excess United Kingdom taxes paid above the hypothetical tax that the NEO would have paid had he or she not been relocated to London, United Kingdom and the amount paid by Aon to neutralize the tax impact on the NEO with respect to eligible relocation compensation.

Grants of Plan-Based Awards in Fiscal Year 2015

The following table provides information on non-equity incentive plan awards, restricted share unit awards and performance share unit awards granted in 2015 to each of the NEOs.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/Sh)	Awards ($)(4)
Gregory C. Case	—	—	3,000,000	9,000,000	—	—	—	—	—	—	—
	2/20/2015	—	—	—	—	—	—	10,464	—	—	1,049,958
	3/20/2015	—	—	—	127,895	255,790	511,580	—	—	—	24,502,124
Christa Davies	—	—	1,380,000	4,140,000	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	5,323	—	—	533,790
	3/19/2015	—	—	—	45,496	90,992	181,984	—	—	—	8,681,547
Stephen P. McGill	—	—	1,925,000	5,775,000	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	6,631	—	—	664,957
	3/19/2015	—	—	—	22,748	45,496	90,992	—	—	—	4,340,773
Kristi Savacool	—	—	800,000	2,400,000	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	2,827	—	—	283,492
	3/19/2015	—	—	—	22,748	45,496	90,992	—	—	—	4,340,773
Peter Lieb	—	—	799,375	2,398,125	—	—	—	—	—	—	—
	2/19/2015	—	—	—	—	—	—	2,653	—	—	266,043
	3/19/2015	—	—	—	7,583	15,165	30,330	—	—	—	1,446,893
(1)
The amounts shown reflect the incentive plan awards for 2015 service made to each NEO under the Shareholder-Approved Plan. The amounts shown as "Target" represent the target payment level of 200% for Mr. Case, 175% for Mr. McGill, 150% for Ms. Davies, and 100% for each of Mr. Lieb and Ms. Savacool of their respective base salaries, and the amounts shown in "Maximum" reflect the maximum payment level of the lesser of three times the target incentive amount or $10,000,000 as provided by the terms of the Shareholder-Approved Plan. For Ms. Davies and Mr. Lieb, the annual foreign service allowance is included with base salary in determining their bonus targets.

  The Shareholder-Approved Plan does not contain a threshold payment level for each NEO. If pre-established performance measures are not met, no payments are made.

  The amounts in "Target" and "Maximum" represent 100% of the target and maximum payment levels of the award payable for 2015 performance; however, as in prior years, the awards actually paid in recognition of 2015 performance were paid 65% in cash and 35% in restricted share units during the first quarter of 2016. The actual cash portions paid to the NEOs for 2015 performance are set forth in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The actual restricted share unit portions of the awards granted to the NEOs for 2015 performance are set forth in the footnote to the "Stock Awards" column of the Summary Compensation Table.

  For more information regarding the terms of the Shareholder-Approved Plan, see the section titled "Annual Incentive Awards Under Our 2011 Plan" in the Compensation Discussion and Analysis.

48	2016 Aon Proxy Statement

(2)
The amounts shown in columns titled "Threshold," "Target" and "Maximum" represent the threshold, target and maximum payout levels of performance share units granted to our NEOs pursuant to Aon's LPP 10 that will be earned and settled in Class A Ordinary Shares if certain performance criteria are achieved during the 2015 to 2017 performance period. As the potential payments are dependent on achieving certain performance criteria, actual payouts could differ by a significant amount. For more information regarding the terms of these performance share units and the LPP 10, see the section titled "Leadership Performance Program Under Our 2011 Incentive Plan" in the Compensation Discussion and Analysis.

(3)
The amounts shown in this column represent the number of restricted share units granted to each NEO in 2015 in satisfaction of 35% of the annual incentive award earned by such NEO for 2014 performance. Within the framework of the Shareholder-Approved Plan, the target amount of each NEO's annual incentive award for 2014 performance (calculated as a percentage of base salary and, with respect to Ms. Davies and Mr. Lieb, their annual foreign service allowance) was 200% for Mr. Case, 175% for Mr. McGill, 150% for Ms. Davies and 100% for each of Ms. Savacool and Mr. Lieb; the bonus range was capped at 600% for Mr. Case, 525% for Mr. McGill, 450% for Ms. Davies and 300% for each of Ms. Savacool and Mr. Lieb. The determination of the actual incentive amount payable was determined based, among other things, on Aon's performance overall, the performance of the executive's business unit and individual performance.

  These restricted share units will vest in installments of 33 1/3% on the first through third anniversaries of the date of grant. Dividend equivalents are paid quarterly in cash on unvested restricted share units and voting rights do not attach to any unvested restricted share units.

(4)
The amounts shown in this column are the grant date fair values of the various awards. The grant date fair value generally reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 and, with respect to the performance share unit awards granted under the LPP, is based on the probable outcome of the performance-based conditions at the time of grant. These amounts do not correspond to the actual value (if any) that may be recognized by the NEOs.

2016 Aon Proxy Statement	49

Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth information regarding outstanding share options, restricted share units and performance share units held by each of our NEOs on December 31, 2015. See "Potential Payments on Termination or Change in Control" for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gregory C.	2/15/2013(2)	—	—	—	—	—	6,038	556,764	—	—
Case	3/15/2013(3)	—	—	—	—	—	287,980	26,554,636	—	—
	2/14/2014(2)	—	—	—	—	—	8,624	795,219	—	—
	3/14/2014(4)	—	—	—	—	—	—	—	215,776	19,896,705
	2/20/2015(2)	—	—	—	—	—	10,464	964,885	—	—
	3/20/2015(4)	—	—	—	—	—	—	—	511,580	47,172,792
Christa	11/12/2007	100,000	—	—	45.8950	11/12/2017	—	—	—	—
Davies	2/14/2013(2)	—	—	—	—	—	2,789	257,174	—	—
	3/14/2013(4)	—	—	—	—	—	91,620	8,448,280	—	—
	2/13/2014(2)	—	—	—	—	—	4,428	408,306	—	—
	3/13/2014(4)	—	—	—	—	—	—	—	60,096	5,541,452
	3/20/2014(4)	—	—	—	—	—	—	—	11,706	1,079,410
	2/19/2015(2)	—	—	—	—	—	5,323	490,834	—	—
	3/19/2015(4)	—	—	—	—	—	—	—	181,984	16,780,745
Stephen P.	2/14/2013(2)	—	—	—	—	—	3,257	300,328	—	—
McGill	3/14/2013(4)	—	—	—	—	—	133,266	12,288,458	—	—
	2/13/2014(2)	—	—	—	—	—	5,535	510,382	—	—
	3/13/2014(4)	—	—	—	—	—	—	—	108,174	9,974,725
	2/19/2015(2)	—	—	—	—	—	6,631	611,445	—	—
	3/19/2015(4)	—	—	—	—	—	—	—	90,922	8,390,372
Kristi	2/14/2013(2)	—	—	—	—	—	1,679	154,821	—	—
Savacool	3/14/2013(4)	—	—	—	—	—	66,634	6,144,321	—	—
	2/13/2014(2)	—	—	—	—	—	2,352	216,878	—	—
	3/13/2014(4)	—	—	—	—	—	—	—	48,076	4,433,088
	2/19/2015(2)	—	—	—	—	—	2,827	260,678	—	—
	3/19/2015(4)	—	—	—	—	—	—	—	90,992	8,390,372
Peter	7/15/2009	25,000	—	—	37.93	7/15/2019	—	—	—	—
Lieb	2/14/2013(2)	—	—	—	—	—	1,425	131,399	—	—
	3/14/2013(4)	—	—	—	—	—	49,976	4,608,287	—	—
	2/13/2014(2)	—	—	—	—	—	2,214	204,153	—	—
	3/13/2014(4)	—	—	—	—	—	—	—	54,086	4,987,270
	2/19/2015(2)	—	—	—	—	—	2,653	244,633	—	—
	3/19/2015(4)	—	—	—	—	—	—	—	30,330	2,796,729
(1)
For options issued prior to January 1, 2009, the exercise price was determined by averaging the high and low selling prices of a share of common stock of Aon Corporation, predecessor to Aon plc, on the NYSE on the grant date. For options issued after that date, the exercise price was determined using the closing price of a share of Aon Corporation common stock on the NYSE on the grant date.

50	2016 Aon Proxy Statement

(2)
The vesting schedule for the restricted share units, other than performance share units, held by each NEO is as follows:

Vesting Date	Gregory C. Case	Christa Davies	Stephen P. McGill	Kristi Savacool	Peter Lieb
2/13/2016	—	2,214	2,767	1,176	1,107
2/14/2016	4,312	2,789	3,257	1,679	1,425
2/15/2016	6,038	—	—	—	—
2/19/2016	—	1,774	2,210	942	884
2/20/2016	3,488	—	—	—	—
2/13/2017	—	2,214	2,768	1,176	1,107
2/14/2017	4,312	—	—	—	—
2/19/2017	—	1,774	2,210	942	884
2/20/2017	3,488	—	—	—	—
2/19/2018	—	1,775	2,211	943	885
2/20/2018	3,488	—	—	—	—
Total	25,126	12,540	15,423	6,858	6,292
(3)
The performance share units convert into Class A Ordinary Shares on a one-to-one basis after the conclusion of a three-year performance period. For performance share units with a 3/14/2013 or 3/15/2013 grant date, the three-year performance period ended on December 31, 2015. These performance share units were subsequently settled in Class A Ordinary Shares on February 18, 2016.

(4)
The performance share units, to the extent earned, convert into Class A Ordinary Shares on a one-to-one basis after the conclusion of a three-year performance period. For the LPP, a pre-established cumulative earnings per share target as certified by the Compensation Committee in the first quarter of the year after the performance period has ended must be met. For LPP performance share units with a 3/13/2014, 3/14/2014 or 3/20/2014 grant date, the three-year performance period ends on December 31, 2016. For LPP performance share units with a 3/19/2015 or 3/20/2015 grant date, the three-year performance period ends on December 31, 2017.

  If the minimum or threshold performance is not attained, the performance share units will be forfeited. In this table, the maximum number of performance share units is shown for outstanding awards for all LPP cycles as awards under these cycles are currently tracking at or above target payout levels. The market value is calculated using $92.21, the closing price of a Class A Ordinary Share on the NYSE on December 31, 2015. If Aon does not attain the maximum cumulative target over the three-year period, the number of Class A Ordinary Shares received by the NEOs upon settlement will be reduced.

2016 Aon Proxy Statement	51

Option Exercises and Stock Vested in Fiscal Year 2015

The following table sets forth (1) the number of Class A Ordinary Shares acquired during 2015 by our NEOs upon the exercise of share options, the vesting of restricted share unit awards and the settlement of performance share unit awards, and (2) the value realized upon such exercise, vesting or settlement.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Gregory C. Case	1,107,582	82,873,294	366,485	36,752,456
Christa Davies	34,678	2,061,032	367,301	36,831,599
Stephen P. McGill	—	—	200,861	20,123,112
Kristi Savacool	—	—	86,768	8,701,679
Peter Lieb	—	—	65,252	6,543,956
(1)
The amounts shown this column reflect the aggregate number of Class A Ordinary Shares underlying options that were exercised in 2015.

(2)
Calculated by multiplying (a) the difference between (i) the market price of Class A Ordinary Shares on the exercise date, and (ii) the exercise price of the options, by (b) the number of Class A Ordinary Shares acquired upon exercise. Each of Mr. Case and Ms. Davies exercised options which were scheduled to expire in March 2015.

(3)
Represents (a) the vesting of restricted share units granted under the Shareholder-Approved Plan and (b) the settlement of performance share unit awards granted under the LPP in March 2012 for the three-year performance period ending on December 31, 2014, which were converted into Class A Ordinary Shares on February 19, 2015. Of the amounts shown, the following aggregate number of Class A Ordinary Shares were withheld to pay taxes due in connection with the vesting: Mr. Case, 167,469 shares; Ms. Davies, 152,997 shares; Mr. McGill, 83,014 shares; Ms. Savacool, 38,068 shares; and Mr. Lieb, 28,274 shares.

(4)
Calculated by multiplying (a) the fair market value of Class A Ordinary Shares on the vesting date, which was determined using the closing price on the NYSE of a Class A Ordinary Share on the date of vesting or, if such day is a holiday, on the immediately preceding working day, by (b) the number of Class A Ordinary Shares acquired upon vesting.

Nonqualified Deferred Compensation in Fiscal Year 2015

The table below shows any executive contributions, contributions by Aon, earnings, withdrawals and account balances for the NEOs with respect to our Deferred Compensation Plan and our Supplemental Savings Plan.

See the section titled "Executive and Relocation Benefits" in the Compensation Discussion and Analysis and the narratives set forth below the following table for additional information on these plans.

Name	Name of Plan	Executive Contributions in Last Fiscal Year ($)	Aon Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Gregory C. Case	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	11,750	1,305	—	108,375
Christa Davies	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	9,400	(1,202)	—	91,925
Stephen P. McGill	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	11,750	(1,142)	—	55,367
Kristi Savacool	Deferred Compensation Plan	—	—	—	—	—
	Supplemental Savings Plan	—	11,750	4,434	—	63,467
Peter Lieb	Deferred Compensation Plan	100,040	—	29,592	—	590,671
	Supplemental Savings Plan	—	9,400	1,278	—	58,876
(1)
These amounts are included in "All Other Compensation" for 2015 in the Summary Compensation Table.

(2)
In November 2013, Aon changed investment options available under the Deferred Compensation Plan to include a fixed annual return of 6%. Of the amount shown in this column, $8,612 was included as 2015 compensation for Mr. Lieb in the Summary Compensation Table as above-market earnings. Otherwise, no amounts in this column are included as 2015 compensation in the Summary Compensation Table.

52	2016 Aon Proxy Statement

(3)
The following table provides the amount reported in the "Aggregate Balance at Last Fiscal Year End" column for each NEO that has been previously reported as compensation in the Summary Compensation Tables for 2015, 2014 and 2013.

Name	Name of Plan	Amount Included in 2015 Compensation in Summary Compensation Table ($)	Amount Included in 2014 Compensation in Summary Compensation Table ($)	Amount Included in 2013 Compensation in Summary Compensation Table ($)
Gregory C. Case	Supplemental Savings Plan	11,750	9,600	9,800
Christa Davies	Supplemental Savings Plan	9,400	9,600	9,800
Stephen P. McGill	Supplemental Savings Plan	11,750	9,600	9,800
Kristi Savacool	Supplemental Savings Plan	11,750	9,600	9,800
Peter Lieb(a)	Supplemental Savings Plan	9,400	9,600	N/A
	Deferred Compensation Plan	8,612	8,125	N/A
  (a)
  The compensation of Mr. Lieb was not reported in our Summary Compensation Table in 2013.

Deferred Compensation Plans

Aon Deferred Compensation Plan

The Deferred Compensation Plan is an unfunded, unsecured nonqualified deferred compensation program that allows participants to defer:

•
Up to 75% of their base salary;

•
All or a portion of cash incentive income;

•
Up to 75% of commissions, production bonuses and cross-sell bonuses; and

•
Up to 75% of other earnings, including certain hiring, retention or non-performance bonuses.

Aon does not make any company contributions to the Deferred Compensation Plan. The aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus earnings or losses. Deferrals may be allocated among a choice of three valuation funds that are used to determine investment gains or losses credited to the accumulated account balance. Participants can change their investment selections on a going-forward basis by contacting the Plan's administrator.

When participants elect to defer amounts into the Deferred Compensation Plan, they must also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year, whether or not employment has then ended, or after the executive's retirement or termination.

Participants who elect to have distributions made in a specific year must choose a payout date that is at least three years after the date of the first deferral election, and can elect to receive a single, lump-sum payment or up to five annual installments. Distributions begin as soon as practicable after February 28 of the elected calendar year. Participants who elect to have distributions made at retirement or termination can elect to receive a single, lump-sum payment or up to ten annual installments. Payments commence as soon as practicable after February 28 of the year following termination of employment, unless they are considered a "key employee" under Section 409A of the Code, in which case payment is delayed at least six months after date of termination.

Aon Supplemental Savings Plan

Each NEO may, similar to all U.S. employees hired in 2004 or later, participate at their election in the Aon Savings Plan, a defined contribution 401(k) plan (the "Aon Savings Plan"). The Aon Supplemental Savings Plan was created to provide matching and other company allocations similar to those that participants in the Aon Savings Plan would have received had the Code limits not restricted contributions under the Aon Savings Plan. Participants eligible for Aon Savings Plan matching contributions who are active at the end of the plan year and who attain the IRS 401(k) contribution limit and compensation limit (or participate in the Deferred Compensation Plan) receive supplemental allocations to the Supplemental Savings Plan based on their years of service and their match eligible compensation in excess of the IRS limit or Deferred Compensation Plan deferrals (to a combined plan limit of $500,000). Distributions from the Supplemental Savings Plan must begin at the earlier of retirement or age 65.

2016 Aon Proxy Statement	53

Each NEO participated in the Supplemental Savings Plan in 2015. If the NEO contributes the maximum permissible amount to the Aon Savings Plan, the Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the IRS limit ($265,000 in 2015), with such compensation capped at $500,000. The percentage allocation varies by length of service but in the first four years of employment, the allocation percentage is 3% and increases to 6% after 15 years of service. Aon made the following allocations for 2015 to the respective accounts of each of Mr. Case, Ms. Davies, Mr. McGill, Ms. Savacool, and Mr. Lieb: a matching contribution to each NEO's account under the Aon Savings Plan of $15,900, and an allocation to the Aon Supplemental Savings Plan account of $11,750 for Mr. Case, Mr. McGill and Ms. Savacool and $9,400 respectively for Ms. Davies and Mr. Lieb.

Going forward, each NEO will continue to be eligible for the Aon Savings Plan and the associated Supplemental Savings Plan.

Employment Agreements and Other Compensation Arrangements

Each NEO has entered into an Employment Agreement with Aon that addresses the payments and benefits that he or she will receive under various termination scenarios. These payments and benefits are described in the section titled "Potential Payments on Termination or Change in Control" set forth in this proxy statement. Non-competition and non-solicitation covenants apply to each NEO for a period of two years, in each case following the termination of employment of such executive without regard to the reason for such termination.

In addition to the employment agreements, each NEO was party during 2015 to a change in control severance agreement with Aon. Please see the section titled "Potential Payments on Termination or Change in Control" of this proxy statement for a description of these agreements.

On December 7, 2015, Aon provided notice to certain executive officers, including each NEO other than Mr. Case, that their change in control severance agreements would be terminated. Effective April 5, 2016, these NEOs are now entitled to participate in our new Executive Committee Combined Severance and Change in Control Plan, which provides substantially similar benefits to those provided under the terminated agreements.

Mr. Case's Employment Agreement

Aon has entered into an Amended and Restated Employment Agreement with Gregory C. Case, our President and Chief Executive Officer, dated January 16, 2015, which commenced January 16, 2015 and will expire April 1, 2020 unless terminated earlier. The agreement provides that Mr. Case will be employed as Aon's President and Chief Executive Officer. The agreement also provides that Mr. Case will be nominated for re-election as a member of the Board at each annual meeting of shareholders during the period of his employment.

The agreement provides for an initial base salary of $1,500,000, subject to adjustment at the discretion of the Board, a target annual incentive bonus of not less than 200% of his base salary and an annual incentive bonus of up to 300% of the target annual incentive bonus, subject to the cap established under the Shareholder-Approved Plan. The Board retains the discretion to determine Mr. Case's actual bonus payment.

Pursuant to the agreement, in March 2015, Mr. Case received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2015 and ending December 31, 2017 with a grant date target value of $15,000,000. This award was in addition to his regular annual long-term incentive award, and will be earned based upon the same performance criteria and weightings as his regular annual long-term incentive award, which was also the same for other participants in the LPP for the performance period.

In addition, the agreement provides that Mr. Case will be provided with life insurance coverage in an amount no less than $5,000,000 during the term of the agreement. Under the agreement, Mr. Case has also agreed to maintain an investment position in Aon Class A Ordinary Shares equal to no less than twenty times his annual base salary.

Ms. Davies's Employment Agreement

Aon has entered into an Employment Agreement with Christa Davies, our Executive Vice President and Chief Financial Officer, dated as of October 3, 2007, which was amended on March 27, 2012 and February 20, 2015 and which expires on April 1, 2020. The agreement, as amended, provides that Ms. Davies will be employed as Aon's Executive Vice President and Chief Financial Officer. The agreement, as amended, provides for a base salary of no less than $800,000, subject to adjustment at the discretion of the Chief Executive Officer and the Compensation Committee of the Board, and a target annual incentive bonus of 150% of her base salary.

54	2016 Aon Proxy Statement

Pursuant to the 2015 amendment, in March 2015, Ms. Davies received an additional award pursuant to Aon's LPP for the performance period beginning on January 1, 2015 and ending December 31, 2017 with a grant date target value of $6,000,000. This award was in addition to her regular annual long-term incentive awards, and will be earned based upon the same performance criteria and weightings as her regular annual long-term incentive award, which was also the same for other participants in the LPP for the performance period.

Mr. McGill's Employment Agreement

Aon entered into an Amended and Restated Employment Agreement with Stephen P. McGill, our Group President—Aon plc, Chairman and Chief Executive Officer of Aon Risk Solutions, dated July 8, 2015. The amended and restated agreement amended the terms of Mr. McGill's prior employment agreement, which commenced effective as of November 18, 2010. As amended, the agreement will expire December 1, 2020, unless terminated earlier. The agreement provides that Mr. McGill will be employed as the Chairman and Chief Executive Officer, Aon Risk Solutions and Group President of Aon plc. The agreement provides for a base salary of no less than $1,100,000, subject to adjustment at the discretion of the Chief Executive Officer and the Compensation Committee of the Board. The Board retains the discretion to determine Mr. McGill's actual bonus payment.

Pursuant to the amendment, in March 2016, Mr. McGill received an additional award pursuant to Aon's LPP for the performance period beginning on January 1, 2016 and ending December 31, 2018 with a grant date target value of $6,000,000. This award was in addition to his regular annual long-term incentive awards, and will be earned based upon the same performance criteria and weightings as his regular annual long-term incentive award, which will be the same for other participants in the LPP for the performance period.

Ms. Savacool's Employment Agreement

Aon has entered into an Amended and Restated Employment Agreement with Kristi Savacool, our Chief Executive Officer, Aon Hewitt dated as of February 25, 2015, which commenced February 25, 2015 and will expire on April 1, 2020 unless terminated earlier. The agreement provides for a base salary of no less than $800,000, subject to adjustment, and a target annual incentive bonus of 100% of her base salary, subject to a cap of 300% of her base salary.

Pursuant to the agreement, in March 2015, Ms. Savacool received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2015 and ending December 31, 2017 with a grant date target value of $2,500,000. This award was an addition to her regular annual long-term incentive award, and will be earned based upon the same performance criteria and weightings as her regular annual long-term incentive award, which was also the same for other participants in the LPP for the performance period.

Mr. Lieb's Employment Agreement

Aon entered into an Employment Agreement with Peter M. Lieb, our Executive Vice President, General Counsel and Company Secretary, dated as of January 1, 2014 that expires on January 1, 2019, unless terminated earlier. The agreement replaces Aon's prior agreement with Mr. Lieb and provides for a base salary of no less than $700,000, subject to adjustment, and a target annual incentive bonus of 100% of his base salary, subject to a cap of 300% of his base salary.

Pursuant to the agreement, Mr. Lieb received an additional award pursuant to Aon's LPP for the performance period beginning January 1, 2014 and ending December 31, 2016 with a grant date target value of $750,000. This award was an addition to his regular annual long-term incentive award and will be earned based on the same performance criteria and weightings as his regular annual long-term incentive award, which was also the same for other participants in the LPP for the performance period.

International Assignment Letters

In connection with the redomestication, in 2012, Aon entered into international assignment letters with each of Mr. Case, Ms. Davies, Mr. McGill, and Mr. Lieb. The letter describes the international assignment and sets forth the relocation benefits to the executive, which are described below. The letter is not intended to diminish the rights of the executive under his or her current employment arrangement; however, the letter provides by its terms that the executive's acceptance of the international assignment, and repatriation thereafter, shall not give rise to any right to terminate for good reason (as such term is defined in the executive's employment agreement, if applicable). The letters will only remain in effect during the international assignment, and were amended and extended on July 1, 2014 for an additional two years.

2016 Aon Proxy Statement	55

Depending on each executive's personal circumstances, and as disclosed in the tables above, the relocation packages, as amended, generally provide some or all of the following benefits:

•
A monthly housing allowance of approximately (a) for Mr. Case, $31,800 from July 2014 to July 2015 and $33,400 after July 2015; and (b) for Ms. Davies and Mr. Lieb, $23,900 from July 2014 to July 2015 and $25,000 after July 2015;

•
A monthly cost of living differential of $8,125;

•
A monthly foreign service allowance of up to the monthly equivalent of 15% of the executive's annual base salary as of January 12, 2012 (the date of the original international assignment letters);

•
A monthly transportation allowance of approximately $2,000;

•
An annual home leave benefit;

•
Eligible dependents' schooling assistance, including tuition and application fees;

•
A tax equalization benefit designed to equalize the income tax paid by the executive so that his or her total income and social tax costs related to any earnings from the Company while on the international assignment (including earnings related to granting or vesting of equity-based awards) will be no more than an amount the executive would have paid had all of the earnings been taxable solely pursuant to the U.S. income and social tax laws;

•
A tax gross-up on schooling assistance and allowances related to housing, cost of living, home leave and transportation; and

•
Enhanced tax preparation and planning and expatriate services for the tax years covered by the international assignment or for which international earnings are taxed by the host country.

All of the relocation benefits are subject to recoupment if the executive officer resigns employment with the Company within two years of commencing the international assignment, or twelve months after the end thereof, and becomes employed by a direct competitor of the Company.

Potential Payments and Benefits On Termination or Change in Control

The tables below outline the potential payments to the NEOs upon the occurrence of various termination events, including a termination upon a change in control of Aon. The following assumptions apply with respect to the tables below and any termination of employment of a named executive officer:

•
The amounts shown in the table assume that the employment of each NEO was terminated on December 31, 2015, and that the price per Class A Ordinary Share is $92.21 per share, the closing market price per share on that date. Accordingly, the tables set forth amounts earned as of December 31, 2015 and include estimates of amounts that would be paid to the NEO upon the occurrence of a termination event.

•
Each NEO is entitled to receive amounts earned during the term of his or her employment regardless of the manner of termination. These amounts include accrued base salary, accrued vacation time and other employee benefits to which the NEO was entitled on the date of termination, and are not shown in the tables below.

•
The specific definitions of (i) "good reason" applicable to "Voluntary—Good Reason," (ii) "cause" applicable to "Involuntary—For Cause," and (iii) "without cause" or "not for cause" applicable to "Involuntary—Without Cause" for each of the NEOs can be found, to the extent applicable, in their respective employment agreements. In addition, the specific definitions of "qualifying termination" applicable to "Qualifying After Change in Control" can be found in the change in control severance agreements entered into with each of our NEOs.

56	2016 Aon Proxy Statement

Name	Termination Reason	Total Cash Payment ($)(1)	Accelerated Share Vesting ($)	Welfare, Retirement and Other Benefits ($)	Excise Tax Cutback ($)	Total ($)
Gregory C. Case	Voluntary-Good Reason	12,000,000	50,274,414	74,618	—	62,349,032
	Death	3,000,000	62,406,253	2,000,000	—	67,406,253
	Disability	3,000,000	62,406,253	—	—	65,406,253
	Involuntary-Without Cause	12,000,000	50,274,414	74,618	—	62,349,032
	Qualifying After Change in control	15,471,667	62,406,253	194,877	(14,515,728)	63,557,069
Christa Davies	Voluntary-Good Reason	4,360,000	21,281,860	17,379	—	25,659,239
	Death	1,803,835	21,305,397	—	—	23,109,232
	Disability	2,403,835	21,305,397	—	—	23,709,232
	Involuntary-Without Cause	4,360,000	21,813,267	17,379	—	26,190,646
	Qualifying After Change in control	5,698,917	21,305,397	67,978	(5,922,044)	21,150,248
Stephen P. McGill	Retirement	—	18,486,341	—	—	18,486,341
	Voluntary-Good Reason	2,200,000	25,816,345	—	—	28,016,345
	Death	—	22,893,161	—	—	22,893,161
	Disability	—	22,893,161	—	—	22,893,161
	Involuntary-Without Cause	2,200,000	26,479,243	—	—	28,679,243
	Qualifying After Change in control	7,291,667	22,893,161	93,158	(1,839,106)	28,438,880
Kristi Savacool	Retirement	—	11,187,850	—	—	11,187,850
	Voluntary-Good Reason	1,600,000	13,721,436	14,877	—	15,336,313
	Death	—	13,188,427	—	—	13,188,427
	Disability	—	13,188,427	—	—	13,188,427
	Involuntary-Without Cause	1,600,000	14,003,691	14,877	—	15,618,568
	Qualifying After Change in control	3,798,417	13,188,427	85,052	—	17,071,896
Peter Lieb	Retirement	—	9,030,824	—	—	9,030,824
	Voluntary-Good Reason	1,400,000	10,841,828	—	—	12,241,828
	Death	—	9,080,472	—	—	9,080,472
	Disability	—	9,080,472	—	—	9,080,472
	Involuntary-Without Cause	1,400,000	11,107,024	—	—	12,507,024
	Qualifying After Change in control	3,449,667	9,080,472	62,478	(1,858,515)	10,734,102
(1)
The Total Cash Payment is calculated in accordance with the terms of the agreements and plans described below. The components of the Total Cash Payment are set forth in the following table:

2016 Aon Proxy Statement	57

Name	Termination Reason(a)	Base Salary ($)	Base Salary Multiple	Bonus ($)	Bonus Multiple	Other ($)	Average Annual Cash Bonus ($)	Total Severance ($)	Pro Rata Bonus ($)	Total Cash Payment ($)
Gregory C. Case	V-GR	1,500,000	2x	3,000,000	2x	—	—	9,000,000	3,000,000	12,000,000
	Death	—	—	3,000,000	1x	—	—	3,000,000	—	3,000,000
	Disability	—	—	3,000,000	1x	—	—	3,000,000	—	3,000,000
	I-WC	1,500,000	2x	3,000,000	2x	—	—	9,000,000	3,000,000	12,000,000
	C-in-C	1,500,000	3x	3,000,000	3x	—	1,971,667	15,471,667	—	15,471,667
Christa Davies	V-GR	800,000	2x	1,380,000	2x	—	—	4,360,000	—	4,360,000
	Death	—	—	—	—	1,803,835	—	1,803,835	—	1,803,835
	Disability	—	—	—	—	2,403,835	—	2,403,835	—	2,403,835
	I-WC	800,000	2x	1,380,000	2x	—	—	4,360,000	—	4,360,000
	C-in-C	800,000	2x	1,562,500	2x	—	973,917	5,698,917	—	5,698,917
Stephen P. McGill	V-GR	1,100,000	2x	—	—	—	—	2,200,000	—	2,200,000
	Death	—	—	—	—	—	—	—	—	—
	Disability	—	—	—	—	—	—	—	—	—
	I-WC	1,100,000	2x	—	—	—	—	2,200,000	—	2,200,000
	C-in-C	1,100,000	2x	1,950,000	2x	—	1,191,667	7,291,667	—	7,291,667
Kristi Savacool	V-GR	800,000	2x	—	—	—	—	1,600,000	—	1,600,000
	Death	—	—	—	—	—	—	—	—	—
	Disability	—	—	—	—	—	—	—	—	—
	I-WC	800,000	2x	—	—	—	—	—	—	1,600,000
	C-in-C	800,000	2x	830,000	2x	—	538,417	3,798,417	—	3,798,417
Peter Lieb	V-GR	700,000	2x	—	—	—	—	1,400,000	—	1,400,000
	Death	—	—	—	—	—	—	—	—	—
	Disability	—	—	—	—	—	—	—	—	—
	I-WC	700,000	2x	—	—	—	—	1,400,000	—	1,400,000
	C-in-C	700,000	2x	780,000	2x	—	489,667	3,449,667	—	3,449,667
  (a)
  The termination reasons are abbreviated as follows: V-GR = voluntary termination for good reason; I-WC = involuntary termination without cause; C-in-C = qualifying termination after change in control.

Change in Control Severance Agreements

Aon previously entered into change in control severance agreements, as amended, which we refer to as "Tier 1 Agreements," with certain of its key executive officers, including each of the NEOs. We refer to these officers as "Tier 1 Executives." The Tier 1 Agreements were intended to secure the continued service and to ensure the dedication and objectivity of the Tier 1 Executives in the event of an actual or threatened change in control of Aon. In December 2015, the Company provided notice to each of the NEOs (other than Mr. Case) that his or her Tier 1 Agreement would be terminated effective 120 days following the date of the notice, in connection with the Company's adoption of the Combined Severance Plan.

The Tier 1 Agreement between Aon and each Tier 1 Executive provided that the executive would receive the following severance benefits upon a qualifying termination of employment in connection with or within two years following a change in control of Aon:

•
the executive's base salary through the date of termination;

•
a prorated bonus based upon the executive's average annual cash incentive for the preceding three years;

•
for Tier 1 Executives other than Mr. Case, two times the sum of: (i) the executive's annual base salary in effect on the date of termination; and (ii) the executive's average incentive compensation over the previous two years;

•
with regard to Mr. Case, three times the sum of (i) his highest annual base salary in effect during the twelve month period prior to the date of termination; and (ii) his target annual incentive bonus for the fiscal year in which the date of termination occurs);

58	2016 Aon Proxy Statement

•
the amount forfeited by the executive under any qualified defined contribution plan as a result of the executive's termination; and

•
the executive's accrued benefits under Aon's nonqualified benefit plans, which shall vest and be payable with two additional years of age and service credit and, in the case of the Supplemental Savings Plan, two additional years of plan contributions (with regard to Mr. Case, three additional years of age and service credit and, in the case of the Supplemental Savings Plan, three additional years of plan contributions).

In addition, pursuant to the terms of Mr. Case's severance agreement, Aon is required to pay Mr. Case a lump sum cash amount equal to the actuarial equivalent of Mr. Case's accrued benefits under Aon's nonqualified benefit plans within 30 days of his termination of employment with Aon.

Qualifying terminations consist of termination by Aon other than for cause or by the executive for good reason, in each case in connection with or within two years following a change in control of Aon. For the purposes of the Tier 1 Agreements, good reason means: (i) a material adverse change in authority, powers, functions, duties or responsibilities; (ii) a material reduction in salary or bonus opportunity; (iii) a failure to maintain material employee benefit or compensation plans; (iv) a reassignment of the executive to an office location more than 50 miles from the executive's current location; or (v) a failure by Aon to require a successor to assume Aon's obligations under the severance agreement. Cause means: (i) a material breach by the executive of the executive's duties and responsibilities which is demonstrably willful and deliberate, which is committed in bad faith or without reasonable belief that the breach is in the best interests of Aon and which is not remedied in a reasonable period of time after receipt of written notice from Aon of such breach; (ii) gross misconduct, theft, fraud, breach of trust or any act of dishonesty by the executive which results in material harm to Aon; or (iii) the commission by the executive of a felony involving moral turpitude.

Each Tier 1 Agreement between Aon and each Tier 1 Executive also required that Aon maintain medical, dental and life insurance on behalf of Tier 1 Executives other than Mr. Case for two years (with regard to Mr. Case, for three years), or, if earlier, until the executive becomes eligible for substantially equivalent benefits from another employer. In addition, all share options and other equity awards would become fully vested and each option will remain exercisable until the expiration of its term. The agreements for executives not based in the United States were modified to conform to local benefit practices and to comply with local laws.

A "change in control" for purposes of the agreements generally would have occurred upon any of the following: (i) an acquisition by any individual, entity or group of 30% or more of either the then outstanding Class A Ordinary Shares or the combined voting power of the outstanding securities entitled to vote in the election of directors; (ii) a change in the majority of the current Board; (iii) the consummation of reorganization, merger, consolidation or other similar business combination involving Aon or its subsidiaries, or the sale or other disposition of all or substantially all of the assets of Aon or its subsidiaries (unless each of the following are applicable: (a) all or substantially all of Aon's existing shareholders will beneficially own, directly or indirectly, as a consequence of the transaction, more than 60% of the outstanding shares of common stock and the combined voting power, respectively, of the ultimate parent company resulting from such transaction, in the same proportions relative to each shareholder as their ownership immediately prior to such transaction; (b) no person or group owns, directly or indirectly, 30% or more of the outstanding Class A Ordinary Shares or combined voting power of the surviving company; and (c) individuals who were members of the Board prior to such transaction will constitute the majority of the members of the board of directors of the resulting entity); or (iv) a complete liquidation or dissolution of Aon.

As a condition to the receipt of payments and benefits pursuant to the Tier 1 Agreement, the executive would have been required to enter into an agreement with Aon providing that the executive would not compete with Aon or solicit employees or customers of Aon for a two-year period and would not use or disclose any confidential information of Aon. In addition, the Tier 1 Agreement provided for a full release by the executive of claims in connection with the payment of severance benefits.

Pursuant to the terms of the severance agreements with each of our NEOs, Aon was not obligated to provide a gross up payment in connection with any excise taxes imposed by Section 4999 of the Code. In addition, Mr. Case's severance agreement provides that Mr. Case's cash and non-equity award payments shall be capped at the "safe harbor" amount under Section 280G of the Code, such that the cash and non-equity award payments are not deemed to be "excess parachute payments" within the meaning of Section 280G of the Code. The severance agreements with Ms. Davies, Mr. McGill, Ms. Savacool and Mr. Lieb provided that his or her payments and benefits would have been capped at the

2016 Aon Proxy Statement	59

greater of: (i) the "safe harbor" amount under Section 280G of the Code, such that the payments and benefits are not deemed to be "excess parachute payments" or (ii) the amount of payments and benefits that would otherwise be provided under the agreement so long as the payments and benefits outweigh the tax consequences to them of receipt thereof.

The Tier 1 Agreements provided that the Board may terminate the Tier 1 Agreements for Tier 1 Executives upon 120 days' notice to an executive; provided that no termination may occur if the Board has knowledge of an action to affect a change in control or if there has been a change in control. In any event, each executive's Tier 1 Agreement will terminate upon the first to occur of the executive's death and the termination of the employment relationship of the executive prior to a change in control. On December 7, 2015, the Company elected to provide such notice of termination of the Tier 1 Agreements to each NEO, other than Mr. Case. As such, those Tier 1 Agreements terminated effective April 5, 2016, on which date each NEO that is no longer party to a Tier 1 Agreement became eligible to receive substantially similar benefits under the Executive Committee Combined Severance and Change in Control Plan. Mr. Case's Tier 1 Agreement remains in effect.

Employment Agreements

As noted in the narrative captioned "Employment Agreements and Other Compensation Arrangements" above, each NEO has entered into an employment agreement with Aon. The terms of these various employment agreements that provide benefits upon a change in control or the termination of employment under various scenarios are set forth below.

Employment Agreement with Mr. Case

Mr. Case's employment agreement provides that, in the event of Mr. Case's death during the term of the agreement, his heirs, executors or the administrators of his estate will receive: (i) his accrued base salary through and including his date of death; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of death; (iv) other employee benefits to which he was entitled at the time of his death in accordance with the terms of the plans and programs of Aon; and (v) accelerated vesting of the restricted share unit awards, continued vesting of the share option awards and payment or vesting of any other long term incentive awards, in each case granted to him pursuant to his prior employment agreement. If Mr. Case's employment is terminated due to his incapacity or disability, he will receive the payments and benefits set forth in items (i) through (v) of the immediately preceding sentence, substituting the words "termination of employment" for "death."

Mr. Case's employment agreement also provides that if Aon terminates Mr. Case's employment for cause (as defined in the agreement) as determined by a majority of the members of the Board (excluding Mr. Case), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon. In the event of a termination for cause, Mr. Case must immediately resign from the Board.

If Aon terminates his employment for any other reason (other than for cause as defined in the agreement), Mr. Case will be entitled to receive: (i) his accrued base salary through and including his date of termination; (ii) any annual incentive bonus earned and payable but not yet paid for the bonus year prior to the year in which termination of employment occurs; (iii) a prorated annual incentive bonus through and including his date of termination, subject to the satisfaction of the specified performance goals established for the applicable bonus year; (iv) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon; provided that Aon shall continue to provide medical, dental and vision benefits to Mr. Case, his spouse and dependent children for a period of 24 months following the date of termination, followed with immediate eligibility for coverage under Aon's retiree medical program until Mr. Case, his spouse and dependent children become covered by the plan of another employer providing comparable benefits; (v) accelerated vesting of the restricted share unit awards, continued vesting of the share option awards and payment or vesting of any other long term incentive awards, in each case granted to him pursuant to his prior employment agreement; (vi) a lump sum cash payment equal to two times Mr. Case's target annual incentive bonus for the bonus year in which his employment terminates; and (vii) subject to continuing compliance with the non-competition, non-solicitation and confidentiality covenants set forth in the agreement, an amount equal to two times Mr. Case's base salary, payable in installment payments when Aon provides salary payments to its executives generally, through the two year non-competition period.

60	2016 Aon Proxy Statement

If Mr. Case voluntarily terminates his employment with good reason (as defined in the agreement), he will be entitled to receive the payments and benefits set forth in items (i) through (vii) of the immediately preceding paragraph. Under his employment agreement, "good reason" is defined as (a) the assignment to Mr. Case of any duties materially inconsistent with his position, authority, duties or responsibilities contemplated by his employment agreement; (b) Aon's failure to comply with the provisions of his employment agreement regarding compensation or (c) any other material breach by Aon of his employment agreement.

If Mr. Case voluntarily terminates his employment for any reason (other than with good reason), he will be entitled to receive: (i) his accrued base salary through and including his date of termination; and (ii) other employee benefits to which he was entitled at the time of his termination in accordance with the terms of the plans and programs of Aon.

Non-competition and non-solicitation covenants apply to Mr. Case for a period of two years following the termination of his employment without regard to the reason for such termination.

Employment Agreement with Ms. Davies

Ms. Davies' employment agreement, as amended, provides that, in the event of the death of Ms. Davies during the term of the agreement, her heirs, executors or the administrators of her estate will receive: (i) her accrued base salary through and including her date of death plus any unpaid annual or long term bonus earned for the completed year prior to her death; and (ii) a lump sum cash payment equal to her base salary at the date of death through April 1, 2020, reduced by the amount of any benefits paid under any life insurance policy maintained by Aon for her benefit. In the event of Aon's termination of the employment of Ms. Davies by reason of disability, she will receive: (i) her accrued base salary through and including her date of termination plus any unpaid annual or long term bonus earned for the completed year prior to her termination; and (ii) continuation of her base salary at the rate in effect at the date of termination through April 1, 2020, reduced by the amount of any benefits paid under any disability insurance policy maintained by Aon for her benefit.

If Aon terminates Ms. Davies' employment for cause as set forth in her employment agreement, Ms. Davies will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Aon terminates Ms. Davies' employment for any reason, other than for cause, or other than due to death or disability, Aon must give Ms. Davies 365 days prior written notice of termination, and she will be entitled to the following: (i) for the period of time beginning with Aon's delivery of notice of termination to Ms. Davies and extending through the date of termination: (a) Aon will continue to pay her salary at the rate in effect on the date of delivery of notice of termination; (b) Ms. Davies will remain eligible for annual bonuses determined in accordance with the terms of the senior management incentive plan; (c) Ms. Davies will continue to be entitled to all employee benefits; and (d) Ms. Davies will continue to vest in and be eligible to earn long term incentive awards; (ii) on the termination date, Ms. Davies shall receive a lump sum cash payment equal to any accrued but unpaid base salary; any unpaid annual or long term bonus earned for the completed year prior to such date; and an amount equal to her target full year annual incentive award based on her base salary and target annual award percentage (or value, as applicable) as determined under the senior management incentive plan in effect for the bonus year in which the notice of termination is given; and (iii) for two years, provided that Ms. Davies complies with the non-competition, non-solicitation and confidentiality provisions of the employment agreement, the continuation of base salary at the rate in effect on the date notice of termination is given.

If Ms. Davies voluntarily terminates her employment for any reason (other than good reason), Ms. Davies must give Aon ninety (90) days prior written notice and will receive: (i) her accrued base salary through her date of termination; and (ii) other employee benefits to which she was entitled at the time of termination in accordance with the terms of the plans and programs of Aon. If Ms. Davies voluntarily terminates her employment for good reason (as defined in the agreement), Ms. Davies must give Aon thirty (30) days' prior written notice and Ms. Davies will receive the benefits outlined in the last sentence of the immediately preceding paragraph, with the date of the delivery by Ms. Davies to Aon of notice of termination deemed to be the date of the notice of termination, and the date specified in such notice as Ms. Davies' last day of employment with Aon as the termination date. Under her employment agreement, "good reason" is defined as (a) the assignment to Ms. Davies of any duties materially inconsistent with her position, authority, duties or responsibilities contemplated by her employment agreement; (b) Aon's failure to comply with the provisions of her employment agreement regarding compensation; or (c) any other material breach by Aon of her employment agreement.

2016 Aon Proxy Statement	61

In addition, if Ms. Davies is terminated without cause, or if she voluntarily terminates her employment for good reason, the share awards and share options granted to Ms. Davies pursuant to the employment agreement will immediately vest as of the date of termination.

Non-competition and non-solicitation covenants apply to Ms. Davies for a period of two years following the termination of her employment without regard to the reason for such termination.

Employment Agreements with Mr. McGill, Ms. Savacool and Mr. Lieb

The amended employment agreements with Mr. McGill, Ms. Savacool and Mr. Lieb contain substantially similar termination provisions. The employment agreements provide that, in the event of the executive's death or total disability during the term of the agreement, the agreement will terminate and the executive is not entitled to continued compensation, but may be entitled to employee benefits to which he or she was entitled at the time of termination. If Aon terminates the executive's employment for cause as set forth in the employment agreement, the executive will receive: (i) his or her accrued base salary through the date of termination; and (ii) other employee benefits to which he or she was entitled at the time of termination in accordance with the terms of Aon's plans and programs.

If Aon terminates the executive's employment for any reason, other than for cause, or other than due to death or disability, Aon must give the executive 365 days' prior written notice of termination, and he or she will be entitled to receive: (i) all accrued base salary and benefits as of the notice date; (ii) his or her base salary at the rate in effect as of the notice date through the date of termination; and (iii) a cash payment payable on the termination date in an amount equal to the executive's base salary as of the notice date. If the executive voluntarily terminates his or her employment for good reason (as defined in the employment agreement), he or she must give Aon forty-five (45) days' prior written notice and will be entitled to receive the payments and benefits set forth in items (i) through (iii) of the immediately preceding sentence. Ms. Savacool is also entitled to continued vesting of her equity-based awards.

Non-competition and non-solicitation covenants apply to the executive for a period of two years following the termination of his or her employment without regard to the reason for such termination.

Leadership Performance Program

The various cycles of the LPP were adopted as subplans of the Shareholder-Approved Plan to unite senior leaders of Aon around the common objectives of growing value, driving and motivating performance, and aligning senior executives with the overall success of Aon. Each NEO received a performance award under each of LPP 8, LPP 9 and LPP 10. For purposes of the tables above, performance share units granted pursuant to the LPPs will be treated as follows upon the occurrence of various termination events:

•
If the executive's employment is terminated voluntarily without good reason or involuntarily for cause, participation in the LPP is cancelled retroactively back to the beginning of the performance period and performance share units will be forfeited in their entirety.

•
Under "Death" or "Disability": (i) if death or disability occurs in the first or second calendar years of the performance cycle, the performance share units will become immediately vested at the target award level and convert to Class A Ordinary Shares as soon as administratively feasible following such death or disability; and (ii) if death or disability occurs in the third calendar year of the performance cycle, the performance share units will become vested at the greater of: (a) the target award level; or (b) the number of units earned based on the actual achievement of cumulative earnings for the entire performance cycle.

•
Under "Retirement," "Voluntary—Good Reason" and "Involuntary—Without Cause," a prorated amount of the outstanding performance share units convert to Class A Ordinary Shares at the end of the performance period based on the cumulative growth achieved during the NEO's employment during the performance period as a proportion of the total achieved over the performance period. For purposes of the calculation set forth in the preceding sentence only, the growth achieved during the NEO's employment will be measured as of the last full calendar quarter preceding the termination date.

•
Under "Qualifying After Change in Control," the outstanding performance share units convert to Class A Ordinary Shares as follows: (i) if the NEO's employment is terminated without cause following a change in control but prior to the end of the performance period, the conversion occurs at the greater of: (a) one hundred percent (100%) of the target level; or (b) the number of shares that would have resulted from the growth rate achieved during the NEO's period of service

62	2016 Aon Proxy Statement

  during the performance period, measured as of the last full calendar quarter preceding the termination date; and (ii) in the event of a termination for cause, voluntary termination, death or disability, or if the NEO's employment continues through the end of the performance period, the treatment of performance share units described elsewhere in this section shall apply as if a change in control did not occur. In addition, amounts calculated using the methodology as described in this paragraph represent, for all grants, the payout of a prorated amount of the outstanding performance share units at current performance levels. For grants of performance share units under an LPP, in the event of a change in control, without a qualifying termination, where the successor entity does not assume and continue the respective LPP, the outstanding performance share units will immediately convert to Class A Ordinary Shares at the greater of: (i) one hundred percent (100%) of the target level; or (ii) the number of shares that would have resulted from the growth rate achieved during the performance period measured as of the last full calendar quarter preceding the consummation of the change in control.

2015 Director Compensation

The table below summarizes compensation for Aon's directors who are not employees of the Company for the fiscal year ended December 31, 2015. All non-management directors are referred to in this proxy statement as "non-management directors."

Gregory C. Case, Aon's President and Chief Executive Officer, receives no additional compensation for his services as a director of Aon. The compensation received by Mr. Case as an employee of Aon is shown in the Summary Compensation Table for Fiscal Years 2015, 2014 and 2013 set forth in this proxy statement.

The Compensation Committee periodically reviews the compensation of Aon's non-management directors, including the compensation of Aon's non-executive chairman.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Fulvio Conti	135,000	155,061	24,943	315,004
Cheryl A. Francis	115,000	155,061	22,108	292,169
Lester B. Knight	135,000	380,030	97,137	612,167
James W. Leng	115,000	155,061	10,000	280,061
J. Michael Losh	140,000	155,061	52,854	347,915
Robert S. Morrison	115,000	155,061	37,676	307,737
Richard B. Myers	115,000	155,061	13,955	284,016
Richard C. Notebaert	135,000	155,061	25,471	315,532
Gloria Santona	135,000	155,061	18,841	308,902
Carolyn Y. Woo	115,000	155,061	10,000	280,061
(1)
The amounts shown in "Stock Awards" reflects the aggregate grant date fair value computed in accordance with ASC Topic 718 of Class A Ordinary Shares granted in 2015. Additional information regarding the share awards granted to each non-management director in 2015 is contained under the heading "Components of Director Compensation—Equity Compensation."

2016 Aon Proxy Statement	63

(2)
During 2015, the amounts reported as "All Other Compensation" consist of the following components:

Name	Matching Contribution ($)(a)	Tax Equalization ($)(b)	Perquisites ($)	Total ($)
Fulvio Conti	—	24,943	—	24,943
Cheryl A. Francis	10,000	12,108	—	22,108
Lester B. Knight	6,000	91,137	—	97,137
James W. Leng	10,000	—	—	10,000
J. Michael Losh	10,000	42,854	—	52,854
Robert S. Morrison	10,000	27,676	—	37,676
Richard B. Myers	10,000	3,955	—	13,955
Richard C. Notebaert	10,000	15,471	—	25,471
Gloria Santona	—	18,841	—	18,841
Carolyn Y. Woo	10,000	—	—	10,000
  (a)
  The amounts shown in the "Matching Contribution" column consist of a matching contribution of up to $10,000 on behalf of the non-management director to various organizations pursuant to the Aon Foundation Directors Matching Gift Program.

  (b)
  The amounts shown in the "Tax Equalization" column consist of the amount paid in United Kingdom income taxes on behalf of the non-management director. See "Components of Director Compensation—Tax Equalization" below.

Elements of Director Compensation

Element	Description	2015 Value	2016 Changes

Cash Compensation	Cash compensation payable in arrears to each non-management director.	$115,000 Additional retainer of $20,000 for the chair of each Board committee (other than Audit Committee)	Increase annual retainer by $5,000 to $120,000
Additional retainer of $25,000 for chair of Audit Committee

Equity Compensation	Annual grant of fully vested shares to each non-management director. The number of Class A Ordinary Shares granted is be determined by dividing the grant date value by the closing price a Class A Ordinary Share on the date of grant.	Grant date value of $155,000 to each non-management director other than the non-executive chairman	Increase grant date value of each award by $5,000 annually, to $160,000 or $385,000, as applicable.
Grant date value of $380,000 for the non-executive chairman

64	2016 Aon Proxy Statement

Other Policies and Practices

Tax Equalization	Non-management directors are eligible to receive a tax equalization payment if the United Kingdom income taxes owed on their director compensation exceed the income taxes owed on such compensation in their country of residence. Without these tax equalization payments, a director would be subject to double taxation since they are already paying taxes on their director income in their country of residence. We believe these tax equalization payments are appropriate to ensure our ability to continue to attract highly qualified persons who do not reside in the United Kingdom.

Matching Charitable Contributions	During 2015, Aon Foundation matched up to $10,000 of charitable contributions made to a qualified organization by any non-management director.

Bequest Plan
Non-management directors elected or appointed to serve on the Board before January 1, 2006, and who have completed at least one year of service as a member of the Board, remain eligible to participate in the Aon plc Corporate Sponsored Bequest Plan (the "Bequest Plan"), established in 1994. Non-management directors elected or appointed to serve on the Board on or after January 1, 2006, are not eligible to participate in the Bequest Plan.

The Bequest Plan was established to acknowledge the service of non-management directors, to recognize the mutual interest of Aon and our non-management directors in supporting worthy charitable institutions and to assist us in attracting and retaining non-management directors of the highest caliber. Individual non-management directors derive no financial benefit from the Bequest Plan, as any and all insurance proceeds and tax-deductible charitable donations accrue solely to us.

The Bequest Plan allows each eligible non-management director to recommend total charitable contributions of up to $1,000,000 to eligible tax exempt organization(s) chosen by the eligible non-management director and approved by Aon Foundation. Each eligible non-management director may designate up to five tax-qualified organizations to receive a portion of the $1,000,000 bequest amount, subject to a $100,000 minimum amount per organization. Each eligible non-management director is paired with another eligible non-management director under the Bequest Plan. The distribution of each eligible non-management director's charitable bequest amount will begin at the later of: (i) the death of such eligible non-management director; or (ii) the death of the other eligible non-management director with whom such eligible non-management director is paired. Distributions under the Bequest Plan, once they begin, will be made to the designated tax qualified organization(s) in ten equal annual installments.

Expense Reimbursement	Aon pays or reimburses non-management directors for reasonable travel, lodging and related expenses in connection with their attendance at Board, Committee or Aon business meetings and for other reasonable expenses related to Board service such as continuing education.

2016 Aon Proxy Statement	65

Proposal 3—Advisory Resolution on Directors'
Remuneration Report

The Board of Directors unanimously recommends that shareholders vote "FOR" advisory approval of the remuneration report included in the Annual Report of the Company.

What am I voting on?

The Board considers that appropriate remuneration of directors plays a vital part in helping to achieve the Company's overall objectives, and, accordingly, and in compliance with the Act, we are providing shareholders with the opportunity to vote on an advisory resolution approving the directors' remuneration report included in our Annual Report.

This proposal is similar to Proposal 2 regarding the compensation of our NEOs. However, the directors' remuneration report is concerned solely with the remuneration of our executive and non-management directors and is required under the Act.

At the 2014 annual general meeting of Aon plc, we provided shareholders with the opportunity to vote on a binding resolution on the directors' remuneration policy and an advisory resolution regarding the directors' remuneration report presented at the 2014 annual general meeting. Shareholders approved both the directors' remuneration policy and the directors' remuneration report by a large majority, with more than 95% of the votes cast at that meeting being cast in favor of each proposal. At the 2015 annual general meeting of Aon plc, approved the directors' remuneration report presented at the 2015 annual general meeting, with more than 97% of the votes cast at that meeting being cast in favor of the proposal.

The directors' remuneration policy sets out the Company's forward-looking policy on directors' remuneration and describes the components of the executive and non-executive directors' remuneration. The directors' remuneration policy, which was approved at the 2014 annual general meeting, is expected to continue to apply until the 2017 annual general meeting. A full copy of the directors' remuneration policy is included in the Company's 2013 U.K. Annual Report and Accounts, available at http://ir.aon.com/about-aon/investor-relations/financial-reports/proxy-materials/default.aspx.

We encourage shareholders to read the directors' remuneration report as set forth in Appendix A to this proxy statement and the directors' remuneration policy, which describes in detail how our compensation policies and procedures operate and are designed to achieve our compensation objectives for our executive director and to attract and retain high-quality non-executive directors.

The Board and the Compensation Committee believe that the policies and procedures articulated in the directors' remuneration report are effective in achieving our compensation objectives for our executive director, and serves to attract and retain high-quality non-executive directors, and the design of our compensation program and the compensation awarded to our executive and non-executive directors fulfills these objectives.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 87 of this proxy statement.

Is this vote binding on the Board?

Because this vote is advisory, it will not be legally binding upon the Board or the Compensation Committee, and payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. The Compensation Committee will review and consider the outcome of the vote in connection with the ongoing review of Aon's executive director and non-executive director compensation programs. If the advisory resolution on the report is not passed, the directors' remuneration policy must be put up for re-approval at the Company's next annual general meeting.

66	2016 Aon Proxy Statement

Proposal 4—Resolution to Receive the
Company's Annual Report and Accounts

The Board of Directors unanimously recommends that shareholders vote "FOR" the receipt of the annual report.

The Board is required to present at the meeting the Company's the Annual Report, including the audited annual accounts and related directors' and auditor's reports for the year ended December 31, 2015. In accordance with our obligations under English law, we will provide our shareholders at the Annual Meeting an opportunity to receive the Annual Report and ask any relevant and appropriate questions of the representative of Ernst & Young UK in attendance at the Annual Meeting.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 87 of this proxy statement.

Proposal 5—Resolution Regarding Ratification
of Appointment of Independent Registered
Public Accounting Firm

The Board of Directors unanimously recommends that shareholders vote "FOR" the ratification of the appointment of Ernst & Young US as our independent registered public accounting firm for the year ending December 31, 2016.

The Audit Committee has appointed Ernst & Young US as Aon's independent registered public accounting firm for the year ending December 31, 2016, subject to ratification by our shareholders. Ernst & Young US was first retained as the independent registered public accounting firm of our predecessor entity, Aon Corporation, in February 1986. Although the ratification of this appointment is not required to be submitted to a vote of the shareholders, the Board believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent registered public accounting firm for the year 2016. If this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Audit Committee will reconsider the appointment, but may decide to maintain its appointment of Ernst & Young US.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 87 of this proxy statement.

We anticipate that a representative of Ernst & Young US will be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to any appropriate questions that may be submitted by shareholders at the Annual Meeting.

2016 Aon Proxy Statement	67

Proposal 6—Resolution Re-appointing Ernst
& Young UK as the Company's U.K. Statutory
Auditor Under the Companies Act 2006

The Board of Directors unanimously recommends that shareholders vote "FOR" the reappointment of Ernst & Young UK as our statutory auditor under the Companies Act 2006 to hold office from the conclusion of this meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company.

Under the Act, our U.K. statutory auditor must be appointed at each general meeting at which the annual report and accounts are presented to shareholders. Ernst & Young UK has served as our statutory auditor since our re-registration as a public limited company in March 2012. If this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting, the Board may appoint an auditor to fill the vacancy.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 87 of this proxy statement.

Proposal 7—Resolution to Authorize the Board
to Determine the Company's U.K. Statutory
Auditor's Remuneration

The Board of Directors unanimously recommends that shareholders vote "FOR" the authorization of the Board to determine our U.K. statutory auditor's remuneration.

Under the Act, the remuneration of our U.K. statutory auditor must be fixed in a general meeting or in such manner as may be determined in a general meeting. We are asking our shareholders to authorize our Board to determine Ernst & Young UK's remuneration as our U.K. statutory auditor for the year ending December 31, 2016. It is proposed that the Board would delegate the authority to determine the remuneration of the U.K. statutory auditor to the Audit Committee in accordance with the Board's procedures and applicable law.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 87 of this proxy statement.

68	2016 Aon Proxy Statement

Proposal 8—Resolution to Approve Form of Share
Repurchase Contracts and Repurchase Counterparties

The Board of Directors unanimously recommends that shareholders vote "FOR" approval of the form of share repurchase contracts and repurchase counterparties.

What am I voting on?

Under the Act, we may only repurchase our Class A Ordinary Shares in accordance with specific procedures for "off market purchases" of such shares. This is because, and solely for the purposes of the Act, any repurchase of our Class A Ordinary Shares through the NYSE constitutes an "off market" transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract which has been approved by our shareholders. In addition, we must only conduct share repurchases through counterparties approved by our shareholders. These approvals, if granted, will be valid for five years.

We approved our form of share repurchase contracts and counterparties at the last annual general meeting, and we are seeking to renew our existing authorizations so that we have the ability to continue to conduct our share repurchase program as it has been conducted since the redomestication in 2012.

Approval of the forms of contract and counterparties are not an approval of the share repurchase program or the amount or timing of any repurchase activity. The Company will continue to repurchase shares at its discretion in accordance with its previously disclosed share repurchase program. There can be no assurance as to whether the Company will repurchase any of its shares or as to the amount of any such repurchases or the prices at which such repurchases may be made.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 88 of this proxy statement.

What are the material terms of the repurchase contracts?

We are seeking the approval for two forms of share repurchase contract.

The form of agreement attached as Appendix B to this proxy statement provides that the counterparty will purchase shares on the NYSE at such prices and in such quantities as Aon may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Exchange Act. The agreement provides that the counterparty will purchase the Class A Ordinary Shares as principal and sell any Class A Ordinary Shares purchased to Aon in record form.

The form of agreement attached as Appendix C to this proxy statement is a form of repurchase plan which we may enter from time to time to purchase a specified dollar amount of Class A Ordinary Shares on the NYSE each day if our Class A Ordinary Shares are trading below a specified price. The amount to be purchased each day, the limit price and the total amount that may be purchased under the agreement will be determined at the time the plan is executed. The agreement provides that the counterparty will purchase the Class A Ordinary Shares as principal and sell any Class A Ordinary Shares purchased to Aon plc in record form.

2016 Aon Proxy Statement	69

Who are the approved counterparties?

Aon may only enter into share repurchase contracts with counterparties approved by our shareholders. Aon therefore seeks approval to conduct repurchases through the following counterparties (or their subsidiaries or affiliates from time to time):

Bank of America	J.P. Morgan Securities, LLC	Northern Trust Securities, Inc.
Barclays Capital Inc.	Keefe, Bruyette and Woods, Inc.	RBC Capital Markets Corporation
BNY Mellon Capital Markets, LLC	KeyBanc Capital Markets, Inc.	RBS Securities Inc.
Blaylock Robert Van, LLC	Kota Global Securities Inc.	ScotiaBank Capital Markets
BNP Paribas Securities Corp	Liquidnet Inc.	Stifel, Nicolaus & Company
Citibank Global Markets	Lloyds Bank	Topeka Capital Markets
Credit Suisse Securities (USA) LLC	Loop Capital Markets LLC	UBS Securities LLC
Deutsche Bank Securities, Inc.	M.R. Beal & Company	UniCredit Bank, LLC
Drexel Hamilton, LLC	Morgan Stanley & Co., LLC	Wells Fargo Securities, LLC
Goldman, Sachs & Co.	Natixis	The Williams Capital Group, L.P.
HSBC Securities

When does this authorization expire?

Under the Act, Aon must seek authorization for share repurchase contracts and counterparties at least every five years. If this proposal is approved, Aon may repurchase shares pursuant to the form of contracts attached at Appendix B and Appendix C with the approved counterparties until the fifth anniversary of the Annual Meeting.

What happens if the forms of contract and counterparties do not receive shareholder approval?

If the forms of contract and counterparties do not receive shareholder approval, we will continue the repurchase program with the currently approved forms of contracts and counterparties. In order to continue repurchasing shares after June 17, 2020, we would be required to seek shareholder approval of the forms of contract and counterparties at a future annual general meeting.

70	2016 Aon Proxy Statement

Proposal 9—Resolution to Authorize the Board to
Allot Equity Securities

The Board of Directors unanimously recommends that shareholders vote "FOR" approval of authorization of the Board to allot equity securities.

What am I voting on?

The ordinary resolution proposed in Proposal 9 is required periodically under the Act and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States.

Under the Act, directors are, with certain exceptions (such as in connection with employees' share schemes), unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company's articles of association. At the 2015 annual general meeting, our shareholders authorized us to allot equity securities up to an aggregate nominal amount of US$900,000, and, in connection with an offer by way of a rights issue, comprising equity securities, as defined in the Act, up to a further aggregate nominal amount of US$900,000. Unlike most companies listed on the NYSE with perpetual authority under their charter or articles of incorporation, our authority only continues for until the earlier of the next annual general meeting of the Company or August 31, 2016. After that time, it must be renewed.

The Company proposes that the shareholders authorize the directors at the Annual Meeting to generally and unconditionally, subject to the provisions of our Articles and the Act, authorize the directors of the Company, in accordance with section 551 of the Act, to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company:

•
up to an aggregate nominal amount of US$875,000; and

•
up to a further aggregate nominal amount of US$875,000, provided that (i) they are equity securities (within the meaning of section 560 of the Act) and (ii) they are offered by way of a rights issue.

This amount set forth in paragraph (a) above will authorize the directors to allot new equity securities in the Company up to a nominal amount of US$875,000 (which represents an amount that is approximately equal to 33% of the aggregate nominal value of the issued share capital of the Company as of April 26, 2016, the latest practicable date prior to the publication of this proxy statement). The amount set forth in paragraph (b) above will further authorize the directors to allot equity securities in the context of a rights issue in favor of holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings and of equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, up to a further aggregate nominal amount of US$875,000 (which represents an amount that is approximately equal to 33% of the aggregate nominal value of the issued share capital of the Company as of April 26, 2016), and so that the directors may impose any limits or restrictions and make any arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter. Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (a) and (b) represent an amount that is equal to approximately 66% of the aggregate nominal value of our issued share capital as of April 26, 2016.

Unless previously renewed, revoked or varied, the authority conferred by this Proposal 9 shall apply in substitution for all existing authorities under section 551 of the Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on August 31, 2017), save that the Company may, before such expiry make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

2016 Aon Proxy Statement	71

Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 88 of this proxy statement.

There is no present intention to exercise this authority.

When does this authorization expire?

If this proposal is approved, our Board may allot equity securities up to the aggregate nominal value of equity securities set forth above until the earlier of the next annual general meeting or August 31, 2017.

What happens if this proposal does not receive shareholder approval?

If this proposal does not receive shareholder approval, we will continue to be able to allot equity securities under the prior authorization, which is effective until the Annual Meeting. In order to continue allotting shares, including to raise capital or to engage in merger and acquisition activity where the Company would like to issue shares, we would be required to seek shareholder approval of the authority to allot equity securities at a future general meeting or annual general meeting.

72	2016 Aon Proxy Statement

Proposal 10—Special Resolution to Authorize the Board
to Allot Equity Securities Without Preemptive Rights

The Board of Directors unanimously recommends that shareholders vote "FOR" approval of authorization of the Board to allot equity securities without the application of preemptive rights.

What am I voting on?

The special resolution proposed in Proposal 10 is required periodically under the Act and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States.

In addition to the authorization to allot securities as set forth in Proposal 9, under the Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees' share scheme) must be offered first to the existing equity shareholders in proportion to their holdings, unless a special resolution (i.e., at least 75 percent of votes cast) has been passed in a general meeting of shareholders disapplying such pre-emption. Unlike most companies listed on the NYSE which have no similar restrictions, our Board can only disapply preemptive rights in respect of such issuances until the expiration of the prior authorization from our shareholders, being the earlier of the next annual general meeting of the Company or August 31, 2016.

The Company proposes that, subject to the passing of the resolution included in Proposal 9, the directors of the Company be generally empowered to allot equity securities (as defined in section 560 of the Act) pursuant to the authority conferred by Proposal 9 for cash free of the restriction in section 561 of the Act. This resolution would give the directors the ability to raise additional capital by selling Class A Ordinary Shares for cash or conduct a rights issue without first offering them to existing shareholders in proportion to their existing shareholdings. Absent this ability, our flexibility to use our share capital to pursue strategic transactions or finance growth would be severely limited.

The power would be limited to allotments or sales of treasury shares for cash (a) in the case of allotments authorized by paragraph (a) of Proposal 9, (i) in connection with a preemptive offer or (ii) otherwise than in connection with a preemptive offer of up to an aggregate nominal amount of US$265,000 and (b) in the case of allotments authorized by paragraph (b) of Proposal 9, of the equity securities to be issued in connection with a rights issue.

The amount set forth in clause (a)(ii) above represents approximately 10% of the issued ordinary share capital of the Company as of April 26, 2016, the latest practicable date prior to the publication of this proxy statement. The directors will only allot shares with a nominal value of more than US$132,500, being approximately 5% of the issued ordinary share capital of the Company as of April 26, 2016, for cash pursuant to this authority where that allotment is in connection with an acquisition or a specified capital investment which is announced at the same time as the allotment, or which has taken place in the preceding six-month period and is disclosed in the announcement of that allotment. The authority to allot the additional 5% of the issued share capital would not be used as a matter of routine, but only where the flexibility is merited by the nature of the transaction and is thought to be to the advantage of shareholders as a whole.

This resolution would provide the directors with additional flexibility to pursue strategic transactions and to finance growth with equity.

2016 Aon Proxy Statement	73

Unless previously renewed, revoked or varied, the power conferred by this resolution shall apply in substitution for all existing powers under sections 570 of the Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on August 31, 2017), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 88 of this proxy statement.

What are the voting requirements?

Under the Act, the authorization of the Board to issue shares without preemptive rights must be passed as a special resolution. As a special resolution, this proposal requires that at least 75% of the votes cast at the meeting be cast in favor of this proposal.

When does this authorization expire?

Under the Act, Aon must seek authorization to allot equity securities without the application of preemptive rights at least as often as it is required to seek authorization to allot equity securities. If this proposal is approved, our Board may allot equity securities without the application of preemptive rights until the earlier of the next annual general meeting or August 31, 2017.

What happens if this proposal does not receive the required shareholder approval?

If this proposal does not receive the required shareholder approval, we will continue to be able to allot equity securities without the application of preemptive rights under the prior authorization, which is effective until the Annual Meeting. In order to continue allotting equity securities without the application of preemptive rights, we would be required to seek shareholder approval of the authority to allot equity securities at a future general meeting or annual general meeting.

74	2016 Aon Proxy Statement

Proposal 11—Resolution to Authorize the Company
and Its Subsidiaries to Make Political Donations
and Expenditures

The Board of Directors unanimously recommends that shareholders vote
"FOR" approval of authorization of the Company to make political donations and expenditures.

What am I voting on?

The resolution proposed in Proposal 11 is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for other companies listed on the NYSE or organized within the United States. Other companies listed on the NYSE or organized within the United States are not subject to any similar restrictions.

Under section 366 of the Act, the Company is prohibited from making any donation to a political party or any other political organization or incurring any political expenditure unless the donation or expenditure is authorized by the shareholders in a general meeting. The Company maintains a policy prohibiting donations to political organizations or from incurring other political expenditures and our directors have no intention of changing that policy. However, as a result of the wide definition in the Act of matters constituting political donations, normal expenditures (such as expenditures on organizations concerned with matters of public policy, law reform and representation of the business community) and business activities (such as communications with governmental organizations and political parties at the local, national and European level) could be construed as political expenditures or as donations to a political party or other political organization and fall within the restrictions of the Act. As a result of this wide definition, the Company proposes to authorize de minimis amounts in the event of an inadvertent donation or expenditure that would require prior shareholder approval under the Act. Since the redomestication, neither the Company nor its subsidiaries have identified any donation or expenditure implicating the provisions of the Act and the Company does not believe there is a material risk of it inadvertently making such donations or incurring such expenditure.

It is proposed that the Company and all its subsidiaries be generally and unconditionally authorized for the purposes of sections 366 and 367 of the Act, in accordance with section 366 of the Act, to:

•
make political donations to political parties or independent election candidates not exceeding $150,000 in aggregate;

•
make political donations to political organizations other than political parties not exceeding $150,000 in aggregate; and

•
incur political expenditures not exceeding $150,000 in aggregate;

during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of the Company, provided that the maximum amounts referred to in paragraphs (1), (2) and (3) above may comprise sums in different currencies which shall be converted at such rate as the directors of the Company may in their absolute discretion determine to be appropriate.

This Proposal 11 does not purport to authorize any particular donation or expenditure but is expressed in general terms as required by the Act and is intended to authorize normal business activities which might not be thought to be donations to political organizations or political expenditure in the usual sense. If passed, Proposal 11 would allow the Company or its subsidiaries to make donations to political parties or independent election candidates, to other political organizations, or to incur political expenditure of up to an aggregate limit of $150,000.

2016 Aon Proxy Statement	75

The form of shareholder resolution for this proposal is set forth under the heading "Shareholder Resolutions for 2016 Annual General Meeting" on page 88 of this proxy statement.

For the purposes of this Proposal 11, "political donation," "political parties," "independent election candidates," "political organization" and "political expenditure" have the meanings given to them in sections 363 to 365 of the Act.

When does this authorization expire?

If this proposal is approved, the Company or its subsidiaries may make donations or incur political expenditures up to the aggregate amounts identified above until the next annual general meeting of the Company.

What happens if this proposal does not receive the required shareholder approval?

If this proposal does not receive the required shareholder approval, the Company will continue to ensure that it and its subsidiaries do not inadvertently commit any breaches of the Act pursuant to sections 366 and 367.

76	2016 Aon Proxy Statement

Other Information

Equity Compensation Plan Information

The following table summarizes the number of Class A Ordinary Shares that may be issued under our equity compensation plans as of December 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	13,829,569(1)(2)	42.52(3)	17,267,754(4)
Equity compensation plans not approved by security holders(5)	577,097	—(6)	—(7)
Total	14,406,666	42.52(6)	17,267,754
(1)
This amount includes the following:

–
732,950 shares that may be issued in connection with outstanding share options

–
7,167,094 shares that may be issued in connection with share awards;

–
418,845 shares that may be issued in connection with deferred share awards;

–
228,187 shares that may be issued in connection with the US employee share purchase plan;

–
383,883 shares that may be issued in connection with the UK ShareSave share plan;

–
134,305 shares that may be issued to satisfy obligations under the Aon Deferred Compensation Plan; and

–
4,764,305 shares that may be issued in connection with the settlement of performance share units. For awards where the performance period has been completed, the actual number of shares to be issued is shown. For awards tracking significantly below threshold, the threshold number of shares which may be issued is shown. For all other performance share awards, the maximum number of shares which may be issued is shown.

(2)
On November 1, 2002, the Aon Deferred Compensation Plan was amended to discontinue the distribution of shares with respect to deferrals after November 1, 2002 from that plan. As of December 31, 2015, based on a share price of $92.21, the maximum number of shares that could be issued under the Aon Deferred Compensation Plan was 134,305.

(3)
Indicates weighted average exercise price 732,950 outstanding options under the Shareholder-Approved Plan.

(4)
The total number of Class A Ordinary Shares authorized for issuance in connection with awards under the Amended and Restated Aon plc 2011 Incentive Plan, as amended, is 34,000,000. As of December 31, 2015, 12,178,660 shares remained available for future issuance under this plan. The amount shown in column (c) also includes 5,089,094 shares available for future issuance under the Aon plc Global Share Purchase Plan, including 228,187 shares subject to purchase as of December 31, 2015. Permissible awards under the Shareholder-Approved Plan include share options, share appreciation rights, restricted shares, restricted share units and other share-based awards, including awards where the vesting, granting or settlement of which is contingent upon the achievement of specified performance goals, called "performance awards."

(5)
Below are the material features of our equity compensation plans that have not been approved by shareholders:

  Aon Supplemental Savings Plan

  The Supplemental Savings Plan was adopted by the Board of Directors of Aon Corporation in 1998. It is a nonqualified supplemental retirement plan that provides benefits to participants in the Aon Savings Plan whose employer matching contributions are limited because of IRS-imposed restrictions. Prior to January 1, 2004, participants covered under the Supplemental Plan were credited with an additional matching allocation they would have received under the former Aon Savings Plan provisions—100% of the first 1% to 3% of compensation ("Tier I") and 75% of the next 4% to 6% of compensation ("Tier 2")—had compensation up to $500,000 been considered. Between January 1, 2004 and December 31, 2005, only participants defined as employees of Aon Consulting's Human Resource Outsourcing Group maintained the matching provision in the Supplemental Plan. Participants may elect to have Tier I allocations credited to their accounts as if invested in a money market account or as if invested in Class A Ordinary Shares. Tier I allocations directed to a Class A Ordinary Shares account may not be moved to the money market account, regardless of the participant's age. As of January 1, 2006, no participants are eligible for Tier I or Tier II matching allocations. Before the beginning of each plan year, an election may be made by any participant to transfer some or all of a participant's money market account to the Class A Ordinary Shares account. All amounts credited to the Class A Ordinary Shares account are credited with dividends and other investment returns as under the Aon Savings Plan fund. Between January 1, 2004 and December 31, 2008, the Supplemental Plan provision in effect

2016 Aon Proxy Statement	77

  provided employees hired January 1, 2004 and later, benefits on plan compensation above the IRS limits (and up to $500,000) as under the Aon Retirement Account (the "ARA") provision of the Aon Savings Plan. Benefits were in the form of a discretionary non-contributory company contribution made to eligible employees active at the end of the plan year with 1,000 or more hours of paid service. The Supplemental Plan ARA allocation was calculated using the same formula that the Board determines for the Aon Savings Plan ARA. Ongoing balances which resulted from the Supplemental Plan ARA allocation will continue to track the same investment options as selected by the participant under the Aon Savings Plan. This includes the Aon Class A Ordinary Shares option, and, like the Aon Savings Plan provision, has no transfer restrictions.

  Effective for plan years beginning January 1, 2009, a new Supplemental Plan provision went into effect whereby employees were credited with an additional matching allocation they would have received under the new Aon Savings Plan match provision—100% of the first 6% of compensation—had compensation up to $500,000 been considered. Participants must also contribute the limit prescribed by the IRS ($18,000 for 2015) and be active on the last day of the year in order to receive the allocation. As of December 31, 2015, the number of shares that could be issued under the plan was 381,504.

  Aon Supplemental Employee Stock Ownership Plan

  The Aon Supplemental Employee Stock Ownership Plan was a plan established in 1989 as a nonqualified supplemental retirement plan that provided benefits to participants in the Aon Employee Stock Ownership Plan whose employer contributions were limited because of IRS-imposed restrictions. As of 1998, no additional amounts have been credited to participant accounts, although account balances are maintained for participants, and credited with dividends, until distribution is required under the plan. Distributions are made solely in Class A Ordinary Shares. No specific authorization of Class A Ordinary Shares for the plan has been made. As of December 31, 2015, the number of shares that could be issued under the plan was 195,593.

(6)
The weighted-average exercise price of such shares is uncertain and is not included in this column.

(7)
None of these equity compensation plans contain a limit on the number of shares that may be issued under such plans; however, these plans are subject to the limitations set forth in the descriptions of these plans contained in Note 5 above.

In connection with the Hewitt acquisition, Aon became the successor sponsor of the Hewitt Associates, Inc. Amended and Restated Global Stock and Incentive Plan (the "Hewitt Plan"). No awards have been made under the Hewitt Plan subsequent to the Hewitt acquisition. As of December 31, 2015, 103,734 shares were covered by outstanding and unexercised options granted under the Hewitt Plan, which awards had a weighted average exercise price of $22.31 and were fully vested as of the completion date of the Hewitt acquisition. These shares are not included in the table above. Aon will not grant any additional awards under the Hewitt Plan.

Certain Relationships and Related Transactions

Aon has adopted procedures governing the review and approval of related party transactions. The terms of these procedures provide that the Governance/Nominating Committee will review transactions in which: (i) Aon is a party, participant, or has a direct or indirect material interest; (ii) the amount involved exceeds or reasonably can be expected to exceed $120,000; and (iii) any director, executive officer or holder of five percent (5%) or more of Aon's voting securities, or an immediate family member of any such person, has a direct or indirect material interest. To facilitate the review and approval of related party transactions, Aon's directors and executive officers complete an annual director and officer questionnaire and disclose all potential related person transactions involving themselves and their immediate family members. Throughout the year, directors and executive officers are required to notify Aon's General Counsel of any potential related person transactions of which they become aware. Aon's General Counsel reports these transactions, as well as any other related party transactions of which he is aware, to the Governance/Nominating Committee. The Governance/Nominating Committee considers all relevant facts of any related party transactions to determine whether to approve or ratify the transaction.

Shareholders' Requests Under Section 527 of the Act

Under section 527 of the Act, members meeting the threshold requirements set out in that section have the right to require the Company to publish a statement on a website setting out any matter relating to:

•
the audit of the Company's accounts (including the auditor's report and the conduct of the audit) that are to be laid before the annual general meeting; or

•
any circumstance connected with an auditor of the Company ceasing to hold office since the last annual general meeting.

The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with sections 527 or 528 of the Act. Where the Company is required to place a statement on a website under section 527 of the Act, it must forward the statement to the Company's auditor not later than the time when it makes the statement

78	2016 Aon Proxy Statement

available on the website. The business which may be dealt with at the annual general meeting includes any statement that the Company has been required under section 527 of the Act to publish on a website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that each of our directors and executive officers, and any other person who owns more than ten percent of our Class A Ordinary Shares, file with the SEC initial reports of ownership and reports of changes in ownership of our Class A Ordinary Shares. To our knowledge, based solely on information furnished to us and written representations by such persons that no such other reports were required to be filed, Aon believes that all such SEC filing requirements were met in a timely manner during 2015 other than with respect to an amendment to a Form 4 filing for Mr. Knight originally filed on February 6, 2014 to correct the inadvertent omission of a small number of additional shares previously held in trust.

Shareholder Proposals for 2017 Annual General Meetings

Shareholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2016 annual general meeting must submit their proposals to the Office of the Company Secretary of Aon at The Aon Centre, 122 Leadenhall Street, London EC3V 4AN, on or before January 6, 2017. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion in our proxy statement.

In accordance with our Articles, and without prejudice to the rights of a shareholder of record under applicable law, in order to nominate a candidate for election as a director or properly bring other business before the 2017 annual general meeting, a shareholder's notice of the matter the shareholder wishes to present must be delivered to the Office of the Company Secretary of Aon at The Aon Centre, 122 Leadenhall Street, London EC3V 4AN, not less than 90 nor more than 120 days prior to the first anniversary of the date of this year's Annual Meeting. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Articles (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than February 24, 2017 and no later than March 26, 2017.

Incorporation By Reference

To the extent that this proxy statement is incorporated by reference into any other filing by Aon with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, the information contained in the section of this proxy statement entitled "Report of the Audit Committee" (to the extent permitted by the rules of the SEC) will not be deemed incorporated, unless specifically provided otherwise in such filing. The information contained in the Compensation Committee Report will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, other than Aon's Annual Report on Form 10-K, except to the extent specifically provided otherwise in such filing.

Other Matters

The Board is not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If any other business comes before the Annual Meeting, the proxy holders (as indicated on the accompanying proxy card or cards) will vote the proxies according to their best judgment with respect to such matters.

Disclosure Regarding Forward-Looking Statements

This proxy statement and any documents incorporated by reference into this proxy statement contain certain statements related to future results, or state our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "intend," "plan," "probably," "potential," "looking forward" and other similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as: market and industry conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; the expected impact of acquisitions and dispositions; pension obligations; cash flow and liquidity; expected effective tax rate; future actions by regulators; and

2016 Aon Proxy Statement	79

the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

•
general economic and political conditions in different countries in which we do business around the world;

•
changes in the competitive environment;

•
fluctuations in exchange and interest rates that could influence revenue and expense;

•
changes in global equity and fixed income markets that could affect the return on invested assets;

•
changes in the funding status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

•
the level of our debt limiting financial flexibility;

•
rating agency actions that could affect our ability to borrow funds;

•
the effect of the change in global headquarters and jurisdiction of incorporation, including differences in the anticipated benefits;

•
changes in estimates or assumptions on our financial statements;

•
limits on our subsidiaries to make dividend and other payments to us;

•
the impact of lawsuits and other contingent liabilities and loss contingencies arising from errors and omissions and other claims against us;

•
the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our businesses and the possibility of conflicting regulatory requirements across jurisdictions in which we do business;

•
the impact of any investigations brought by regulatory authorities in the United States (the "U.S."), the United Kingdom (the "U.K.") and other countries;

•
the impact of any inquiries relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws and with U.S. and non-U.S. trade sanctions regimes;

•
failure to protect intellectual property rights or allegations that we infringe on the intellectual property rights of others;

•
the effects of English law on our operating flexibility and the enforcement of judgments against us;

•
the failure to retain and attract qualified personnel;

•
international risks associated with our global operations;

•
the effect of natural or man-made disasters;

•
the potential of a system or network breach or disruption resulting in operational interruption or improper disclosure of personal data;

•
our ability to develop and implement new technology;

•
the damage to our reputation among clients, markets or third parties;

•
the actions taken by third parties that perform aspects of our business operations and client services;

•
the extent to which we manage certain risks created in connection with the various services, including fiduciary and investments and other advisory services and business process outsourcing services, among others, that we currently provide, or will provide in the future, to clients;

•
our ability to grow, develop and integrate companies that we acquire or new lines of business;

•
changes in commercial property and casualty markets, commercial premium rates or methods of compensation;

•
changes in the health care system or our relationships with insurance carriers; and

80	2016 Aon Proxy Statement

•
our ability to implement initiatives intended to yield cost savings and the ability to achieve those cost savings.

Any or all of these forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. We and our subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect us, including our results of operations and financial condition, is contained in the "Risk Factors" section in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

By Order of the Board of Directors,

Peter Lieb Company Secretary
London, United Kingdom April 29, 2016

2016 Aon Proxy Statement	81

Questions and Answers About the 2016 Annual
General Meeting and Voting

Why did I receive these proxy materials?

We have made these proxy materials available to you on the Internet or have delivered printed versions of these materials to you by mail to comply with our obligations under the Act in connection with the solicitation of proxies for use at the Annual Meeting, and at any adjournment or postponement thereof.

The Notice of Internet Availability and proxy materials were first mailed to shareholders on or about May 6, 2016 to shareholders as of April 26, 2016, which we refer to as the "record date."

What matters will be presented for consideration at the Annual Meeting?

Action will be taken at the Annual Meeting with respect to the following proposals, each of which is described more fully below:

1.
The re-election, by way of separate ordinary resolutions, of the eleven nominees named in this proxy statement to serve as directors of the Company until our 2017 annual general meeting of shareholders.

2.
An advisory resolution (proposed as an ordinary resolution) on executive compensation.

3.
An advisory resolution (proposed as an ordinary resolution) on the directors' remuneration report contained within the Company's annual report and accounts for the year ended December 31, 2015.

4.
The receipt of our annual report and accounts, together with the reports of the directors and the U.K. statutory auditor, Ernst & Young UK, for the financial year ended December 31, 2015.

5.
The ratification of the appointment of Ernst & Young US as our independent registered public accounting firm for the year ending December 31, 2016.

6.
The re-appointment of Ernst & Young UK as our U.K. statutory auditor under the Act, to hold office from the conclusion of this meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company.

7.
The authorization of the directors to determine the remuneration of Ernst & Young UK as the Company's U.K. statutory auditor.

8.
The approval of the form of certain share repurchase contracts to be used in the Company's share repurchase program and the counterparties with whom the Company may conduct such repurchase transactions.

9.
The authorization of our directors to exercise all powers of the Company to allot equity securities or grant rights to subscribe for or covert any security into equity securities in the Company.

10.
The authorization of our directors to allot equity securities of the Company free of preemptive rights set forth the Act.

11.
The authorization of the Company and its subsidiaries to make political donations and expenditures in an amount not to exceed the identified amounts.

12.
Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Are any matters being presented at the Annual Meeting mandated under English law?

Proposals 3, 4, 6, 7, 8, 9, 10 and 11 are items required to be approved by shareholders periodically under the Act and generally do not have an analog requirement under United States law. As such, while these proposals may be familiar and routine to shareholders accustomed to being shareholders of companies incorporated in England and Wales, other shareholders may be less familiar with these routine proposals and should review and consider each proposal carefully.

82	2016 Aon Proxy Statement

Will any other matters be decided at the Annual Meeting?

At the date of this proxy statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in this proxy statement. If any other matters are, in accordance with applicable law or the Company's Articles, properly presented for consideration at the Annual Meeting, such matters will, subject to the Articles and applicable law, be considered at the Annual Meeting and the individuals named in the proxy card will vote on such matters in their discretion.

Who is entitled to vote at the Annual Meeting?

Holders of our Class A Ordinary Shares, nominal value $0.01 per share as of the close of business in New York on April 26, 2016, are entitled to vote at the Annual Meeting. As of that date, being the last practicable date prior to the publication of this Proxy Statement, there were 264,921,775 Class A Ordinary Shares outstanding and entitled to vote and 125,000 Class B Ordinary Shares nominal value £0.40 outstanding, none of which are entitled to vote. Unless disenfranchised under applicable law and/or the Articles, each Class A Ordinary Share is entitled to one vote on each matter properly brought before the Annual Meeting. Therefore, the total voting rights in the Company as at April 26, 2015 are 264,921,775 Class A Ordinary Shares.

What is the difference between holding Class A Ordinary Shares as a shareholder of record and as a beneficial owner?

If you are registered on the register of members of the Company in respect of Class A Ordinary Shares, you are considered, with respect to those Class A Ordinary Shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.

If your Class A Ordinary Shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials or the Notice of Internet Availability are being made available or forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your Class A Ordinary Shares by following the instructions for voting on the proxy card or Notice of Internet Availability.

How do I vote?

If you are a shareholder of record, you may appoint a proxy to vote on your behalf using any of the following methods:

•
By telephone using the toll-free telephone number shown on the proxy card or the Notice of Internet Availability;

•
Through the Internet as instructed on the proxy card or the Notice of Internet Availability;

•
If you received proxy materials by mail or if you request a paper proxy card by telephone or through the Internet, you may elect to vote by mail by completing and signing the proxy card and returning it in the prepaid envelope provided; or

•
By written ballot at the Annual Meeting.

Telephone and Internet proxy appointment facilities for shareholders of record will be available 24 hours a day. If you give instructions as to your proxy appointment by telephone or through the Internet, such instructions must be received by 5:00 p.m., London time/12:00 noon, New York time, on Thursday, June 23, 2016, the day before the Annual Meeting. If you properly give instructions as to your proxy appointment by telephone, through the Internet or by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your Class A Ordinary Shares will be voted in accordance with your instructions. If you are a shareholder of record and you execute and return a proxy card but do not give instructions, your proxy will be voted as follows:

•
FOR the re-election of all nominees for director named in this proxy statement (in each case, to be approved by way of a separate ordinary resolution);

•
FOR advisory approval of the compensation of our NEOs by way of ordinary resolution;

•
FOR advisory approval of the directors' remuneration report by way of ordinary resolution;

2016 Aon Proxy Statement	83

•
FOR the receipt of the annual report and accounts, including the auditor's report contained therein, by way of ordinary resolution;

•
FOR the ratification of the appointment of Ernst & Young US as our independent registered public accounting firm for the year ending December 31, 2016 by way of ordinary resolution;

•
FOR the re-appointment of Ernst & Young UK as our U.K. statutory auditor by way of ordinary resolution;

•
FOR authorizing the board to determine remuneration of Ernst & Young UK by way of ordinary resolution;

•
FOR the approval of the form of share repurchase contracts and the counterparties through which the Company may conduct repurchases by way of ordinary resolution;

•
FOR the authorization of our directors to exercise all powers of the Company to allot equity securities or grant rights to subscribe for or covert any security into equity securities in the Company;

•
FOR the authorization of our directors to allot equity securities of the Company free of preemptive rights set forth the Act;

•
FOR authorization of the Company and its subsidiaries to make political donations or expenditures in an amount not to exceed the identified amounts; and

•
otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Annual Meeting.

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or through the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. If you hold shares through the Aon Savings Plan, the Company Share Save Plan or the dividend reinvestment plan, the plan trustees will vote according to the instructions received from you provided that your instructions are received by 5:00 p.m., New York time, on Tuesday, June 21, 2016.

We will distribute written ballots to anyone who wants to vote in person at the Annual Meeting. If you are a beneficial owner, you should obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting (see the section titled "Who can attend the Annual Meeting?" below).

What should I do if I receive more than one Notice of Internet Availability of proxy materials or proxy card?

If you own some Class A Ordinary Shares directly in your name as a registered holder and other Class A Ordinary Shares as a beneficial owner through a broker, bank or other nominee, or if you own Class A Ordinary Shares through more than one broker, bank or other nominee, you may receive multiple Notices of Internet Availability or multiple proxy cards. It is necessary for you to fill in, sign and return all of the proxy cards included in the proxy materials that you receive or for you to follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability that you receive in order to vote all of the shares you own.

How is a quorum determined?

The presence of the holders of shares in the Company who together represent at least the majority of the voting rights of all of the shareholders entitled to vote, present in person or by proxy, at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

What is a broker non-vote?

If you own your Class A Ordinary Shares through a broker, bank or other nominee, and do not provide the organization that holds your Class A Ordinary Shares with specific voting instructions, pursuant to the rules of the New York Stock Exchange, the bank, broker or other nominee is generally permitted to vote your Class A Ordinary Shares at its discretion on certain routine matters. With respect to certain non-routine matters, the broker, bank or other nominee is not permitted to vote your Class A Ordinary Shares for you. If the broker, bank or other nominee that holds your Class A Ordinary Shares does not receive voting instructions from you on how to vote your Class A Ordinary Shares on a non-routine matter, it will

84	2016 Aon Proxy Statement

inform the inspector of election that it does not have the authority to vote on this matter with respect to your Class A Ordinary Shares. A broker non-vote occurs when a broker, bank or other nominee holding Class A Ordinary Shares on your behalf does not vote on a particular proposal because it has not received voting instructions from you and does not have discretionary voting power with respect to that proposal.

What proposals are considered "routine" or "non-routine"?

Proposals 4, 5, 6 and 7 (the receipt of Aon's annual report and accounts, ratification of the appointment of Ernst & Young US as Aon's independent registered public accounting firm for 2016, appointment of Ernst & Young UK as our statutory auditor and authorizing our Board of Directors to determine auditor remuneration) are each considered a routine matter under the rules of the New York Stock Exchange (the "NYSE"). A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposals 4, 5, 6 and 7.

Proposals 1, 2, 3, 8, 9, 10 and 11 (the re-election of directors by way of separate ordinary resolutions, the advisory vote on executive compensation, the advisory vote on the directors' remuneration report, the approval of the form of share repurchase contracts and repurchase counterparties, the authorization of our directors to allot equity securities, the authorization of our directors to allot equity securities free from preemption rights and the authorization of the Company to make political donations and expenditures) are matters considered non-routine under the rules of the NYSE. A broker, bank or other nominee may not vote on these non-routine matters without specific voting instructions from the beneficial owner. As a result, there may be broker non-votes with respect to Proposals 1, 2, 3, 8, 9, 10 and 11.

What are the voting requirements to elect directors and approve each of the other resolutions?

The re-election of each of the eleven nominees for director will be decided by ordinary resolution, which means that the nominee will be re-elected if a majority of the votes are cast in favor of the nominee's election. Abstentions and broker non-votes will not be counted as a vote either for or against a nominee for director. If the number of votes cast against an incumbent nominee exceeds the number of votes cast for the nominee, the Governance Guidelines adopted by our Board provide that the nominee must immediately offer to tender his or her resignation, and the Board, through a process managed by the Governance/Nominating Committee, will determine whether to accept or reject the resignation, or take other action.

The resolutions proposed in Proposals 2 through 9 and Proposal 11 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each resolution will be approved if a majority of the votes cast are cast in favor of the resolution. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions. If the number of votes cast against a resolution exceeds the number of votes cast for the resolution, the resolution will not be passed. With respect to Proposal 4 (regarding the receipt of the Company's annual report and accounts) and the non-binding advisory resolutions in Proposal 2 (regarding the compensation of our NEOs) and Proposal 3 (regarding the directors' remuneration report), the results of the vote will not legally require the Board or any committee thereof to take any action (or refrain from taking any action). Nevertheless, our Board values the opinions of our shareholders as expressed through their advisory votes and other communications and the Board will carefully consider the outcome of the advisory votes.

The resolution proposed in Proposal 10 will be proposed as a special resolution, which means that, assuming a quorum is present, this resolution must be approved by shareholders representing at least 75% of the votes cast on the resolution. Abstentions and broker non-votes will not be counted as a vote either for or against this resolution. If fewer than 75% of the votes cast on the resolution are voted in favor of the resolution, the resolution will not be passed.

Can I change my vote?

If you are a shareholder of record, you can change your vote or revoke your proxy at any time before the Annual Meeting by:

•
Entering a later-dated vote by telephone or through the Internet;

•
Delivering a valid, later-dated proxy card;

•
Sending written notice to the Office of the Company Secretary of Aon; or

•
Voting by ballot in person at the Annual Meeting.

2016 Aon Proxy Statement	85

If you are a beneficial owner of Class A Ordinary Shares, you may submit new proxy appointment instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above under "How do I vote?"

All Class A Ordinary Shares that have been properly voted and not revoked will be counted in the votes held on the resolution proposed at the Annual Meeting. Attending the Annual Meeting without taking further action will not automatically revoke your prior telephone or Internet vote or your proxy.

Will the Annual Meeting be webcast?

You may listen to (but not participate in) the Annual Meeting on the World Wide Web by logging on to our website at www.aon.com and following the on-screen instructions. We have included our website address in this proxy statement for reference purposes only. The information contained on our website is not incorporated by reference into this proxy statement.

Who can attend the Annual Meeting?

Shareholders as of the close of business in New York on April 26, 2016, which is the record date for voting, may attend the Annual Meeting. If you are a shareholder of record, you will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you are the beneficial owner of shares held in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee as of the close of business in New York on April 26, 2016, along with a form of personal photo identification. Alternatively, you may contact the broker, bank or other nominee in whose name your Class A Ordinary Shares are registered and obtain a legal proxy to bring to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

Who will pay the costs of this proxy solicitation?

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made on our behalf by certain directors, officers or employees of Aon and our subsidiaries telephonically, electronically or by other means of communication. Directors, officers and employees of Aon and our subsidiaries will receive no additional compensation for such solicitation. We will also reimburse banks, brokers and other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will count the vote and serve as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and disclosed in a Current Report on Form 8-K, which Aon is required to file with the SEC. The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the Act will be made available on the Company's website (www.aon.com) as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

Where can I obtain directions to the Annual Meeting?

For directions to the Annual Meeting, please contact Aon at +1 (312) 381-1000 (in the United States) or +44 20 7623 5500 (in the United Kingdom).

86	2016 Aon Proxy Statement

Shareholder Resolutions for 2016 Annual
General Meeting

Proposal 1—Re-election of Directors

RESOLVED THAT, the following individuals be, and each hereby is, by way of separate ordinary resolution, re-elected to serve as director until the election and qualification of his or her respective successor or until his or her earlier death, removal or resignation:

  Lester B. Knight
  Gregory C. Case
  Fulvio Conti
  Cheryl A. Francis
  James W. Leng
  J. Michael Losh
  Robert S. Morrison
  Richard B. Myers
  Richard C. Notebaert
  Gloria Santona
  Carolyn Y. Woo

Proposal 2—Advisory Resolution on Executive Compensation

RESOLVED THAT, the shareholders approve, on an advisory basis, the compensation of the Company's NEOs as described in the proxy statement for the Annual Meeting under "Compensation Discussion and Analysis" and "Executive Compensation," including the tabular and narrative disclosure contained in the proxy statement.

Proposal 3—Advisory Resolution on Directors' Remuneration Report

RESOLVED THAT, the shareholders approve, on an advisory basis, the Directors' Remuneration Report included in the Company's annual report and accounts for the year ended December 31, 2015.

Proposal 4—Ordinary Resolution to Receive the Company's Annual Report and Accounts

RESOLVED THAT, the receipt of the Company's annual report and accounts for the year ended December 31, 2015, together with the reports of the directors and the auditor thereon, be, and each hereby is, approved.

Proposal 5—Ordinary Resolution Regarding the Ratification of Appointment of Independent Registered Public Accounting Firm

RESOLVED THAT, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2016 be, and it hereby is, ratified and approved.

Proposal 6—Ordinary Resolution Re-Appointing Ernst & Young UK as the Company's U.K. Statutory Auditor

RESOLVED THAT, the re-appointment of Ernst & Young LLP as the Company's United Kingdom statutory auditor under the Companies Act 2006, to hold office from the conclusion of the Annual Meeting until the next annual general meeting at which accounts are laid before the Company be, and it hereby is, approved.

Proposal 7—Ordinary Resolution to Authorize the Board of Directors to Determine the Company's U.K. Statutory Auditor's Remuneration

RESOLVED THAT, the directors be, and they hereby are, authorized to set Ernst & Young LLP's remuneration as statutory auditor.

2016 Aon Proxy Statement	87

Proposal 8—Ordinary Resolution to Approve Form of Share Repurchase Contracts and Repurchase Counterparties

RESOLVED THAT, the form of share repurchase contracts and repurchase counterparties included in the proxy statement be, and each hereby is, approved.

Proposal 9—Ordinary Resolution to Authorize the Board to Allot Equity Securities

RESOLVED THAT, in accordance with section 551 of the Act, the directors be generally and unconditionally authorized to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for, or to convert any security into, shares in the Company:

  (a)
  up to an aggregate nominal amount of US$875,000; and

  (b)
  up to a further aggregate nominal amount of US$875,000 , provided that (i) they are equity securities (within the meaning of section 560 of the Act) and (ii) they are offered by way of a rights issue.

Unless previously renewed, revoked or varied, the authority conferred by this resolution shall apply in substitution for all existing authorities under section 551 of the Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on August 31, 2017), save that the Company may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In this Proposal 9:

  (i)
  "rights issue" means an offer to:

  (x)
  holders of Class A Ordinary Shares in proportion (as nearly as may be practicable) to their existing holdings; and

  (y)
  holders of other equity securities as required by the rights of those securities or as the directors may otherwise consider necessary,

    but subject to such exclusions or other arrangements as the directors may deem necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter; and

  (ii)
  the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 10—Special Resolution to Authorize the Board to Allot Equity Securities Without Preemptive Rights

RESOLVED THAT, subject to the passing of the resolution included in the ordinary resolution above, the directors of the Company be generally empowered to allot equity securities (as defined in section 560 the Act) pursuant to the authority conferred by the ordinary resolution above for cash, free of the restriction in section 561 of the Act, provided that this power shall be limited to allotments or sales:

  (a)
  in the case of allotments authorized by paragraph (a) of the ordinary resolution above, (i) in connection with a preemptive offer or (ii) otherwise than in connection with a preemptive offer, up to an aggregate nominal amount of US$265,000; and

  (b)
  in the case of allotments authorized by paragraph (b) of the ordinary resolution above, of the equity securities to be issued in connection with a rights issue.

Unless previously renewed, revoked or varied, the power conferred by this resolution shall apply in substitution for all existing powers under sections 570 of the Act and expire at the end of the next annual general meeting of the Company (or, if earlier, at the close of business on August 31, 2017), save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be allotted after such expiry and the directors may

88	2016 Aon Proxy Statement

allot equity securities in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In this Proposal 10:

  (i)
  "rights issue" has the meaning given in Proposal 9;

  (ii)
  "preemptive offer" means an offer of equity securities, open for acceptance for a period fixed by the directors to: (x) holders of [Class A ordinary shares] in proportion (as nearly as may be practicable) to their existing holdings; and (y) holders of other equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, but subject in both cases to such exclusions or other arrangements as the directors may deem necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter;

  (iii)
  reference to an allotment of equity securities shall include a sale of treasury shares; and

the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 11—Ordinary Resolution to Authorize the Company and Its Subsidiaries to Make Political Donations and Expenditures

RESOLVED THAT, the Company and all of its subsidiaries be, and each hereby is, generally and unconditionally authorized for the purposes of section 366 and 367 of the Act, in accordance with section 366 of the Act, to:

  (a)
  make political donations to political parties or independent election candidates not exceeding $150,000 in aggregate;

  (b)
  make political donations to political organizations other than political parties not exceeding $150,000 in aggregate; and

  (c)
  incur political expenditures not exceeding $150,000 in aggregate;

during the period beginning on the date of the passing of this resolution and expiring at the next annual general meeting of the Company, provided that the maximum amounts referred to in paragraphs (a), (b) and (c) above may comprise sums in different currencies which shall be converted at such rate as the directors of the Company may in their absolute discretion determine to be appropriate.

2016 Aon Proxy Statement	89

Appendix A

DIRECTORS' REMUNERATION REPORT

       This report sets out the relevant disclosures in relation to directors' remuneration for the financial year ended December 31, 2015. The report has been prepared in accordance with the requirements of the U.K. Large and Medium-sized Companies & Groups (Accounts & Reports) (Amendment) Regulations 2013 (the "Regulations") which apply to the Company. The relevant sections of the report have been audited by Ernst & Young LLP. This report does not set out the Company's Remuneration Policy for directors (the "Remuneration Policy") which was put to shareholders for approval in a binding vote at its 2014 Annual General Meeting on June 24, 2014. The Remuneration Policy, as approved, is included with the Company's 2013 U.K. Annual Report and Accounts, available at http://ir.aon.com/about-aon/investor-relations/financial-reports/proxy-materials/default.aspx. The Statement of the Chairman of the Organization & Compensation Committee and discussion of Governance and the Company's Report on Remuneration for 2015 will be subject to an advisory vote at the forthcoming Annual General Meeting.

       On April 2, 2012, the Company completed the reorganization of the corporate structure of the group of companies controlled by the predecessor holding company of the Aon group, Aon Corporation, pursuant to which Aon Corporation merged with one of its indirect, wholly owned subsidiaries and Aon plc became the publicly-held parent company of the Aon group. This transaction is referred to as the redomestication. References in this report to the actions of "the Company", "us", "we" or "Aon" (or its board of directors, committees of its board of directors, or any of its directors and/or officers) or any similar references relating to periods before the date of the redomestication should be construed as references to the actions of Aon Corporation (or, where appropriate, its board of directors, committees of its board of directors or its directors and/or officers), being the previous parent company of the Aon group.

STATEMENT OF THE CHAIRMAN OF THE ORGANIZATION & COMPENSATION COMMITTEE

       We continue our journey to build, and continuously improve upon, the leading global provider of risk and human resource solutions. To achieve our objectives, we must be the destination of choice for the best talent. Our remuneration programs support this vision and business strategy and are designed to align the financial interests of our executives with those of our shareholders in both the short and long term.

       The core principle of our executive compensation program continues to be pay for performance. That core principle dictates that performance-based pay elements (which constitute the bulk of our executive officers' total direct compensation) will not be earned or paid unless our shareholders benefit first.

       As discussed elsewhere in this annual report, in respect of 2015, we again delivered a strong performance despite both macro-economic and industry specific headwinds. Results reflect solid earnings per share growth and operating cash flow generation. We continue to execute on our goals of strategically investing in client-serving capabilities and long term growth opportunities across our portfolio, managing expenses and effectively allocating capital to the highest return. Further, we returned $1.9 billion of capital to shareholders in 2015 through share repurchase and dividends, highlighting our strong cash flow generation and effective allocation of capital. We believe we are strongly positioned for continued long term value creation through further improvements in operating performance and strong free cash flow generation coupled with significant financial flexibility.

       At our annual general meeting on June 24, 2014, we presented the Remuneration Policy to our shareholders for approval. We consulted with shareholder representatives on the Remuneration Policy. However, following publication the shareholder representatives expressed concern in relation to the way the Committee would exercise its discretion (i) to offer remuneration in excess of the maximums stated in the policy and (ii) grant uncapped equity-based awards which are not necessarily subject to performance conditions in special circumstances. In response, on June 6, 2014, we issued an assurance to clarify the basis on which such discretion would be exercised, and our shareholders approved the Remuneration Policy with over 96% of the votes cast at the meeting voting in favor of the policy. We are required to seek shareholder approval for our Remuneration Policy at least every three years, except in certain circumstances where an earlier vote would be required. As our Remuneration Policy remains unchanged from prior years, we are not seeking approval for the Remuneration Policy this year. The implementation of our remuneration programs in 2015 and to date in 2016 is consistent with Remuneration Policy as approved by our shareholders.

       During 2015, we made no adjustments from the previously established levels for base salaries or benefits for our senior executive officers, favoring instead to continue to link pay for performance through our Leadership Performance Program and our annual incentive scheme. In the first quarter of 2015, we granted performance share units under our Leadership Performance Program to our executive officers, including Mr. Case, our sole executive director. This program began on January 1, 2015 and ends on December 31, 2017, and is intended to further strengthen the relationship between capital accumulation for our executives and long term financial performance of the Company and the generation of shareholder value. The target levels for this program have been omitted from this directors' remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors' remuneration report after the completion of the applicable performance period.

       During 2015, we again made no adjustments to target bonuses. In the first quarter of 2015, we determined that the Company's 2015 incentive compensation pool would equal the budgeted accruals for aggregate target annual incentive payments for members of the Company's management executive committee, multiplied by the percentage increase in operating income from 2014 to 2015 (reduced by 200 basis points). We set the minimum achievement threshold at 70% of 2014 operating income, or $1,647 million, as adjusted for extraordinary, unusual or infrequently occurring items. We selected operating income, as adjusted, as the measure to emphasize performance of the Company as a whole and directly link executives' awards to our key business initiatives of delivering distinctive client value and achieving operational excellence.

       We believe that the combination with the performance metrics established under our annual incentive program and each of each of our Leadership Performance Programs reflect our core operating performance and balance our executives' short and long term perspective appropriately.

       In early 2016, we determined the actual achievement under the cycle of our Leadership Performance Program, covering the performance period from January 1, 2013 through December 31, 2015, and the performance share units granted under this program vested. The Company's cumulative adjusted earnings per share from continuing operations targets for this program ranged from $13.01, below which no payout was due to occur, to $14.51 or higher, which would have yielded shares equal to 200% of the target number. A result of $13.80 in cumulative adjusted earnings per share from continuing operations would have yielded shares equal to 100% of the target number. This target represented a 6% increase over the adjusted target for the prior cycle of our Leadership Performance Program established for the performance period from 2012 through 2014. Our actual cumulative adjusted earnings per share from continuing operations for the three year period was $16.51, resulting in a payout at 200% of target. In addition, adjusted operating income in 2015 was $2,338 million. After application of the operating income metric approved in March 2015, the total incentive pool for participants, including Mr. Case, in the Executive Committee Incentive Compensation Plan was determined to be funded at 97.4%. The Board, on the recommendation of the Committee, approved a bonus for Mr. Case under the plan of $3,000,000.

       With regard to the compensation of our non-executive directors, after reviewing market conditions, the Board approved changes to the non-executive director compensation program, effective January 1, 2016. The annual retainer for each non-executive Board member will increase by $5,000 to $120,000 annually. In addition, the annual equity award to each of our non-executive directors will increase by $5,000, resulting in an annual equity award of $160,000 to each of our non-executive directors other than our non-executive chairman and an award of $385,000 in the aggregate to our non-executive chairman.

       Finally, in January 2015, the Company entered into an amended and restated employment agreement with Mr. Case. Prior to approving such agreement, the Committee consulted with its independent compensation consultant, Frederic W. Cook & Co., Inc. Among other factors, the Committee and its consultant reviewed market data on total compensation of the chief executive officers of the Company's peer group, and Mr. Case's performance over the nearly ten years he has been leading the Company, including the Company's significant total shareholder return over such period as compared to the S&P 500 and its direct peers. The agreement extended the term of Mr. Case's employment for five years, through April 1, 2020, unless terminated earlier. Prior to such extension, Mr. Case's employment was due to expire on April 5, 2015. The agreement continued Mr. Case's current base salary (which remains unchanged since his hire in 2005) of $1,500,000 and his annual bonus target at 200% of annual base salary. Under the agreement, Mr. Case agreed to maintain an investment position in the Company's Ordinary Shares equal to no less than twenty times his annual base salary. In connection with the renewal of Mr. Case's employment agreement, the Company granted him an additional award under the Leadership Performance Program for the 2015 through 2017 performance period with a target value of $15,000,000. The additional award is intended to recognize Mr. Case's commitment to the Company in entering into a five-year renewal of his employment agreement. In addition, the Committee considered the additional award as appropriate to bring Mr. Case in line with the pay for performance objectives established by the Committee.

       The Committee believes that the Company is well positioned for long-term value creation through improvements in operating performance and strong free cash flow generation and that the Company's remuneration programs achieved their purposes of linking pay to performance in 2015.

R. Notebaert

Chairman
Organization and Compensation Committee

GOVERNANCE

Operation of the Organization & Compensation Committee

       The Organization & Compensation Committee (the "Committee") assists the Company's Board of Directors (the "Board") in carrying out its overall responsibilities with regard to executive compensation, including oversight of the determination and administration of the Company's compensation philosophy, policies, and schemes for the Company's executive officers and non-executive directors. The Committee annually reviews and determines the compensation of the Company's executive officers, including Mr. Case, the Company's President and Chief Executive Officer and sole executive director, subject to the input of the other independent members of the Board. The Committee consults with Mr. Case on, and directly approves, the compensation of other executive officers, including special hiring and severance arrangements. The Committee administers the Aon plc 2011 Incentive Plan (and its predecessor plans), including granting equity (other than awards to Mr. Case, which awards are approved by the independent members of the Company's Board in accordance with applicable law) and interpreting the plan, and has general administrative responsibility with respect to the Company's other U.S. employee benefit programs. In addition, the Committee reviews and makes recommendations to the Board concerning the non-executive directors' compensation and certain amendments to U.S. employee benefit plans or equity plans. The Committee also reviews and discusses the compensation disclosures contained in the Company's Annual Report on Form 10-K, proxy statement and this directors' remuneration report. The Committee may delegate its authority to sub-committees when appropriate.

       During 2015, the members of the Committee were:

    •
    R C Notebaert (chair)
    •
    C A Francis
    •
    R S Morrison
    •
    R B Myers
    •
    C Y Woo

       None of the members of the Committee is an executive officer and each member is independent as such term is defined under the rules of the New York Stock Exchange and the Company's own independence standards. The remuneration of the Company's non-executive directors is considered by the Board as a whole with recommendations made by the Committee. In 2015, the Committee met seven times and acted by written consent on two occasions.

Committee Advisors

       The Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent remuneration consultant. The consultant is engaged by, and reports directly to, the Chairman of the Committee. The consultant does not advise Company management or receive other remuneration from the Company. The Committee annually reviews the independence of FW Cook pursuant to United States Securities & Exchange Commission and New York Stock Exchange rules. The Committee has determined that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Committee. George Paulin, the Chairman of FW Cook, typically participates in all meetings of the Committee during which remuneration matters for Mr. Case, other executive officers or non-executive directors are discussed and the consultant communicates between meetings with the Chairman of the Committee. During 2015, the consultant assisted the Committee by:

    •
    providing insights and advice regarding our compensation philosophy, objectives and strategy;
    •
    developing criteria for identification of our peer group for executive and Board compensation and Company performance review purposes;
    •
    reviewing management's design proposals for short term cash and long term equity incentive compensation programs;
    •
    providing insights and advice regarding our analysis of risks arising from our compensation policies and practices;

    •
    providing change in control severance calculations for our senior executive officers in the Company's 2015 annual proxy disclosure;
    •
    providing compensation data from the Company's peer group proxy and other disclosures;
    •
    advising on the terms and conditions of Mr. Case's employment agreement renewal; and
    •
    advising on and providing comments on management's recommendations regarding executive officers' annual incentives for 2015 and equity based awards granted in 2015.

       FW Cook charges the Company on an hourly rate plus expenses basis. During the year ended December 31, 2015, the Company paid FW Cook $228,093 for its services.

       The Committee has delegated certain governance responsibilities related to the Company's retirement plans globally to the Retirement Plan Governance and Investment Committee ("RPGIC"), and the Committee delegated certain administrative responsibilities under the Company's U.S. employee benefit plans to the Administrative Committee. Each of the members of the RPGIC and the Administrative Committee are employees of the Company or its subsidiary undertakings. In addition the following officers and employees of the Company and its subsidiary undertakings provide assistance to the Committee as required:

    •
    Mr. Anthony Goland, Executive Vice President and Chief Human Resources Officer;
    •
    Mr. Gregory Besio, Executive Vice President;
    •
    Ms. Christa Davies, Executive Vice President and Chief Financial Officer;
    •
    Mr. Peter Lieb, Executive Vice President, General Counsel and Company Secretary;
    •
    Ms. Beth Burk, former Chief Counsel—Global Employment;
    •
    Mr. Michael Wolf, Vice President, Chief Counsel—Corporate; and
    •
    Ms. Sherene Jodrey, Assistant General Counsel.

       The Committee is also supported by the Company Secretary and Compensation functions. No individuals provide input to the Committee with regard to their own remuneration.

Note Regarding Financial Measures

       For purposes of our remuneration programs, the financial metrics used to measure performance are set based upon the Company's financial results under United States generally accepted accounting principles ("U.S. GAAP"). The Company uses these results as the basis of its programs because the Company is listed in the New York Stock Exchange and files its financial statements that have been prepared in accordance with U.S. GAAP with the United States Securities & Exchange Commission (the "SEC"). For further information, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC.

THE COMPANY'S REMUNERATION REPORT FOR 2015

Directors' Remuneration (audited)

	Salary and Fees		Benefits(1)		Annual Bonus(2)		LPP Vesting(3)		Pension		Total

($000)	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Executive
Gregory C. Case(4)	1,500	1,500	709	676	3,000	3,000	27,234	35,222	28	25	32,471	40,423
Non-Executive
Lester B. Knight	515	490	91	72	—	—	—	—	—	—	606	562
Fulvio Conti	290	280	25	37	—	—	—	—	—	—	315	317
Cheryl A. Francis	270	260	12	13	—	—	—	—	—	—	282	273
James W. Leng	270	273	—	—	—	—	—	—	—	—	270	273
J. Michael Losh	295	285	43	6	—	—	—	—	—	—	338	291
Robert S. Morrison	270	260	28	22	—	—	—	—	—	—	298	282
Richard B. Myers	270	260	4	34	—	—	—	—	—	—	274	294
Richard C. Notebaert	290	280	15	21	—	—	—	—	—	—	305	301
Gloria Santona	290	280	19	15	—	—	—	—	—	—	309	295
Carolyn Y. Woo	270	260	—	6	—	—	—	—	—	—	270	266

Total	4,530	4,428	946	902	3,000	3,000	27,234	35,222	28	25	35,738	43,577

       Notes

  (1)
  For Mr. Case, "Benefits" consists of accompanied travel, tax preparation services and certain allowances in connection with his relocation to London. See the description of "Executive and Relocation Benefits" below. For accompanied travel, the amount included is the amount charged to income tax for Mr. Case in accordance with United States Internal Revenue Service regulations. Allowances related to Mr. Case's relocation totaled $614,513 in 2015 and $587,757 in 2014. For each non-executive director, "Benefits" consists of tax equalization for incremental individual income taxes paid in the United Kingdom as a result of the Company's redomestication.
  (2)
  35% of the bonus award ($1,050,000 in each of 2015 and 2014) was paid in restricted share units under the ISP.
  (3)
  The LPP vests upon certification of the achievement of performance criteria following the completion of the performance period. The amount shown is determined by multiplying the actual number of shares delivered (287,980 for 2015 and 351,236 for 2014) by the closing share price on the date of vesting ($94.57 for 2015 and $100.28 for 2014).
  (4)
  Mr. Case serves as the Company's President and Chief Executive Officer, and receives his remuneration for serving in that role.

Determination of 2015 Annual Bonus

       Annual bonus payments were determined with reference to performance over the year ended December 31, 2015. The performance measures and targets are based on 2015 adjusted operating income as compared to 2014 adjusted operating income of $2,353 million, less 200 basis points. Actual performance for 2015 is shown in the table below.

Performance Criteria	Funding Formula	Actual OI	Pool Funding	Percentage of Target Bonus Paid

Adjusted operating income	Growth in OI less 200 bps	$2,338 million	97.4%	100.0%

       The Committee has sole discretion to determine each executive officer's actual bonus amount as long as the corporate performance threshold was achieved. The threshold performance level was 2015 adjusted operating income of $1,647 million. As the threshold was achieved, the Committee had discretion to pay bonuses at the cap level of the lesser of three times the target bonus or $10 million, or a lesser amount. For 2015, in support of the annual incentive award paid to Mr. Case, the Committee determined that under his leadership, the Company achieved strong business and financial results across the four key metrics that we report to shareholders: organic revenue growth, adjusted operating margins, adjusted diluted earnings per share, and free cash flow. In addition, the Company's cash flow from operations increased 11% to a record $2.0 billion. During 2015, the Company also achieved a record share price of $104.52 and returned $1.9 billion of capital to shareholders through share repurchases and dividends. Over the last ten years, and exclusively during Mr. Case's leadership which began in April 2005, our average annual total shareholder return was 11%, compared to the return of the benchmark S&P 500 of 5% and 8% for our direct peers. Under Mr. Case's leadership, we also made key progress on strategic initiatives including divestiture of non-core businesses to optimize our portfolio, embedding a focus on return on capital in our firm-wide decision-making processes. The independent members of the board also determined that Mr. Case demonstrated leadership behavior that aligned with Aon's leadership model for colleague, market, and client interactions. In light the above considerations, Mr. Case's bonus was approved at 100% of target.

       In accordance with the Company's Remuneration Policy, 65% of the bonus was paid in cash and 35% of the bonus was deferred into restricted share units vesting over three years. The restricted share units are not subject to any performance measures.

Determination of Vesting of LPP Award

	Performance Target
Performance Criteria	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	PSUs Vested

Adjusted cumulative earnings per share	$13.01	$13.80	$14.51	$16.51	200%

       In February 2016, we determined the actual achievement under the eighth cycle of the LPP, covering the performance period January 1, 2013 through December 31, 2015 ("LPP 8") and settled the performance share units in Aon plc ordinary shares. The target level represented a 6% increase over the adjusted target for the seventh cycle of the LPP established for the performance period from 2012 through 2014 ("LPP 7"). The target number of shares granted to Mr. Case under LPP 8 was 143,990. The actual number of shares ultimately vesting could range from 50% of the target number of shares if the threshold amount was met, to 200% of the target number of shares if the maximum amount was met or exceeded. The adjusted EPS from continuing operations results for LPP 8 include adjustments detailed by the plan governing LPP 8 and approved by the Committee. For each year of the performance period associated with LPP 8 adjustments to EPS from continuing operations were approved by the Committee to address the impact of extraordinary legal settlements and an error in deferred tax purchase accounting related to the Hewitt acquisition. Any permissible adjustment will be made on a comparable basis across the other Leadership Performance Programs then in progress.

Director Pension Scheme

       No director who served during the year ended December 31, 2015 has any prospective entitlement to a defined benefit pension or a cash balance benefit arrangement (as defined in s152, Finance Act 2004).

       The Company operates the Aon Savings Plan and the Aon Supplemental Savings Plan, which are U.S. defined contribution plans. During the year ended December 31, 2015, for Mr. Case, the Company made matching contributions of $15,900 to the Aon Savings Plan and $11,750 the Aon Supplemental Savings Plan on behalf of Mr. Case. No other director participates in the Aon Savings Plan or the Aon Supplemental Savings Plan.

Scheme Interests Awarded During the Year

       In line with the Company's Remuneration Policy, Mr. Case was granted awards under the ISP in February 2015 and under the LPP in March 2015. Included in this award were PSUs with a nominal value of $15 million attributable to the renewal of Mr. Case's employment agreement. The resulting number of restricted share units and performance share units and the associated performance conditions are set forth below.

  Leadership Performance Plan

	Target Number of PSUs(1)	Nominal Value	Threshold Vesting	End of Performance Period	Performance condition

Gregory C. Case	255,790	$25,400,000	50%	December 31, 2017	Cumulative adjusted earnings per share(2)

       Notes

  (1)
  The target number of PSUs is determined by dividing the nominal value of $25,400,000 by the closing share price at the date of grant (March 20, 2015) of $99.30, rounded to the nearest whole share.
  (2)
  Vesting occurs based upon the achievement of earnings per share targets for the performance periods. The performance targets have been omitted from this directors' remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors' remuneration report after the completion of the applicable performance period.

  Incentive Stock Program

	Number of RSUs(1)	Nominal Value	Threshold Vesting	End of Vesting Period	Performance condition

Gregory C. Case	10,464	$1,050,000	100%	February 20, 2018	Continued employment(2)

       Notes

  (1)
  Valued with a nominal value of $1,050,000 and the closing share price at the date of grant (February 20, 2015) of $100.34, rounded to the nearest whole share.
  (2)
  Vesting occurs per the vesting schedule below.

Date	Number of Shares

February 20, 2016	3,488
February 20, 2017	3,488
February 20, 2018	3,488

Remuneration Decisions in 2015

       The Committee sets executive compensation at levels that it believes to be appropriate and competitive for global professional services firms within the Company's market sector and the general industry marketplace. The Committee also strives to link a significant portion of Mr. Case's remuneration and the remuneration of the Company's other senior executives to performance. Overall, the Committee's intent is to manage the various elements of total remuneration together so that the emphasis of the Company's remuneration program is on the Company's variable components of pay, including long-term share-based awards and annual cash incentives that fluctuate based on the Company's performance.

       For 2015, the Committee did not have a specific market target to set total remuneration for Mr. Case or other executive officers or particular components of it. The Committee does not use a specific formula to set total remuneration either in relation to market data, the relative mix of pay components or otherwise. Rather, the Committee uses its judgment and business experience. A decision regarding one component of remuneration has only an indirect link to decisions regarding other pay components.

       In January 2015, the Company entered into an amended and restated employment agreement with Mr. Case, which commenced on January 16, 2015. The agreement will expire on April 1, 2020, unless terminated earlier. The agreement is consistent with the terms of Mr. Case's prior agreement with the Company, and provides for no changes to his position, salary or bonus or benefits. In addition, the agreement makes no changes to payments that would be due to Mr. Case in the event of loss of office. Under the agreement, Mr. Case will continue to participate in the Company's long-term incentive compensation plans, and he is entitled to an award with a nominal value of $15 million in addition to his annual long-term incentive award under the tenth cycle of the LPP ("LPP 10"). The agreement also provides that Mr. Case must maintain an investment position in the Company with a market value equal to or greater than 20 times his annual base salary.

       In setting remuneration for 2015, the Committee took into account the pay and employment conditions of other employees within the group, as follows:

    •
    The Committee oversees the general funding of the annual cash incentive scheme for other eligible employees within the group, and the funding of that scheme is similarly linked to the Company's performance; and
    •
    The Committee oversees the long-term share-based schemes available to other employees within the group and, where applicable, the Committee links those awards to the performance of the Company's business.

       The chart below summarizes the actual total remuneration for Mr. Case received for 2015 as reported in the single figure table above.

Long-Term Share-Based Awards

       The Company awarded two forms of long-term share-based awards to Mr. Case and other executive officers- performance share unit awards and restricted share units granted in settlement of a proportion of the annual incentive scheme. In prior years, the Organization and Compensation Committee of Aon Corporation awarded share options as part of the LPP, with the use of share options discontinued in 2010. The Committee believes that performance share units should be the exclusive form of award under the LPP because performance share units utilize fewer shares and are, therefore, a more efficient form of award than share options, while allowing the Committee to maintain a strong performance focus.

  Performance Share Units

       In the first quarter of 2015, we granted performance share units to our executive officers, including Mr. Case, pursuant to the tenth cycle of the LPP ("LPP 10"). LPP 10 is the tenth layer of consecutive three-year performance cycles for certain of our executive officers. It is intended to further strengthen the relationship between capital accumulation for our executives and long-term Aon financial performance and shareholder value.

       The performance share units awarded under LPP 10 are payable in Aon plc ordinary shares. The nominal value of the awards was determined and approved by the Committee. The number of target performance share units granted was calculated on the date of grant based on that day's closing price of the Company's ordinary shares on the New York Stock Exchange.

       The performance share units under LPP 10 will be earned and settled in a range of 0% to 200% of the target value based on performance results over a three-year performance period. The performance period began January 1, 2015, and will end on December 31, 2017. As was the case under the ninth cycle of our Leadership Performance Program established for the performance period from 2014 through 2016 ("LPP 9"), the performance results for LPP 10 will be measured against three year publicly reported adjusted cumulative EPS growth rate, subject to limited adjustments set forth in the program documentation. The adjustments are intended to exclude the impact of items of a discrete or non-operating nature, such as amortization of intangibles, so as to provide a target that while challenging, does not factor in events outside of the control of the relevant executive officers. The target levels for LPP 10 have been omitted from this directors' remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors' remuneration report after the completion of the applicable performance period.

       In determining the individual awards under LPP 10, the Committee considered internal pay fairness factors, the award recipient's compensation mix and total direct compensation. In addition, the market data relevant to Mr. Case supported a larger award to him than the awards granted to the other executive officers generally, as did Mr. Case's entry into a new employment agreement with the Company. The Committee does not use a specific formula to set total remuneration either in relation to market data, the relative mix of pay components or otherwise.

       The Committee's selection under LPP 10 of the three year performance period and cumulative adjusted EPS financial performance metric provides the award recipients a reasonable period of time within which to achieve and sustain challenging long term growth objectives. The Committee believes adjusted EPS more effectively aligns executives to improve Aon performance, rather than EPS calculated in accordance with U.S. GAAP, as the adjusted measure provides a target that is within their control and area of accountability. Further, the Committee believes that as adjusted, the EPS measure provides a perspective on the Company's core operating performance that is more consistent with that of its shareholders and creates transparency and clarity for participants.

  Restricted Share Units

       At the beginning of 2015, the Company granted 10,464 time-vested restricted share units to Mr. Case and smaller awards to the Company's other executive officers in connection with the Company's ISP. These time-vested restricted share units are awarded based upon the achievement of performance goals related solely to the Company's past financial performance measured under the annual incentive plan; however, the time based vesting of the restricted share units is intended to further focus the attention of Mr. Case and other executive officers on the Company's longer-term performance as a whole, and to further promote employee retention and equity ownership. The Committee believes this strikes a fair balance between reward for past performance and incentive for future improvements.

       Each of the time-vested restricted share units granted in connection with the program will vest ratably over a three-year period subject to continued employment. Awards are subject to forfeiture if an employee voluntarily terminates employment but in the event of termination by the Company without cause vesting continues over the same three-year period. Vesting is not subject to personal or corporate performance conditions. The restricted share units are settled in the Company's Ordinary Shares.

Performance-Based Annual Cash Incentive

       In the first quarter of 2015, the Committee determined that 2015 Company-wide performance would be measured by growth in adjusted operating income ("OI") for 2015 as compared to 2014 adjusted OI of $2,353 million. The Committee set the minimum achievement threshold at 70% of OI from 2014, or $1,647 million, as adjusted for extraordinary, unusual or infrequently occurring items. The Committee selected adjusted OI as the measure to emphasize performance of Aon as a whole and directly link executives' awards to Aon's key business initiatives of delivering distinctive client value and achieving operational excellence. The Committee believed that the 2015 target was achievable but challenging. The Committee set the minimum threshold at 70% because we believed performance below that level would not create sufficient value for the Company's shareholders and, therefore, should not result in annual incentive payments.

       The annual incentive scheme for Mr. Case and other executive officers does not provide guidelines or formulas for determining the actual incentives payable once the metric is achieved. Rather, the Committee retains sole discretion for determining the actual incentives payable. If the metric is achieved, the scheme would allow the Committee to award an incentive up to 300% of the executive's target incentive or to exercise negative discretion to award a lesser amount. Mr. Case's target incentive for 2015 was 200% of his base salary, or $3 million.

2015 Performance

       During the first quarter of 2016, the Committee determined that the Company's 2015 adjusted OI was $2,338 million. This exceeded the minimum threshold established under the scheme and resulted in the pool funding at 97.4%.

       The actual size of the incentive pool equals the aggregate target bonuses of all participants multiplied by the percentage the pool was funded after application of the formula, as described above. In February 2016, the independent members of the Board approved an annual incentive award to Mr. Case for 2015 performance in the aggregate value of $3 million, 65% to be paid in cash and 35% to be provided in the form of time-vested restricted share units (as described above).

Implementation of Policy in 2016

       In 2016, the Committee intends to continue to provide remuneration in accordance with the Remuneration Policy approved at the Company's 2014 annual general meeting, as supplemented by the Committee's statement dated June 6, 2014.

       For 2016, the Committee determined that adjusted earnings per share should continue to be the sole Performance Criteria for LPP 11. The PSUs awarded under LPP 11 are payable in Aon plc ordinary shares. Mr. Case was granted an award under LPP 11 with a target value of $10.4 million. The nominal value of the annual award for Mr. Case was based upon internal pay fairness factors, Mr. Case's compensation mix and his total direct compensation. The number of target PSUs was calculated on the date of grant based on that day's closing price of Ordinary Shares on the New York Stock Exchange.

       The performance period applying to the PSUs began January 1, 2016, and will end on December 31, 2018. The performance results will be measured against the specified cumulative adjusted EPS target for the years 2016 through 2018. The target levels for LPP 11 have been omitted from this directors' remuneration report as such targets are considered commercially sensitive. The target levels will be disclosed in the directors' remuneration report after the completion of the applicable performance period.

       In addition, the Committee determined that adjusted operating income should be the sole Performance Criteria for our annual bonus scheme. The Committee selected operating income because it is a broad-based metric that aligns the annual bonus scheme with the key metrics the Company measures against externally to deliver value to its shareholders. Year over year operating income growth will be used to determine the 2016 funding level. An increase in funding from the prior year will only occur when adjusted operating income increases by more than 2%. The Committee set the minimum achievement threshold at 70% of 2015 adjusted operating income, or $1,637 million, as adjusted for extraordinary, unusual or infrequently occurring items. Mr. Case's target bonus in 2016 remained at $3 million in accordance with the terms of his employment agreement.

Base Salary

       Base salary is a fixed component of remuneration and is initially set at a level based primarily upon the executive's job scope or level of responsibility. The base salaries of the Company's most senior executives are adjusted infrequently. No base salary adjustment was made for Mr. Case during 2015 or is otherwise proposed.

Incentive Repayment Policy

       Under the Company's Incentive Repayment Policy, the Board is permitted to cancel or require reimbursement of any incentive payment or equity-based award received by the Company's executive officers if the payment or award is based on the achievement of financial results that are subsequently restated.

       If the Board determines that an executive officer engaged in fraud that caused or partially caused the need for financial restatement, the incentive payment or equity-based award is required to be forfeited in full.

       If the restatement is not the result of fraud by the executive officer, the Board may, to the extent allowable under applicable law, require forfeiture or reimbursement of the amount by which the incentive payment or equity-based award exceeded the lower amount that would have been made based on the restated financial results.

Executive and Relocation Benefits

       During 2015, the Company provided few personal benefits to Mr. Case as a component of his total compensation. Over the years, the Committee has taken significant steps to de-emphasize personal benefits in the Company's executive remuneration schemes.

  Retirement Benefits

       Mr. Case is eligible to participate in broad-based employee benefit programs that are available to the Company's employees generally (such as health coverage and 401(k) salary deferrals for the Company's U.S.-based employees). In addition, the Company provides an executive health screening program to Mr. Case and other executive officers. Mr. Case does not participate in the defined benefit pension plan or the supplemental pension program of the Company's predecessor, Aon Corporation. Mr. Case was hired by Aon Corporation after participation in the plans was frozen in 2004.

       The Company also maintains a Supplemental Savings Plan, in which Mr. Case participates. It is a non-qualified, deferred compensation plan that provides eligible employees, including Mr. Case, with the opportunity to receive contributions that could not be credited under the base U.S. tax-qualified plan because of tax limitations and the specific provisions of such plan. If an executive officer contributes the maximum permissible amount to the Aon Savings Plan, the Supplemental Savings Plan provides for a company allocation as a percentage of compensation in excess of the United States Internal Revenue Service limit ($265,000 in 2015), with such compensation capped at $500,000. The percentage allocation varies by length of service but in the first four years of employment the allocation percentage is 3% and increases to 6% after 15 years of service.

  Relocation Benefits

       In connection with the Company's relocation of its headquarters to London, England, the Committee approved relocation benefits for the executive officers that relocated to the new corporate headquarters and, in consideration of executive officers' renewals of their commitments to their international assignments, the Committee approved the renewal of these letters with modest changes to each executive officer's relocation benefits. In each case, the Committee approved the relocation benefits after consulting with its independent remuneration consultant, FW Cook, and each relocating executive officer signed an international assignment letter with the Company's predecessor, Aon Corporation (the "Letter") dated January 12, 2012 and a renewal letter with the Company dated July 1, 2014, which describe the relocation benefits available to them.

       The terms of the Letter for Mr. Case provide for the following benefits:

    •
    relocation and housing benefits;
    •
    cost of living differential benefits;
    •
    a monthly foreign service allowance; and
    •
    tax preparation benefits.

       Relocation benefits are customary for expatriate assignments for the Company and other employers in its industry. The relocation packages approved are intended to keep the executive "whole" on a total rewards basis, to be transparent and equitable and to reflect best practices and benchmarks of industry counterparts. The Committee will periodically review the relocation packages of all relocated executive officers.

       All of the relocation benefits are subject to recoupment if an executive officer resigns employment with the Company within two years of commencing the international assignment, or twelve months after the end thereof, and becomes employed by a direct competitor of the Company.

Non-Executive Director Remuneration

  Fees

       Non-executive director fees are set by the Board as a whole. In 2015, the Company provided its non-executive directors with the following cash compensation:

    •
    an annual retainer of $115,000, payable in periodically in arrears;
    •
    an additional annual retainer of $20,000 to the chairperson of each Board committee other than the Audit Committee; and
    •
    an additional annual retainer of $25,000 to the chairperson of the Audit Committee.

       In 2015, after reviewing market conditions, the Board approved an increase in the annual cash retainer of $5,000, to $120,000 annually. This increase was effective on January 1, 2016.

  Equity Awards

       Each non-executive director is entitled to receive an annual grant of fully-vested Aon plc ordinary shares on the date of the Company's annual general meeting of shareholders. In 2015, the annual grant of Aon plc ordinary shares had an initial value of $155,000 and the non-executive chairman of the Board received a grant in addition to the annual grant awarded to all non-executive directors with a $225,000 initial value. The number of Aon plc ordinary shares to be granted was determined by dividing $155,000 (or in the case of the non-executive chairman of the Board, $380,000) by the fair market value of an Aon plc ordinary share on the date of grant.

       In 2015, after reviewing market conditions, the Board approved an increase in the initial value of the grant to each non-executive director of $5,000 annually to $160,000 (or in the case of the non-executive chairman of the Board, $385,000).

Payments to Past Directors and Payments for Loss of Office

       There have been no payments made to directors for loss of office or to past directors during the year ended December 31, 2015 with respect to service as a director of the Company.

Director Shareholdings and Share Ownership Guidelines

       The Board has adopted share ownership guidelines. The guidelines are designed to increase the Company's executives' equity stakes and to align the Company's executives' interests more closely with those of its shareholders. The guidelines provide that Mr. Case should attain an investment position in the Aon plc ordinary shares equal to six times his annual base salary and each other executive officer should attain an investment position in the Aon plc ordinary shares equal to three times his or her annual base salary. While there is no specific period of time for an executive officer to reach these levels, each executive officer is expected to make consistent progress toward these levels. In connection with the amendment and restatement of his employment agreement in January 2015, Mr. Case agreed that he will attain an investment position in the Aon plc ordinary shares equal to twenty times his annual base salary. Mr. Case's shareholdings in the Company exceed the amount required under the guidelines and his employment agreement.

       The guidelines also set out equity retention rules generally requiring that net profit shares received upon the exercise of options to purchase Aon plc ordinary shares, the vesting of restricted stock units and the vesting of performance share units be retained until the required investment position is achieved. Aon plc ordinary shares counted toward these guidelines include:

    •
    any shares owned outright;
    •
    shares owned through an Aon-sponsored savings or retirement plan;
    •
    shares purchased through an Aon-sponsored employee stock purchase plan;
    •
    shares obtained through the exercise of share options;
    •
    shares issued upon the vesting of restricted share units or performance share units; and
    •
    "phantom stock" held in the Aon Supplemental Savings Plan.

       The Board also has adopted share ownership guidelines for the Company's non-executive directors. These guidelines require each non-executive director to hold an investment position in Aon plc ordinary shares equal to five times the annual director retainer. The guidelines provide a transition period of seven years for non-executive directors to achieve the ownership guidelines level; provided, however that each new non-executive director is expected to hold 1,000 Aon plc ordinary shares within the first year of joining the Board or transitioning from an executive director to a non-executive director. The shareholdings of each non-executive director, other than Mr. Leng, who joined the Board in 2015, exceed the amount required under the guidelines.

  Share Options

       As of December 31, 2015, no director has received any share option granted in respect of their service as a director of the Company or otherwise in respect of any "qualifying services" in respect of the Company.

       Mr. Case held options as set forth below which were granted in respect of his prior service as President, Chief Executive Officer and Director of Aon Corporation which were assumed by the Company on April 2, 2012 and relate to Aon plc ordinary shares. Mr. Case exercised all of his outstanding options during 2015. As a result, Mr. Case held no options at December 31, 2015.

	At Jan 1, 2015	Granted During Year	Exercised During Year	Lapsed During Year	At Dec 31, 2015	Exercise Price ($)	Market Price at Date of Exercise ($)	Date from Which Exercisable		Expiry Date

Gregory C.	1,000,000	—	1,000,000	—	—	22.86	(1)	April 4, 2007	(2)	April 4, 2015
Case	107,582	—	107,582	—	—	39.04	(3)	March 20, 2010	(4)	March 20, 2015

Notes

(1)
Share options were exercised between February 13, 2015 and March 13, 2015. The closing price ranged from $96.02 per share to $100.71 per share on the dates of exercise.
(2)
One-third of the options vested on each of April 4, 2007, April 4, 2008 and April 4, 2009.
(3)
Share options were exercised between February 10, 2015 and February 12, 2015. The closing price ranged from $98.19 per share to $100.74 per share on the dates of exercise.
(4)
One-third of the options vested on each of March 20, 2010, March 20, 2011 and March 20, 2012.

  Long-Term Incentive Schemes

       As of December 31, 2015, Mr. Case had the awards set forth below outstanding under the Company's LPP and ISP. Awards made prior to April 2, 2012 were made by Aon Corporation and were assumed by the Company on April 2, 2012 and relate to Aon plc ordinary shares. The awards set forth below vest in future years and the Aon plc ordinary shares will become receivable under the plans in respect of qualifying service. None of the Company's non-executive directors has any scheme interest in respect of qualifying service.

	Award Date	At Jan 1, 2015 Maximum number of shares under Award	At Dec 31, 2015 Maximum number of shares under Award	End of Performance Period/Latest Vesting Date	Vesting Date	Number of Shares Vested in 2015/2016	Market Price on Award Date ($)	Market Price on Vesting Date ($)

	LPP Awards(1)

Gregory C.	Mar 16, 2012	351,236	—	Dec 31, 2014	Feb 19, 2015	351,236(2)	48.97	100.28
Case	Mar 15, 2013	287,980	287,980	Dec 31, 2015	Feb 18, 2016	287,980(3)	59.90	94.57
	Mar 14, 2014	215,776	215,776	Dec 31, 2016	Feb 2017	—	83.42	n/a
	Mar 20, 2015	—	511,580	Dec 31, 2017	Feb 2018	—	99.30	n/a

	ISP Awards(4)

	Feb 17, 2012	4,899	—	Feb 17, 2015	Feb 17, 2015	4,899	47.62	100.71
	Feb 15, 2013	12,076	6,038	Feb 15, 2016	Feb 15, 2015	6,038	57.00	100.56
					Feb 15, 2016	6,038		93.80
	Feb 14, 2014	12,936	8,624	Feb 14, 2017	Feb 14, 2015	4,312	85.23	100.56
					Feb 14, 2016	4,312		93.80
					Feb 14, 2017	—		n/a
	Feb 20, 2015	—	10,464	Feb 20, 2018	Feb 20, 2016	3,488	100.34	93.58
					Feb 20, 2017	—		n/a
					Feb 20, 2016	—		n/a

Notes

(1)
For performance shares awarded under the LPP, the actual number of shares issued to Mr. Case is determined based upon the adjusted earnings per share of the Company during the performance period. For all awards, the maximum potential number of shares that may vest is shown. See "The Company's Remuneration Policy".
(2)
Represents the actual number of shares awarded to Mr. Case on February 19, 2015.
(3)
Represents the actual number of shares awarded to Mr. Case on February 18, 2016.
(4)
For restricted share units awarded under our ISP, the shares awarded are the restricted share portion of awards approved by the independent members of the Board based upon the achievement of certain performance measures by Mr. Case during the year prior to the award date under the annual incentive plan. The restricted share units vest in equal amounts on the first through the third anniversary date of the award date subject to continued employment. No other performance conditions apply to the vesting of the restricted share units.

  Directors' Interests in Aon plc Ordinary Shares

       The table below provides details on the directors' interests in shares of the Company at December 31, 2015, including interests of connected persons (as defined for the purposes of section 96B(2) of the Financial Services and Markets Act 2000).

	Beneficially Owned Shares	LPP	ISP	Options	Total

Executive Director
Gregory C. Case	1,050,809	1,015,336	25,126	—	2,091,271
Non-Executive Directors
Lester B. Knight	335,946	—	—	—	335,946
Fulvio Conti	23,532	—	—	—	23,532
Cheryl A. Francis	19,769	—	—	—	19,769
James W. Leng	3,651	—	—	—	3,651
J. Michael Losh	34,664	—	—	—	34,664
Robert S. Morrison	53,361	—	—	—	53,361
Richard B. Myers	20,973	—	—	—	20,973
Richard C. Notebaert	53,382	—	—	—	53,382
Gloria Santona	30,673	—	—	—	30,673
Carolyn Y. Woo	21,382	—	—	—	21,382

Performance Graph

       The graph below shows the total shareholder return of the Company (and its predecessor Aon Corporation) for the five, seven, and ten years ended December 31, 2015 on an assumed investment of $100 on December 31, 2010, 2008, and 2005, respectively, in Aon plc, the Standard & Poor's S&P 500 Stock Index and an index of peer group companies.

       The Standard & Poor's S&P 500 Stock Index has been chosen because the Company is a part of this index, and as a result the Company is required to use this index in its performance graph under U.S. Securities and Exchange Commission rules.

       The peer group index reflects the performance of the following peer group companies which are, taken as a whole, in the same industry or which have similar lines of business as Aon: Arthur J. Gallagher & Co.; Marsh & McLennan Companies, Inc.; Brown & Brown, Inc.; Towers Watson & Co. and Willis Group Holdings Public Limited Company. The peer group returns are weighted by market capitalization at the beginning of each year. The performance graph assumes that the value of the investment of Aon plc ordinary shares and the peer group index was allocated pro rata among the peer group companies according to their respective market capitalizations, and that all dividends were reinvested.

Chief Executive Officer Remuneration

	2009	2010	2011	2012	2013	2014	2015

Total Remuneration(1) ($,000)	14,287	13,180	11,959	25,323	22,322	40,423	32,471
Annual bonus as a percentage of maximum(2)	60%	60%	22%	33%	35%	33%	33%
Shares vesting as a percentage of maximum	100%	65%	62%	44%	63%	100%	100%

Notes

(1)
For all periods prior to April 2, 2012, the remuneration shown includes remuneration paid to Mr. Case for serving as an executive director of Aon Corporation.
(2)
In 2011, the maximum bonus under the Shareholder Approved Plan was increased from the lesser of $5 million or three times target bonus to the lesser of $10 million or three times target bonus.

Percentage Change in Chief Executive Officer Remuneration Compared to Average

       The table below shows the percentage change in the remuneration of our chief executive officer from 2014 to 2015 compared to the average percentage change for the Company's employees who participate in similar compensation schemes to our chief executive officer and are based in the United Kingdom and the United States. The Company believes that this is an appropriate comparator group because the remuneration arrangements for this group allow for a meaningful comparison.

	Salary	Benefits	Annual Bonus

Chief Executive Officer	—%	5%	—%
Comparator Employees	1%	1%	3%

Relative Importance of Spend on Pay

       During the years ended December 31, 2014 and 2015, the Company's remuneration paid to its employees and distributions to shareholders were as follows:

	Year ended 31 December,		Percentage
($ millions)	2014	2015	Change

Employee remuneration	7,072	6,953	(1.7)%
Dividends	273	323	18.3%
Share buyback	2,250	1,550	(31.1)%

Votes on Remuneration in 2014 and 2015

       At the Company's annual general meeting held on June 24, 2014, the Company's Remuneration Policy received the following votes from shareholders:

	Votes	%

For	229,581,797	89.7%
Against	7,833,104	3.1%
Withheld	2,906,488	1.1%
Broker Non-Votes	15,712,875	6.1%

       At the Company's annual general meeting held on June 17, 2015, the director's remuneration report received the following votes from shareholders:

	Votes	%

For	215,778,810	90.5%
Against	4,383,136	1.8%
Withheld	1,604,882	0.7%
Broker Non-Votes	16,765,794	7.0%

For and on behalf of the Board

P Lieb
Company Secretary
Date: March 31, 2016
Registered Number 07876075

Appendix B

FORM OF SHARE REPURCHASE CONTRACT

This agreement is made on                                             ,               , between:

Aon plc ("Aon")
8 Devonshire Square
London
EC2M 4PL
Registered No. 07876075

(the "Counterparty")

It is agreed that the Counterparty will purchase on a principal basis interests in Class A Ordinary Shares of Aon, nominal (i.e., par) value $0.01 per share (the "Ordinary Shares"), for subsequent sale and delivery to Aon under the terms of this agreement as follows:

1.
Ordinary Shares will be purchased up to the quantity and purchase price level advised by telephone from an authorised person at Aon (the "Purchase Price"), such authorised person(s) to be notified in writing to the Counterparty by Aon from time to time (each an "Authorised Person").

2.
Unless otherwise instructed, Ordinary Shares will be purchased in accordance with all applicable laws and regulations, including (without limitation) in accordance with:

  a)
  the volume limitations of Rules 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the "Exchange Act"). The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this program will be advised to the Counterparty by an Authorised Person from time to time following the execution of this Agreement;

  b)
  Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act, as may be amended or superseded from time to time ; and

  c)
  Rule 10b-18(b)(3) of the Exchange Act, as may be amended or superseded from time to time.

3.
All purchases will be effected pursuant to Rule 10b-18 of the Exchange Act, as may be amended or superseded from time to time, from or through only one broker or dealer on any single day or as otherwise allowed by Rule 10b-18(b)(1) of the Exchange Act, as may be amended or superseded from time to time.

4.
Purchases may be made on any national securities exchange, electronic communication network (ECN), alternative trading system (ATS) or in over-the-counter (OTC) transactions.

5.
Before purchases commence under this Agreement, Aon will have officially disclosed the repurchase program to the public.

6.
Aon represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to Aon or the Ordinary Shares, including Section 10(b) and Rule 10b-5 of the Exchange Act.

7.
Daily purchase information will be provided to Aon by phone or e-mail, and trade confirmations will be sent by e-mail or fax the following day.

8.
Aon's tax identification number is 98-1030901.

9.
Purchases of Ordinary Shares, in accordance with the instructions contained herein, will commence on the date to be agreed between Aon and the Counterparty.

10.
Notices for the attention of Aon shall be sent to:

  Corporate Treasurer
  Aon plc
  8 Devonshire Squire
  London
  EC2M 4PL
  UK

  With a copy to

  Corporate Law Department
  Aon Corporation
  200 East Randolph Street, 8th Floor
  Chicago, Illinois 60601
  USA

  Notices for the attention of the Counterparty shall be sent to the address notified in writing to Aon by the Counterparty.

11.
The Counterparty shall (including, without limitation, by liaising with Computershare Inc. (or its successor or assign) as transfer agent and registrar of Aon (the "Transfer Agent")) procure that any Ordinary Share to be sold by the Counterparty to Aon is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the "DTC System") (in particular by removing any Ordinary Share deposited with the depositary of the DTC System, Cede & Co.) and Aon receives the Ordinary Share in record form (an "Aon Record Share").

12.
In accordance with Paragraph 11, Counterparty shall sell, and Aon shall purchase, such Aon Record Shares, and following such purchase and delivery, Aon shall be registered as the record holder of such Aon Record Shares, or such Aon Record Shares shall otherwise be cancelled. Aon shall be responsible for any stamp duty that is due in respect of the purchase of Aon Record Shares from Counterparty.

13.
Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Aon Record Shares to Aon in accordance with the terms of this letter.

14.
Aon will pay for any and all Aon Record Shares purchased by it in accordance with Paragraph 12 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of Aon Record Shares. Any commission payable by Aon in respect of the delivery of Aon Record Shares shall be agreed in writing from time to time between Aon and the Counterparty, and shall be paid to the Counterparty by Aon on delivery of Aon Record Shares. The relevant bank account details of the Counterparty shall be notified to Aon by the Counterparty in writing from time to time.

15.
The Counterparty and Aon each acknowledge and agree that:

  a)
  Prior to an acquisition by Aon under Paragraph 12 hereof, Aon shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by Counterparty pursuant to this Agreement;

  b)
  Nothing in this letter is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

  c)
  The Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect purchases of shares hereunder in "riskless principal transactions" as defined in Rule 10b-18(a)(12) of the Exchange Act.

16.
This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

Aon plc
By:	By:
Name:	Name:
Title:	Title:

Appendix C

Rule 10b5-1 Repurchase Plan

              Repurchase Plan, dated                                             , 20               (the "Repurchase Plan"), between Aon plc (the "Corporation") and                                                             (the "Counterparty"). Capitalized terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in Exhibit A hereto, which is incorporated herein and made part of this Repurchase Plan.

              WHEREAS, the Corporation desires to establish this Repurchase Plan to purchase its Class A Ordinary Shares, nominal value $0.01 per share (the "Ordinary Shares"); and

              WHEREAS, the Corporation desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan;

NOW, THEREFORE, the Corporation and the Counterparty hereby agree as follows:

1.
Prior to the commencement of transactions contemplated by this Repurchase Plan the parties shall agree in writing in a form substantially as set forth on Exhibit A hereto certain terms in respect of the proposed repurchase.

2.
During the Trading Period, the Counterparty shall purchase as principal Ordinary Shares having a maximum aggregate value of no more than the Total Repurchase Amount. On each day (each, a "Trading Day") during the Trading Period on which the New York Stock Exchange (the "Exchange") is open for trading the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount, plus or minus up to $1,000, using its reasonable efforts to purchase such Ordinary Shares at a price equal to the volume weighted average price for such day's trading session. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price.

3.
The Counterparty shall (including without limitation, by liaising with Computershare Inc. (or its successor or assign) as transfer agent and registrar of the Corporation (the "Transfer Agent")) procure that any Ordinary Share to be sold by the Counterparty to the Corporation is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the "DTC System") (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Corporation receives the Ordinary Share in record form (a "Record Share").

4.
In accordance with Paragraph 3, the Counterparty shall sell, and the Corporation shall purchase all such Record Shares, and following such purchase and delivery, the Corporation shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. The Corporation shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Corporation in accordance with the terms of this letter.

5.
The Corporation will pay for any Record Shares purchased by it in accordance with Paragraph 4 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of the Record Shares. Any commission payable by the Corporation in respect of the delivery of Record Shares shall be set forth on Exhibit A, and shall be paid to the Counterparty by the Corporation on delivery of the Record Shares. The relevant bank account details of the Counterparty or its designee shall be notified to the Corporation by the Counterparty in writing from time to time.

6.
The Repurchase Plan shall terminate upon the earliest of:

  a.
  the repurchase of the Total Repurchase Amount contemplated by the Repurchase Plan, as set forth in Paragraph 2;

  b.
  the close of business on the last day of the Trading Period;

  c.
  the close of business on the second business day following the date of receipt by the Counterparty of notice of early termination, delivered by the Corporation by facsimile to                                             , attention:                                              or by e-mail to                                             ;

  d.
  the commencement of any voluntary or involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law or seeking the appointment of a trustee, receiver or other similar official, or the taking of any corporate action by the Corporation to authorize or commence any of the foregoing; and

  e.
  the public announcement of a tender or exchange offer for the Ordinary Shares or of a merger, acquisition, recapitalization or other similar business combination or transaction as a result of which the Ordinary Shares would be exchanged for or converted into cash, securities or other property.

7.
The Counterparty shall comply with the requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Exchange Act, in connection with purchases of the Ordinary Shares in the open market pursuant to this Repurchase Plan. The Corporation agrees not to take any action that would cause Purchases not to comply with Rule 10b-18, Rule 10b5-1 or Regulation M.

8.
The Corporation confirms that, on the date hereof that (a) it is not aware of material, non-public information with respect to the Corporation or the Ordinary Shares, (b) it is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act or other applicable securities laws, (c) it understands the proscriptions of Rule 10b5-1 in respect of offsetting and hedging transactions, (d) it will not disclose to any persons at the Counterparty effecting purchases under the Repurchase Plan any information regarding the Corporation that might influence the execution of the Repurchase Plan and (e) it will inform the Counterparty as soon as possible of any subsequent legal or contractual restrictions affecting the execution of the Repurchase Plan by the Counterparty or by the Corporation and of the occurrence of any event that would cause the Repurchase Plan to end or be suspended as contemplated in Paragraph 6.

9.
If the Counterparty must suspend purchases of Ordinary Shares under this Repurchase Plan on a particular day for any of the following reasons:

  a.
  a day specified by the Repurchase Plan is not a day on which the Ordinary Shares trade regular way on the Exchange;

  b.
  trading of the Ordinary Shares on the Exchange is suspended for any reason; or

  c.
  the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it or to the Corporation (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18);

  If purchases have been so suspended, the Counterparty will resume purchases in accordance with this Agreement on the next day specified in the Repurchase Plan after the condition causing the suspension of purchases has been resolved.

10.
It is the intent of the Corporation and the Counterparty that this Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

11.
The Repurchase Plan may be signed in counterparts, each of which will be an original.

12.
The Repurchase Plan and any attachment together constitute the entire agreement between the Corporation and the Counterparty and supersede any prior agreements or understandings regarding the Repurchase Plan.

13.
All notices given by the parties under this Repurchase Plan will be as follows:

a.	If to the Counterparty:
Address:
	Attention:	Fax no:
b.	If to the Corporation: Aon plc, 8 Devonshire Square, London, UK EC2M 4PL
Attention: Corporate Treasurer
Fax no:
With a copy, which shall not constitute notice, to:
Aon plc, 200 East Randolph Street, Chicago, IL 60601
Attention: Chief Counsel-Corporate,
Fax no: 312.381.6165.

14.
This Repurchase Plan will be governed by and construed in accordance with the internal laws of the State of New York.

15.
The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in Paragraph 2 shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalization with respect to the Corporation that occurs during the term of this Repurchase Plan.

16.
Except as otherwise set forth in this Repurchase Plan, the Corporation acknowledges and agrees that it does not have authority, influence or control over any Purchase executed by the Counterparty pursuant to this Repurchase Plan, and the Corporation will not attempt to exercise any authority, influence or control over purchases. The Counterparty agrees not to seek advice from the Corporation with respect to the manner in which it executes purchases under this Repurchase Plan.

17.
The Counterparty and the Corporation each acknowledges and agrees that:

  a.
  Prior to an acquisition by the Corporation pursuant to Paragraph 4, the Corporation shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by Counterparty pursuant to this Repurchase Plan;

  b.
  Nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

  c.
  The Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in "riskless principal transactions" as defined in Rule 10b-18(a)(12) of the Exchange Act.

              IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.

Aon plc
By
Name:
Title:
Acknowledged and Agreed:
Byn
By
Name:
Title:

Exhibit A

              The Counterparty and Corporation shall hereby agree that the following terms shall have the following meanings:

              "Limit Price" shall mean a per share price of US$                             .

              "Maximum Amount" is the maximum purchase amount in a single trading day and shall mean US$                             .

              "Trading Period" shall mean the period commencing on                                                             and terminating at close of business on                                                            .

              "Total Repurchase Amount" is the maximum aggregate purchase amount in the Trading Period and shall mean US$                             .

              Commission paid under this Repurchase Plan shall equal $                              per Record Share sold to the Corporation.

About Aon

Aon plc (NYSE:AON) is a leading global provider
of risk management, insurance brokerage and
reinsurance brokerage, and human resources
solutions and outsourcing services. Through its
more than 72,000 colleagues worldwide, Aon
unites to empower results for clients in over 120
countries via innovative risk and people solutions.
For further information on our capabilities and
to learn how we empower results for clients,
please visit: http://aon.mediaroom.com.
Notice Of 2016 Annual General Meeting of Shareholders and Proxy Statement

Risk. Reinsurance. Human Resources.

NNNNNNNNNNNN . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by registered holders must be received by 5:00 p.m., London Time, 12:00 noon, New York Time, on June 23, 2016. Vote by Internet MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 • Go to www.envisionreports.com/AON • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 below, each to be re-elected by way of a separate resolution, and FOR Proposals 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11, each to be passed as a separate resolution. + 1. Re-election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Lester B. Knight 02 - Gregory C. Case 03 - Fulvio Conti 04 - Cheryl A. Francis 05 - James W. Leng 06 - J. Michael Losh 07 - Robert S. Morrison 08 - Richard B. Myers 09 - Richard C. Notebaert 10 - Gloria Santona 11 - Carolyn Y. Woo For Against Abstain For Against Abstain 2. Advisory vote to approve executive compensation 3. Advisory vote to approve the directors’ remuneration report. 4. Receipt of Aon’s annual report and accounts, together with the reports of the directors and auditors, for the year ended December 31, 2015. 6. Re-appointment of Ernst & Young LLP as Aon’s U.K. statutory auditor under the Companies Act 2006. 5. Ratification of the appointment of Ernst & Young LLP as Aon’s Independent Registered Public Accounting Firm. 7. Authorization of the Board of Directors to determine the remuneration of Aon’s U.K. statutory auditor. 8. Approval of forms of share repurchase contracts and repurchase counterparties. 9. Authorize the Board of Directors to exercise all powers of Aon to allot shares. 10. Authorize the Board of Directors to allot equity securities for 11. Authorize Aon and its subsidiaries to make political donations or expenditures. 12. In their discretion, the Proxies are authorized to vote upon such other business as cash without rights of preemption. IF VOTING BY MAIL, YOU MUST DATE, SIGN, AND RETURN THIS CARD. may properly come before the meeting or any adjournment or postponement thereof. C 1234567890 J N T 4 1 3 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 2 7 02C7FB NNNNNNNNN A Annual General Meeting Proxy Card 1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Annual General Meeting Admission Ticket Annual Meeting of the Shareholders of Aon plc June 24, 2016 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Aon plc This proxy is solicited on behalf of the Board of Directors for the Annual General Meeting to be held at 99 Bishopsgate, London EC2M 3XF, United Kingdom, on June 24, 2016 + The undersigned hereby appoints the Chairman or any Company Secretary, each individually and each with powers of substitution, as proxies for the undersigned to vote all the Class A Ordinary Shares the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Aon plc called to be held at 99 Bishopgate, London EC2M 3XF, United Kingdom, on June 24, 2016 at 8:00 A.M. British Summer Time, or any adjournment or postponement thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the notice of the annual general meeting of Aon plc and the related proxy statement. The undersigned revokes any proxy or proxies previously given for such shares. The undersigned ratifies and confirms any actions that the persons holding the undersigned's proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS RECOMMENDED BY THE BOARD OF DIRECTORS, EACH TO BE ELECTED BY SEPARATE RESOLUTION, AND “FOR” THE RESOLUTIONS IN PROPOSALS 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11 AS INDICATED ON THE REVERSE SIDE HEREOF. This card also constitutes voting instructions by the undersigned participant, as a named fiduciary under the Aon Savings Plan, to the trustee of the ESOP Account of the Aon Savings Plan for all shares votable by the undersigned participant and held of record by such trustee, if any. The trustee for the plan will vote these shares as directed and subject to Part 4 of Title I of ERISA provided your voting instruction is received by 5:00 p.m. New York Time on June 21, 2016. If there are any shares for which instructions are not timely received, the trustee of the plan will cause all such shares to be voted in the same manner and proportion as the shares of the plan for which timely instructions have been received, unless to do so would be contrary to ERISA. All voting instructions for shares held of record by the plan shall be confidential. In the case of registered joint holders (i) only one need sign, and (ii) the vote of the senior holder who tenders a vote, whether in person or by proxy or (in the case of a corporation) by authorized representative, will alone be counted. For this purpose seniority will be determined by the order in which the names appear in the register of shareholders of Aon plc in respect of the joint holding. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy, when properly executed, will be voted in the manner directed herein. The Board of Directors recommends a vote “FOR” the listed nominees in Proposal 1 and “FOR” Proposals 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11. Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. + IF VOTING BY MAIL, YOU MUST DATE, SIGN AND RETURN THIS CARD. C Authorized Signatures — This section must be completed for your B